UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )
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IDACORP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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IDACORP

2024 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING

MAY 16, 2024
BOISE, IDAHO

April 2, 2024

Dear Fellow Shareholders:
You are cordially invited to attend the 2024 Annual Meeting of Shareholders of IDACORP, Inc. The Annual Meeting will be held on Thursday, May 16, 2024 at 10:00 a.m. (Mountain Time). We have adopted again for this year a virtual format for our Annual Meeting to provide a consistent and convenient experience to all shareholders regardless of location. You may attend the Annual Meeting virtually via the Internet at www.proxydocs.com/IDA, where you will be able to vote electronically and submit questions. In order to attend, you must register in advance at www.proxydocs.com/IDA prior to the deadline of 3:00 p.m. (Mountain Time) on May 15, 2024. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions. Please be sure to follow instructions found on your proxy card and voting authorization form and subsequent instructions that will be delivered to you via email.
The matters to be acted upon at the meeting are described in our proxy materials, which are being furnished to our shareholders over the Internet, other than to those shareholders who requested a paper copy. In addition, at the Annual Meeting we will discuss the company’s 2023 financial results, operational matters, and several of the company’s strategic initiatives and priorities.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by telephone, or by mail, in accordance with the instructions included in the proxy statement.
We appreciate your continued interest in and support of our company.
Sincerely,

Richard J. Dahl Chair of the Board of Directors	Lisa A. Grow President and CEO

IDACORP, Inc.
1221 W. Idaho Street
Boise, Idaho 83702

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS
VIRTUAL MEETING ONLY - NO PHYSICAL LOCATION

Date and Time:	Thursday, May 16, 2024 at 10:00 a.m. (Mountain Time)

Place:
To register for and participate in the live online Annual Meeting, please visit www.proxydocs.com/IDA. Please note that you will need the control number included on your proxy card and Notice of Internet Availability in order to register for and to access the Annual Meeting. Registration to participate is due by 3:00 p.m. (Mountain Time) on Wednesday, May 15, 2024.

Items of Business:
•To elect ten directors nominated by the board of directors for one-year terms;
•To vote on an advisory resolution to approve executive compensation;
•To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024; and
•To transact such other business that may properly come before the meeting and any adjournments or postponements of the meeting.

Other Matters:	As of the date of this notice, the company has received no notice of any matters, other than those listed above, that may properly be presented at the Annual Meeting. If any other matters are properly presented for consideration at the meeting, the persons named as proxies on the proxy card that accompanies this proxy statement, or their duly constituted substitutes, will be deemed authorized to vote the shares represented by proxy or otherwise act on those matters in accordance with their judgment.
Record Date:
Holders of record of IDACORP common stock at the close of business on March 27, 2024, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

How to Vote:
Please vote your shares at your earliest convenience. Registered holders may vote (a) by Internet prior to the Annual Meeting at www.proxydocs.com/IDA; (b) by Internet during the Annual Meeting at www.proxydocs.com/IDA (advance registration required); (c) by toll-free telephone by calling (866) 702-2221; or (d) by mail (if you received a paper copy of the proxy materials by mail) by marking, signing, dating, and promptly mailing the enclosed proxy card in the postage-paid envelope. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Shareholders: Our 2024 proxy statement and our annual report for the year ended December 31, 2023, are available free of charge at
www.proxydocs.com/IDA.

By Order of the Board of Directors
Patrick A. Harrington
Corporate Secretary
April 2, 2024

PROXY STATEMENT HIGHLIGHTS

2024 Annual Meeting Information:

In the Proxy Statement Highlights, we have included highlights of some of the matters discussed in more detail later in the proxy statement. As it is only a summary, please refer to the complete proxy statement and the 2023 Annual Report on Form 10-K for more information before you vote.

•Date and Time: May 16, 2024 at 10:00 a.m. (Mountain Time)
•Meeting Place and Registration Link: www.proxydocs.com/IDA. Virtual Meeting Only - No Physical Location
◦You must register by 3:00 p.m. (Mountain Time) on May 15, 2024
•Eligibility: You are eligible to vote if you were a shareholder of record at the close of business on March 27, 2024
•Your Vote: You may cast your vote in any of the following ways:

Internet	Telephone	Mail	Virtual
For registered holders, visit www.proxydocs.com/IDA to vote. If your shares are held in street name, follow the instructions delivered to you by your bank or broker. You will need the control number included in your proxy card, voter instruction form, or Notice of Internet Availability.
For registered holders, call
	1-866-702-2221. If your shares are held in street name, call the number on your voter instruction form. You will need the control number included in your proxy card, voter instruction form, or Notice of Internet Availability.	Mail your completed and signed proxy card or voter instruction form (if you received a paper copy of the proxy materials by mail) to the address on your proxy card or voter instruction form.
To register for and vote in the live online Annual Meeting, please visit www.proxydocs.com/IDA. To register, you will need the control number included on your proxy card or Notice of Internet Availability. Registration is due by 3:00 p.m. (Mountain Time) on Wednesday, May 15, 2024.

Agenda and Voting Matters:

Summary Description of Voting Matters	Board Voting Recommendation
1. Election of ten director nominees for a one-year term	✓ FOR each director nominee
2. Advisory resolution to approve our executive compensation	✓ FOR
3. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024	✓ FOR

Information on Our Director Nominees:

Our board of directors has nominated ten directors for election at the 2024 Annual Meeting. You are being asked to vote on the election of each of the ten nominees. Please see Part 3 – “Board of Directors” in this proxy statement for more information about each nominee. Below are the director nominee committee memberships and information as of the date of this proxy statement.
IDACORP, Inc. 2024 PROXY STATEMENT i

				Committee Memberships
Director Nominee	Director Since	Age	Independent[1]	Audit	Comp & HR	Corp. Gov. & Nominating	Executive
Odette C. Bolano	2020	64	✓		✓
Annette G. Elg	2017	67	✓	✓	✓
Lisa A. Grow	2020	58					©
Ronald W. Jibson	2013	71	✓		✓
Judith A. Johansen	2007	65	✓		©	✓	✓
Dennis L. JohnsonBC	2013	69	✓			©	✓
Nate R. Jorgensen	2023	59	✓	✓
Susan D. Morris	2023	55	✓	✓
Richard J. Navarro	2015	71	✓	©			✓
Dr. Mark T. Peters	2021	59	✓			✓
© — Committee Chair
BC — Chair of the Board of Directors effective May 16, 2024 following Mr. Dahl's retirement
1      Independent according to New York Stock Exchange listing standards and our Corporate Governance Guidelines

IDACORP, Inc. 2024 PROXY STATEMENT ii

Our 2023 Performance Highlights

*Dividends as of February 2024
We had a successful year during 2023 in a number of respects:

•IDACORP achieved net income growth for a sixteenth consecutive year;
•IDACORP increased its quarterly common stock dividend to $0.83 per share from $0.79 per share, as a part of a 177 percent increase in quarterly dividends approved over the last 12 years;
•Idaho Power reliably served its growing customer base, with customer growth of 2.4 percent in 2023;
•Megawatt-hour (“MWh”) sales to retail customers in 2023 were the second highest in Idaho Power's history, only behind 2022;
•Idaho Power’s reliability metrics continued to be among the best in company history, as Idaho Power provided uninterrupted service to its retail customers 99.97 percent of the time;
•Idaho Power achieved a settlement in its Idaho general rate case, with a 9.6 percent authorized return on equity;
•Idaho Power filed its 2023 Integrated Resource Plan (“IRP”) with the Idaho Public Utilities Commission (“IPUC”) and Oregon Public Utility Commission (“OPUC”) in September 2023. The 2023 IRP preferred resource portfolio plans for a significant increase in energy and capacity resources over the next 20 years to meet growing demand, primarily solar, wind, and battery resource additions, as well as conversions of multiple jointly-owned coal-fired generation units to natural gas-fired generation units and the addition of several transmission lines; and
•Idaho Power issued a formal request for proposal in April 2023, soliciting bids for new energy and capacity resources as well as energy that can be delivered via transmission, beginning in 2026.

Executive Compensation Program Design Highlights

We believe strong performance by our executive officers is essential to achieving long-term growth in shareholder value and to delivering superior service to our utility customers. We seek to accomplish this by making the majority of our executive officers’ pay “at-risk,” meaning we tie much of our executive officers’ target compensation to our financial and operational performance. To be earned, a substantial portion of our executives’ compensation requires that we achieve successful results over one- and three-year performance periods. As an executive’s level of responsibility increases, so does the percentage of total compensation at-risk, which we believe aligns the interests of our executives who have the highest level of decision-making authority with the interests of our shareholders. Our executive compensation policy provides that between 35 percent and 85 percent of our executive officers’ total target compensation should be at-risk incentive compensation under the short-term and long-term incentive plans.

ESG Highlights

We plan and operate with environmental, social, and governance (“ESG”) stewardship in mind, in addition to the financial aspects of the company’s operations. We recognize all decisions have financial, as well as non-financial, impacts on our customers, employees, shareholders, communities, and the environment.

We intentionally include ESG action items across four priorities: keep employees safe and engaged, grow financial strength, improve the core business, and enhance the brand. In addition, we view our commitment to ESG as furthering the company’s short-, medium-, and long-term business strategies to safely provide our customers with reliable, affordable, clean energy while promoting an inclusive workplace where all employees are valued and respected. We believe this commitment will also enhance long-term owner value and promote environmental and community stewardship.

IDACORP, Inc. 2024 PROXY STATEMENT iii

Some of Idaho Power's environmental initiatives include conducting cloud-seeding operations, implementing a wildfire mitigation plan, enhancing grid resiliency and reliability, and continuing to further Snake River shading and in-stream river enhancement projects. We also plan for the social and economic impacts of climate change by working to achieve our carbon emissions intensity reduction goals, continuing efforts to transition from coal generation, increasing the integration of renewable energy, and enhancing outage communication efforts. We have actively engaged in voluntary carbon emissions intensity reduction over the past decade with multiple short-term goals, and in 2019, we set our “Clean Today. Cleaner Tomorrow.®” goal to provide Idaho Power's customers with 100-percent clean energy by 2045.

We are committed to the safety of our employees, customers, and the communities we serve. We believe that safe, engaged, and effective employees are critical to the company’s success and that the company’s record of safety helps keep our service to customers reliable and affordable. One of our core values is safety first. Reflective of our focus on safety, Idaho Power's average Occupational Safety and Health Administration (“OSHA”) recordable injury rate was below the industry average rate from 2018 through 2021. In 2023, we saw a decrease in our OSHA recordable injury rate, severity rate, and lost-time injury rate compared to 2022.

Governance Highlights and Investor Engagement

We seek to adopt and implement corporate governance practices that we believe are in the interests of our shareholders and that reflect best practices. Some of our governance practices include the following:

Corporate Governance Highlights

- Annual election of all directors
- Independent chair
- 11 of our 12 current directors, and 9 of our 10 director nominees, are independent
- Regular board and committee executive sessions by non-management and independent directors
- Mandatory director retirement age of 72
- Stock ownership requirement for directors and officers
- Prohibition on hedging and pledging of securities for directors and officers
- Annual self-evaluations of the board and committees
- Board oversight of our cultural values of safety, integrity, and respect
- Majority vote resignation policy for directors in uncontested elections
- Compensation clawback policy
- Stock retention requirement for officers
- Mandatory continuing education requirements for our directors
- No shareholder rights plan
- Independent audit, compensation, and corporate governance and nominating committees
- Robust codes of conduct and ethics, reviewed by our directors
- Significant participation by the board in succession planning

Our relationship with our shareholders and the investment community is of great importance to our company. To that end, shareholder engagement is a consideration in the performance evaluation of members of our executive team. Aside from our normal corporate communications, we engage with shareholders, the investment community, and interest groups through our participation in various utility and investment conferences, mini road shows, and one-on-one meetings and telephone discussions with investors. During those meetings, we solicit input on topics such as corporate governance, executive leadership, dividends, disclosure and corporate communications, transparency, and sustainability. In 2023, management and the chair of our compensation and human resources committee reached out directly to shareholders holding over 50 percent, and met with shareholders holding over 15 percent, of IDACORP's outstanding shares. The shareholders we engaged with in 2023 remained supportive of our strategy and financial performance and our executive compensation program. Shareholder support is further evidenced by our 2023 say-on-pay advisory vote, which received a 94.5 percent positive vote from our shareholders.

IDACORP, Inc. 2024 PROXY STATEMENT iv

Summary of Our Compensation Policies

We seek to establish performance metrics for incentive compensation that reward our executive officers for achieving objectives that align with our customers' and shareholders’ interests, and we use both operational and financial metrics for our incentive compensation. Our long-term incentive metrics are measures of the creation of shareholder value, rewarding appreciation in stock price and total shareholder return (“TSR”). Short-term incentive is paid in cash and long-term incentive is paid in IDACORP restricted stock units. Because of the diversity of our performance metrics, our executive officers’ annual compensation can vary considerably depending on our actual performance in any period. For 2023, we used the following metrics:

LONG-TERM INCENTIVE

(THREE YEAR)

3-Year Performance Units - TSR 33%
3-Year Performance Units - CEPS 33%
3-Year Time-Vesting Restricted Stock Units 33%

In the chart above, the term “ADITC” refers to accumulated deferred investment tax credits.
We have a number of compensation policies and practices that we use to help align the interests of management with our shareholders, including the following:

✓    We use a number of financial and operational performance metrics for executive compensation and have a policy that a significant percentage of our executives’ target compensation be at-risk;
✓    We have solely independent directors on our compensation and human resources committee;
✓    Our compensation and human resources committee retains an independent compensation consultant;
✓    We impose minimum stock ownership and retention obligations for executive officers and performance-based RSUs are not counted toward the ownership obligations;
✓    We have a clawback policy that provides for the recovery of incentive compensation pursuant to SEC and New York Stock Exchange requirements;
✓    We impose maximum limits on incentive compensation;
✓    We do not provide employment agreements;
✓    We do not permit hedging or pledging of our stock by executive officers;
✓    We provide only limited perquisites;
✓    We do not provide stock options;
✓    We have a low burn rate on equity for incentive awards;
✓    We analyze peer groups and market data; and
✓    We set our target goal for TSR performance at the 55th percentile of our peer group for long-term incentive.

In 2023, we received 94.5 percent of votes cast in favor of our executive compensation programs. Please see Part 4 – “Executive Compensation” in this proxy statement for a more detailed discussion of our compensation programs, including plan metrics and payouts, and our shareholder engagement efforts.

IDACORP, Inc. 2024 PROXY STATEMENT v

PROXY STATEMENT IDACORP, Inc. – 1221 W. Idaho Street – Boise, Idaho 83702 PART 1 – INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

General Information

This proxy statement contains information about the 2024 Annual Meeting of Shareholders (“Annual Meeting”) of IDACORP, Inc. (“IDACORP”). The Annual Meeting will be held on Thursday, May 16, 2024 at 10:00 a.m. (Mountain Time). We have adopted a virtual-only format for our Annual Meeting to provide a consistent and convenient experience to all shareholders regardless of location. You may attend the Annual Meeting virtually via the Internet at www.proxydocs.com/IDA, where you will be able to vote electronically and submit questions. In order to attend, you must register in advance at www.proxydocs.com/IDA prior to 3:00 p.m. (Mountain Time) on May 15, 2024. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions. Please be sure to follow instructions found on your proxy card and voting authorization form and subsequent instructions that will be delivered to you via email.

References in this proxy statement to the “company,” “we,” “us,” or “our” refer to IDACORP. We also refer to Idaho Power Company (“Idaho Power”) in this proxy statement. Idaho Power is an electric utility engaged in the generation, transmission, distribution, sale, and purchase of electric energy and is our principal operating subsidiary.

This proxy statement is being furnished to you by our board of directors to solicit your proxy to vote your shares at the Annual Meeting and any adjournment of the Annual Meeting. All returned proxies that are not revoked will be voted in accordance with your instructions.

You are entitled to participate in the Annual Meeting only if you are an IDACORP shareholder as of the close of business on March 27, 2024, the record date, or hold a valid proxy for the meeting. In order to be admitted to the online Annual Meeting, you must have the control number included on your proxy card and Notice of Internet Availability.

We make our proxy materials and our annual report to shareholders available on the Internet as our primary distribution method. Most shareholders will only be mailed a Notice of Internet Availability. The scheduled mailing date of the Notice of Internet Availability is on or about April 2, 2024. The Notice of Internet Availability specifies how to access proxy materials on the Internet, how to submit your proxy vote, and how to request a hard copy of the proxy materials. On or about April 2, 2024, we also began mailing printed copies of our proxy materials to our shareholders who had previously requested paper copies of our proxy materials.

Note About Forward-Looking Statements: Statements in this proxy statement that relate to future plans, objectives, expectations, performance, events, and the like, including statements regarding future financial and operational performance (whether associated with compensation arrangements or otherwise) and ESG goals and targets, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Forward-looking statements may be identified by words including, but not limited to, “anticipates,” “believes,” “intends,” “estimates,” “expects,” “targets” “should,” and similar expressions. Shareholders are cautioned that any such forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from those projected in the forward-looking statements. We assume no obligation to update any such forward-looking statement, except as required by applicable law. Shareholders should review the risks and uncertainties listed in our most recent Annual Report on Form 10-K and other reports we file with the U.S. Securities and Exchange Commission (“SEC”), including the risks described therein, which contain factors that may cause results to differ materially from those contained in any forward-looking statement.

No Incorporation by Reference: This proxy statement includes several website addresses and references to additional materials and reports found on those websites. These websites, materials, and reports are not incorporated by reference herein.

IDACORP, Inc. 2024 PROXY STATEMENT 1

PART 2 – CORPORATE GOVERNANCE AT IDACORP

Overview of Our Corporate Governance Practices

The goals of our corporate governance principles and practices are to promote the long-term interests of our shareholders, as well as to maintain appropriate checks and balances and compliance systems, to strengthen management accountability, engender public trust, and facilitate prudent decision making. We evaluate our corporate governance principles and practices and modify existing, or develop new, policies and standards when appropriate. Some of our notable corporate governance practices include the following:

✓	Annual election of all directors	✓	Majority vote resignation policy for directors in uncontested elections
✓	Independent chair	✓	Compensation clawback policy
✓	11 of our 12 current directors and 9 of 10 director nominees are independent	✓	Stock retention requirement for officers
✓	Regular board and committee executive sessions by non-management and independent directors	✓	Mandatory continuing education requirements for our directors
✓	Mandatory director retirement age of 72	✓	No shareholder rights plan
✓	Stock ownership requirement for directors and officers and performance-based RSUs are not counted toward the requirement	✓	Independent audit, compensation and human resources, and corporate governance and nominating committees
✓	Prohibition on hedging and pledging of securities for directors and officers	✓	Robust codes of conduct and ethics, reviewed by our board
✓	Annual self-evaluations of the board and committees	✓	Significant participation by the board in succession planning
✓	Board oversight of our cultural values of safety, integrity, and respect	✓	Consideration of diversity in our board member selection
IDACORP, Inc. 2024 PROXY STATEMENT 2

Our Strategy and ESG Initiatives

We are committed to our focus on competitive total returns and generating long-term value for shareholders. Our business strategy emphasizes Idaho Power as our core business, as Idaho Power's regulated utility operations are the primary driver of our operating results. Our board of directors regularly reviews our long-term strategy, which for 2024 is focused on the following objectives:

Critical Success Factors

IDAHO POWER®

2024 Objectives

Our People Are the Safest in the Business

Our people are the safest in the industry; they focus, assess, make the safe choice, and speak up, every moment of every day. We will have our safest year ever, ensuring that our team members go home to their families each night.

We Will Attract and Keep Great Employees

Our employees make our success. We will attract, retain, and develop talented and engaged employees and leaders by maintaining a competitive total rewards package and fostering our commitment to each other and our core values.

Our Rates Will Remain Affordable

Our financial health is key to our ability to execute on our long-term plans and remain independent. To achieve our goals, we will generate a positive financial and operational outcome in a general rate case proceeding.

We Will Fund Our Growth

To meet growing customer needs and ensure reliability, our capital spending is increasing. We will execute on timely and innovative investor engagement and financing transactions needed to fund our business while preserving our existing credit ratings, total shareholder returns above our incentive target, and independence.

Tackle Supply Chain Challenges

The supply chain in our industry remains constrained. We will optimize our sourcing to mitigate the impacts of inflation and ensure adequate resources to timely meet our customers' needs.

We Are Leading the Charge in Creating Clean Energy Highways

Our 500-kV projects will allow us to move reliable, low cost, clean energy around the western U.S., where we need it, when we need it, to serve our growing customers. We will complete the B2H and Gateway West projects by 2026 and 2028, respectively, on-time and on-budget.

We Make Our Customers' Clean Energy

We will eliminate resource deficits in future summers with clean resources, win half of all future generation resource procurements by being competitive, and provide to customers energy solutions to prevent defections and improve the customer experience.

We Will Stay Ahead of Major Risks

To maintain the reliability of our system, we will timely execute on our security roadmap and wildfire mitigation plan in 2024 with no major unplanned service interruptions caused by our facilities.

Our Customers Know They Matter to Idaho Power

We want it to be easy for customers to electrify and do business with Idaho Power. We will outperform a specified peer company in customer digital experience, and at least 80 percent of our residential customers will be likely to recommend Idaho Power to their friends and neighbors.

Note: In the chart above, the term “B2H” refers to the Boardman-to-Hemingway project, a proposed 300-mile, high-voltage transmission line between a substation near Boardman, Oregon, and the Hemingway substation near Boise, Idaho.

In executing on the objectives above, we seek to balance the interests of shareholders, Idaho Power customers and employees, and other stakeholders. Idaho Power is committed to working for strong, sustainable financial results by continuing to safely provide reliable, affordable, clean energy to its customers from diversified generation resources.

ESG Initiatives

Our corporate governance and nominating committee, with considerable focus from our board of directors, is primarily responsible for the oversight of our ESG initiatives. These initiatives are identified by management as material to the company's business and the board of directors is informed at least quarterly by members of the company's ESG steering committee (comprised of officers and business area experts) of the goals, measures, and results of our ESG programs. We publicly release annual ESG reports and the most current ESG report is located on Idaho Power’s website, together with other information on ESG issues relevant to Idaho Power. Our ESG report incorporates elements of the Taskforce on Climate-related Financial Disclosure (“TCFD”) guidelines and the Sustainability Accounting Standards Board (“SASB”) reporting framework, as well as the Edison Electric Institute (“EEI”) ESG reporting template. Additionally, Idaho Power responded to the Climate Disclosure Project (“CDP”) annual questionnaire, providing emissions data and management plans to address risks associated with climate change. The ESG reports, CDP filing, and related website content are not incorporated by reference into this proxy statement.

IDACORP, Inc. 2024 PROXY STATEMENT 3

Our ESG initiatives include:

•establishing responsible management goals and strategies related to our impact on the environment, such as:
◦Idaho Power's “Clean Today. Cleaner Tomorrow.®” goal to provide Idaho Power's customers with 100-percent clean energy by 2045, and its short- and medium-term carbon dioxide (“CO2”) emission reduction targets described below in this proxy statement under “Carbon Emission Reduction;”
◦the sustainability benefits from the Boardman-to-Hemingway and Gateway West transmission projects, which include integrating renewable energy generation and deferring or eliminating the need for development of additional fossil-fueled resources;
◦integrating renewable resources into Idaho Power's generation mix and identifying and investigating new generation and storage technologies;
◦continuing various environmental stewardship programs along the Snake River, including fish habitat preservation, water temperature reduction, and fish and plant restoration;
◦wildfire mitigation planning and actions; and
◦wildlife habitat, archaeological and cultural resource, and raptor protection stewardship programs;
•operational excellence in providing reliable, affordable, and clean energy, including enhanced grid resiliency and reliability;
•engaging and empowering Idaho Power’s workforce (including succession planning at all levels, employee development, leadership education, retirement planning education, and providing competitive compensation and benefits, including post-retirement benefits);
•promoting a culture of safety, security, and inclusiveness for all employees; and
•building strong community partnerships for healthy, sustainable economic development in Idaho Power’s service area.

Carbon Emission Reduction

Carbon emissions intensity is a measure of the pounds of CO2 emitted per MWh of energy generated. Idaho Power tracks carbon emissions intensity to measure the impact of its efforts to reduce carbon emissions relative to growing power demand in its service area. We have actively engaged in voluntary carbon emissions intensity reduction over the past decade with an original short-term goal to reduce emissions 10-15 percent from the baseline year of 2005 levels. We increased the short-term goal to reduce carbon emission intensity by at least 15-20 percent for the period from 2010 to 2020, and we exceeded this goal with an average reduction of 29 percent over that period compared to 2005. In May 2020, our board of directors approved an increased short-term goal to reduce carbon emission intensity by 35 percent for the period from 2021-2025 compared to 2005.
IDACORP, Inc. 2024 PROXY STATEMENT 4

In January 2022, Idaho Power began posting its emissions reduction report on its website that established short-, medium-, and long-term targets for further CO2 reductions. This report also includes projections of annual power generation levels and associated CO2 emissions and emissions intensity for the 2024-2043 period. The emissions reduction report is not incorporated in this proxy statement. Idaho Power has significantly reduced its CO2 emissions since the 2005 baseline year, primarily by decreasing its coal generation levels, including terminating coal generation at the North Valmy Unit 1 in 2019 and at the Boardman plant in 2020, and also by upgrading its hydropower facilities, and through its energy efficiency, demand-side management, and cloud-seeding programs. Idaho Power plans to continue to reduce CO2 emissions intensity in future years, including a medium-term goal with a targeted 88 percent reduction in annual CO2 emissions intensity from all sources by 2030, compared to the 2005 baseline year. In 2019, we announced our long-term goal to provide 100 percent clean energy by 2045.

We monitor environmental requirements and assess whether environmental control measures are economically appropriate. Our 2023 IRP identified the following schedule to cease coal-fired operations in our remaining co-owned coal-fired plants and convert those operations to natural gas.*

*Idaho Power's planned conversion of its coal-fired units to natural gas and the timing of those conversions are subject to a number of assumptions and uncertainties described in the 2023 IRP as well as regulatory approval.

Climate Change Adaptation

We believe our practice of in-depth planning and prudent preparation helps us adapt to and address the risks of climate change. For more than 100 years, Idaho Power has adapted to changes in temperatures, water conditions, economic impacts, and regulatory requirements. In recent years, we have proactively addressed risks associated with climate change through preventative measures. To address the physical impacts of climate change, Idaho Power conducts cloud-seeding operations, implements a wildfire mitigation plan, enhances grid resiliency and reliability, and continues to further Snake River shading and in-stream river enhancement projects. We also plan for the social and economic impacts of climate change by working to achieve our carbon emissions intensity reduction goals, continuing efforts to transition away from coal generation, increasing the integration of renewable energy, and enhancing customer and stakeholder outage communication. Additionally, to plan for the potential regulatory impacts of climate change, we consider climate-related impacts in planning efforts, plan and advocate for additional transmission capacity to integrate additional renewable energy onto our system, identify and investigate new technologies, including battery storage, hydrogen generation, and modular nuclear reactor technology, and evaluate modifications to our pricing structure we believe will help ensure fair pricing for all customers.

Board and Board Committee Oversight of Human Capital Management

Our board of directors provides oversight for the company's human capital management. Management updates the full board of directors and its committees regularly on safety metrics, total rewards for employees, benefit and pension programs, succession planning and training programs, and unity and inclusion initiatives, among other things. Each committee of the board of directors is delegated and takes on specific roles in this oversight. The compensation and human resources committee is responsible for overseeing employee compensation and benefit plans and general labor issues, as well as unity and inclusion matters. The audit committee is responsible for overseeing risk management, including compliance with the code of business conduct and physical and cybersecurity risks. The corporate governance and nominating committee is responsible for overseeing risks associated with governance and social issues associated with employees as part of its ESG risk oversight function.

Safety

We are committed to the safety of our employees, customers, and the communities we serve. We believe that safe, engaged, and effective employees are critical to the company’s success and that the company’s record of safety helps keep our service to customers reliable and affordable. One of our core values is safety first. Reflective of our focus on safety, Idaho Power's average
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OSHA recordable injury rate was below the industry average rate from 2018 through 2021. In 2023, we saw a decrease in our OSHA recordable injury rate, severity rate, and lost-time injury rate compared to 2022.

In 2023, we trained all employees on proactively identifying warning signs to help prevent incidents; held a safety summit for our lines and stations contractors; improved our contractor onboarding and evaluation process; and trained our human resources and safety staff on how to better help employees with mental health in response to critical stress incidents. On our 2023 employee engagement survey, 94% of employees indicated they feel comfortable speaking up for safety. We also had 97% participation in meeting safety goals around focusing, assessing, making the safe choice, and speaking up.

Our Culture of Inclusivity

One of our core values as a company is “respect for all.” Our Code of Business Conduct, available publicly on our website, states our position that employees deserve a workplace where they are treated in a professional and respectful manner, and each of our employees has the responsibility to create and maintain such an environment. In furtherance of this core value, we post our “Our Commitment to Each Other” statement on our website, which promotes an inclusive company environment as follows:

At Idaho Power, we are committed to an inclusive environment where we are all valued, respected and given equal consideration for our contributions. We believe that to be successful as a company we must be able to innovate and adapt, which only happens when we seek out and value diverse backgrounds, opinions and perspectives. Our collaborative environment thrives when we are engaged, feel we belong and are empowered to do our best work. We are a stronger company when we stand together and embrace our differences.

Our talent acquisition and talent development teams within our Human Resources department partner closely with senior management to ensure alignment of the company's human capital management with our corporate values. We strive to recruit and retain diverse talent from all backgrounds, instill an inclusive culture and strengthen programs that provide advancement opportunities for all. We have programs in place to encourage science, technology, engineering, and mathematics (“STEM”) participation, training to minimize bias and ensure a respectful and inclusive workplace, community outreach to underserved communities, and partnerships with multiple diversity-focused organizations. We also have a steering committee consisting of officers, senior managers, and other employees to help the company foster a culture of respect and belonging. We consider unity and inclusion to be important components of our overall ESG program, and certain of our officers regularly provide information on those and other ESG efforts to our board of directors and board committees.

As of December 31, 2023, 44 percent of our senior management were women, 29 percent of our officers were women, 42 percent of our board of directors were women, three members of our board of directors (25 percent) were racially or ethnically diverse, one committee chair was ethnically diverse, and, in total 7 of our 12 directors (58 percent) had diverse identities. The board of director nominees for the 2024 Annual Meeting consist of 50 percent women, two members (20 percent) who are racially or ethnically diverse, one committee chair nominee is ethnically diverse, and in total, 6 of our 10 director nominees (60 percent) have diverse identities.

Employee Satisfaction

Our human capital programs are designed to attract, retain, and develop the highest quality employees. We consistently experience a relatively low voluntary attrition rate of less than 3 percent that we attribute to maintaining a good relationship with our employees due to a strong safety culture, respectful and inclusive environment, opportunities for development, and competitive compensation and benefits. We regularly conduct employee engagement surveys to seek feedback from our employees on a variety of topics, including safety reporting, support for personal development, understanding of the company’s initiatives, communication, being treated with respect, and feeling valued. We share the survey results with employees, and senior management incorporates the results of the surveys in their action plans in order to respond to the feedback and improve employee relations. We achieved a 77 percent participation rate in the 2023 employee engagement survey with an overall 82 percent positive employee satisfaction score.

Total Rewards

We provide our employees with competitive pay and benefits, based in large part on salary studies and market data. We use a structured compensation schedule and regularly conduct compensation analyses that help mitigate the potential for gender, race, or ethnicity-based disparities in compensation. Beyond base salaries and incentive compensation, benefits for all full-time employees include a 401(k) plan with company matching contributions, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, family leave, parental leave, employee assistance programs, and tuition assistance. Currently after five years of employment, a full-time employee vests in Idaho Power’s defined benefit pension plan. We also tie
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annual employee incentive compensation to metrics based on the categories of earnings, power system reliability, and customer satisfaction reflective of broad stakeholder interests and the value of each employee's contribution.

We deliver a variety of training opportunities and provide rotational assignment and continuous learning and development opportunities to our employees. Our talent development programs, overseen by a talent development team in the Human Resources department, are designed to help employees achieve their career goals, build management skills, and lead their organizations.

We also encourage and enable our employees to support many charitable causes. This includes volunteer program engagement promoted by the company or employees. We also have an employee-led organization called the “Employee Community Funds,” which administers charitable contributions from employees; Idaho Power matches a portion of employee donations, which supplements the company’s separate charitable contributions.

Additional ESG Information

To learn more about our corporate responsibility and ESG efforts, see our most recent ESG Report on our website at www.idacorpinc.com/about-us/sustainability. The information in that report is not incorporated by reference into this proxy statement.

Codes of Business Conduct

We have a Code of Business Conduct that applies to all of our officers and employees. We also have a separate Code of Business Conduct and Ethics for directors. These are posted on our website at www.idacorpinc.com/corporate-governance/governance-documents. We will also post on that website any amendments to, or waivers of, our Codes of Business Conduct, as required by SEC rules or New York Stock Exchange listing standards.

Board Leadership Structure

The board of directors separated the positions of chair of the board of directors and chief executive officer (“CEO”) in 1999. Our CEO is responsible for leadership, overall management of our business strategy, and day-to-day operations, while our chair presides over meetings of our board of directors and provides guidance to our CEO regarding policies and procedures approved by our board of directors. Separating these two positions allows our CEO to focus on our day-to-day business and operations, while allowing the chair of the board of directors to lead the board of directors in its fundamental role of providing advice to, and independent oversight of, management. The board of directors recognizes the time, effort, and energy that the CEO is required to devote to his or her position, as well as the increasing commitment required of the chair position, particularly as the board of directors’ oversight responsibilities continue to grow.

While our bylaws and Corporate Governance Guidelines do not mandate that our chair and CEO positions be separate, the board of directors believes for the reasons outlined above that having separate positions and having an independent director serve as chair is the appropriate leadership structure for the company at this time. The board of directors believes that this issue is part of the succession planning process and that it is in the best interests of the company for the board of directors to make a determination as to the advisability of continuing to have separate positions when it appoints a new CEO.

Risk Oversight and Succession Planning

Our management team is responsible for the day-to-day management of risks the company faces. Our senior vice president, chief financial officer, and treasurer, our vice president and general counsel, and our vice president of finance, compliance, and risk, together with our director of audit services, are responsible for overseeing and coordinating risk assessment processes and mitigation efforts on an enterprise-wide basis. These leaders administer processes intended to identify key business risks, assist in appropriately assessing and managing these risks within stated limits, enforce policies and procedures designed to mitigate risk, and report on these items to other members of senior management and the board of directors. These leaders report regularly to the board of directors and appropriate board committees regarding risks the company faces and how the company is managing those risks.

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While our senior vice president, chief financial officer, and treasurer, our vice president and general counsel, our vice president of finance, compliance, and risk, and our director of audit services, together with other members of our senior leadership team, are responsible for the day-to-day management of risk, our board of directors is responsible for ensuring that an appropriate culture of risk management exists within our company, for setting the right “tone at the top,” and assisting management in addressing specific risks that our company faces. The board of directors has the responsibility to oversee the risk management processes designed and implemented by management and confirm the processes are adequate and functioning as designed.

While the full board of directors is ultimately responsible for high-level risk oversight at our company, it is assisted by the executive committee, the audit committee, the compensation and human resources committee, and the corporate governance and nominating committee in fulfilling its oversight responsibilities in certain areas of risk. The executive committee assists the board of directors in fulfilling its oversight responsibilities with respect to the company’s risk management processes generally. The audit committee assists the board of directors in fulfilling its oversight responsibilities with respect to major financial risk exposures and our energy risk management practices (including hedging transactions and collateral requirements) and discusses policies with respect to risk assessment and risk management. Representatives from our independent registered public accounting firm attend audit committee meetings, regularly make presentations to the audit committee, comment on management presentations, and engage in private sessions with the audit committee, without members of management present, to raise any concerns they may have with our risk management practices. The audit committee and the executive committee also assist the board of directors in monitoring management’s risk management framework for cybersecurity and physical security on a regular basis. The compensation and human resources committee assists the board of directors in fulfilling its oversight responsibilities with respect to risks arising from our compensation policies and practices. The corporate governance and nominating committee undertakes periodic reviews of processes for management of risks associated with our company’s organizational structure, governing instruments and policies, and ESG issues. In fulfilling their respective responsibilities, the committees meet regularly with our officers and members of senior management, as well as our internal and external auditors. Each committee has full access to management, as well as the ability to engage and compensate its own independent advisors.

The board of directors receives regular reports from the executive committee, audit committee, compensation and human resources committee, and corporate governance and nominating committee relating to the oversight of risks in their areas of responsibility. Based on this and information provided by management, the board of directors evaluates our risk management processes and oversight and considers whether any changes should be made to those processes or the board of directors’ risk oversight function. We believe that this division of risk oversight ensures that oversight of each type of risk the company faces is allocated, at least initially, to the particular directors most qualified to oversee it. It also promotes board efficiency because the committees are able to select the most timely or important risk-related issues for the full board of directors to consider.

Another area where our board of directors is actively involved is in monitoring our succession planning. The board of directors reviews the succession plans developed by members of senior management at least annually, with a focus on ensuring a talent pipeline at the officer level and for specific critical roles. We seek to ensure that our directors are exposed to a variety of members of our leadership team, and not just the senior-most officers, on a regular basis, through formal presentations and
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informal events. Our board of directors is also informed of general workforce trends, expected retirement levels or turnover, and recruiting and development programs, which is of particular importance given Idaho Power’s specialized workforce.

Board Meetings and Director Attendance

The members of our board of directors are expected to attend board meetings and the meetings of board committees on which they serve, to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities. The board of directors held four meetings in 2023. Each director attended at least 75 percent of the aggregate of the meetings held by (i) the board of directors in 2023 (during the period for which he or she was a director) and (ii) the committees on which he or she served in 2023 (during the periods that he or she served). Our Corporate Governance Guidelines provide that all directors are expected to attend our annual meeting of shareholders and be available, when requested by the chair of the board of directors, to answer any questions shareholders may have. All then-serving members of the board of directors attended our 2023 annual meeting of shareholders.

Board Committee Charters

Our standing committees of the board of directors are the executive committee, the audit committee, the compensation and human resources committee, and the corporate governance and nominating committee. We have:

•    charters for the audit committee, compensation and human resources committee, and corporate governance and nominating committee; and
•    Corporate Governance Guidelines, which address issues including the responsibilities, qualifications, and compensation of the board of directors, as well as board leadership, board committees, director resignation, and board self-evaluation.

Our committee charters and our Corporate Governance Guidelines may be accessed on our website at www.idacorpinc.com/corporate-governance/governance-documents. Information on our committees of the board of directors is included in Part 3 – “Board of Directors – Committees of the Board of Directors.”

Director Independence and Executive Sessions

Our board of directors has adopted a policy, contained in our Corporate Governance Guidelines, that the board of directors will be composed of a majority of independent directors. The board of directors reviews annually the relationships that each director has with the company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the company). Following the annual review, only those directors who the board of directors affirmatively determines have no material relationship with the company and can exercise independent judgment will be considered independent directors, subject to additional qualifications prescribed under the listing standards of the New York Stock Exchange and under applicable laws.

All members of our board of directors are non-employees, except Lisa A. Grow, who is our president and CEO. The board of directors has determined that all members of our board of directors, other than Ms. Grow, are independent, based on all relevant facts and circumstances and under the New York Stock Exchange listing standards and our Corporate Governance Guidelines. In making its determination for Mr. Kinneeveauk, the board of directors specifically considered the fact that he is a director of Arctic Slope Regional Corporation (“ASRC”), and that Petrochem Insulation, Inc., a wholly-owned subsidiary of ASRC, provides construction services to Idaho Power under compensation arrangements comparable to other similar entities providing construction services to Idaho Power.

Our directors meet in executive session at each regular meeting of the board of directors. Additionally, our independent directors meet separately in executive session periodically, and not less frequently than annually. The independent chair of the board of directors presides at board meetings and at executive sessions of independent and non-management directors.

Board Membership Criteria and Consideration of Diversity

We believe that directors should possess the highest personal and professional ethics, integrity, and values and be committed to representing the long-term interests of our shareholders. Directors must also have an inquisitive and objective perspective, practical wisdom, and mature judgment. We also consider a nexus to Idaho Power’s service area a desirable trait. We endeavor to have a diverse board with a variety of attributes and experience at policy-making levels in areas that are relevant to our business activities, in addition to diversity with respect to gender, race, and ethnicity, among other characteristics. We believe our director nominees bring a strong diversity of attributes and experiences to the board of directors as leaders in business, finance, accounting, regulation, and the utility industry as shown in the chart below.
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Under the oversight of the corporate governance and nominating committee, the board of directors conducts an annual self-evaluation of its performance and utilizes the results to assess and determine the characteristics and critical skills required of directors. Each of our audit, compensation and human resources, and corporate governance and nominating committees also performs an annual self-assessment. The board of directors and committees self-assessment surveys are completed anonymously by each board member and committee member and provide for a full assessment of board of directors and committee performance, including recommendations for improvement. The board of directors and committees review the compiled results from the respective self-assessment surveys and discuss responsive actions to the survey results. Each board member also completes a questionnaire related to compliance with independence standards and director qualifications annually. The responses are provided to our general counsel and corporate secretary and a report is compiled for the corporate governance and nominating committee. This report is also presented for review by the full board of directors. In addition, our Corporate Governance Guidelines and the corporate governance and nominating committee charter provide that the corporate governance and nominating committee will annually review board committee assignments and consider the rotation of the chair and members of the committees with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors. The corporate governance and nominating committee recommendations are then provided to the board of directors for review and approval.

In addition, we require that:

•at least one member of our audit committee be an “audit committee financial expert;”
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•the audit, compensation and human resources, and corporate governance and nominating committees are comprised solely of independent directors;
•our directors automatically retire immediately prior to the first annual meeting of shareholders after they reach age 72; and
•a majority of board members be independent under our Corporate Governance Guidelines and applicable New York Stock Exchange listing standards.

Director Resignation Policy

We have a policy that provides that if any director nominee in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election, the director nominee must tender his or her resignation to the board of directors promptly after the voting results are certified. The corporate governance and nominating committee, comprised entirely of independent directors and which will specifically exclude any director who is required to tender his or her own resignation, will consider the tendered resignation and make a recommendation to the board of directors, taking into account all factors deemed relevant. These factors include, without limitation, the underlying reasons why shareholders withheld votes from the director (if ascertainable) and whether the underlying reasons are curable, the length of service and qualifications of the director whose resignation has been tendered, the director's contributions to our company, whether by accepting the resignation we will no longer be in compliance with any applicable law, rule, regulation, or governing document, and whether or not accepting the resignation is in the best interests of our company and our shareholders. Our board of directors will act upon the corporate governance and nominating committee’s recommendation within 90 days following certification of the shareholder vote and will consider the factors considered by the corporate governance and nominating committee and any additional information and factors as the board of directors believes to be relevant. We will publicly disclose the board of directors’ decision and rationale with regard to any resignation offered under the director resignation policy.

Process for Determining Director Nominees

In determining the composition of our board of directors, we seek a balanced mix of local experience, which we believe is specifically relevant for a utility, and national or public company experience, among other factors related to experience and diversity. As a utility company with operations predominantly in Idaho and Oregon, we believe it is important for our company and our local directors to be involved in and otherwise support local community and charitable organizations.

Our corporate governance and nominating committee is responsible for selecting and recommending to the board of directors candidates for election as directors. Our Corporate Governance Guidelines contain procedures for the committee to identify and evaluate new director nominees, including candidates our shareholders recommend in compliance with our Corporate Governance Guidelines. The corporate governance and nominating committee begins the process of identifying and evaluating potential nominees for director positions by taking into consideration the results of the annual director questionnaires and self-evaluation process described above while keeping the full board of directors informed of the nominating process. The corporate governance and nominating committee reviews candidates recommended by shareholders and may hire a search firm to identify other candidates.

The corporate governance and nominating committee gathers additional information on the candidates to determine if they qualify to be members of our board of directors. The corporate governance and nominating committee examines whether the candidates are independent, whether their election would violate any federal or state laws, rules, or regulations that apply to us, and whether they meet all requirements under our Corporate Governance Guidelines, committee charters, bylaws, codes of business conduct and ethics, and any other applicable corporate document or policy. The corporate governance and nominating committee also considers whether the nominees will have potential conflicts of interest, and whether they will represent a single or special interest, before finalizing a list of candidates for the full board of directors to consider for nomination.

Process for Shareholders to Recommend Candidates for Director

Our Corporate Governance Guidelines set forth the requirements that you must follow if you wish to recommend director candidates to our corporate governance and nominating committee. If you recommend a candidate for director, you must provide the following information:

•     the candidate’s name, age, business address, residence address, telephone number, principal occupation, the class and number of shares of our voting stock the candidate owns beneficially and of record, a statement as to how long the candidate has held such stock, a description of the candidate’s qualifications to be a director, whether the candidate would be an independent director, and any other information you deem relevant with respect to the recommendation; and
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•     your name and address as they appear on our stock records, the class and number of shares of voting stock you own beneficially and of record, and a statement as to how long you have held the stock.

Recommendations must be sent to our corporate secretary at the address provided below. Our corporate secretary will review all written recommendations and send those conforming to the requirements described above to the corporate governance and nominating committee for review and consideration. The corporate governance and nominating committee evaluates the qualifications of candidates properly submitted by shareholders in the same manner as it evaluates the qualifications of director candidates identified by the committee or the board of directors.

Shareholders who wish to nominate persons for election to the board of directors, rather than recommend candidates for consideration by the corporate governance and nominating committee and board of directors, must follow the procedures set forth in our bylaws, and must comply with the requirements of Rule 14a-19 under the Exchange Act. Copies of our bylaws may be obtained by writing to our corporate secretary at IDACORP, Inc., 1221 West Idaho Street, Boise, Idaho 83702-5627, or by calling our corporate secretary at (208) 388-2200. See also the section entitled 2025 Annual Meeting of Shareholders in Part 6 - “Other Matters” in this proxy statement.

Communications with the Board of Directors and Audit Committee

Shareholders and other interested parties may communicate with members of the board of directors by:

•     calling (866) 384-4277 if they have a concern to bring to the attention of the board of directors, our chair of the board of directors, or our non-employee directors as a group; or
•    logging on to http://secure.ethicspoint.com/domain/media/en/gui/62899/index.html and following the instructions to file a report if the concern is of an ethical nature.

Our general counsel receives all such communications. These communications are distributed to the board of directors, or to the chair or specific directors as appropriate, depending on the facts and circumstances of the communication. Communications may include the reporting of concerns related to governance, corporate conduct, business ethics, financial practices, legal issues, and accounting or audit matters. If a report concerns questionable accounting practices, internal accounting controls, or auditing matters, our general counsel will also forward your report to the chair of the audit committee. The acceptance and forwarding of communication to any director does not imply that the director owes or assumes any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by applicable law.

Political Advocacy and Lobbying Activities

We routinely engage in federal, state, and local public policy discussions ranging from issues that specifically impact the generation, transmission, and distribution of electricity to more general topics related to regulation, taxation, business, and labor. Our political advocacy objectives focus on a variety of interests, including costs to customers and owners, safety, reliability of service, and our responsibility to the environment, employees, stakeholders, and communities. To that end, we are also active in a number of state, regional, and national trade associations that may engage in political activity on these issues.

Our voluntary, non-partisan employee political action committee (“IDA-PAC”) participates in the political process through contributions to candidate campaigns, other political action committees, and ballot measure campaigns in compliance with applicable laws. Those contributions are made in furtherance of the company’s interests and without regard to the personal political preferences of our directors, executives, or employees. In 2015, the board of directors voluntarily adopted a policy in response to the 2010 U.S. Supreme Court decision in Citizens United v. Federal Election Commission that we will not provide direct corporate funding for independent advertisements that support or oppose political candidates for election to federal office.

Further, our senior vice president of public affairs who monitors and approves all such activities, is required to report lobbying expenditures; contributions to candidates, ballot measures and initiatives, trade and industry associations, and certain other organizations that may engage in activities involving legislative measures; and electioneering to the corporate governance and nominating committee for their review on an annual basis. The corporate governance and nominating committee reviews our political contributions (including contributions to IDA-PAC) and our lobbying efforts and updates the full board of directors on such activities.

Corporate political contributions and lobbying activities are subject to regulation by the states in which we operate and the federal government, including requirements to provide disclosures of federal and state lobbying expenses, which are made publicly available by the various government authorities to which we report. For 2023, we contributed approximately $81,000 to
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political action committees at all levels of government. Of that amount, $12,500 was contributed by IDA-PAC to federal candidates and political action committees. We also contributed $39,500 to candidates for Idaho and Oregon state elections. Contributions to candidates were made to both primary political parties. We also spent approximately $756,393 on lobbying expenditures, including compensation for our employees engaged in lobbying efforts, contractors, and membership dues for trade associations. We made no contributions to 527 groups, 501(c)(4) organizations associated with public officials, or to ballot measures in 2023.

Anti-Hedging and Anti-Pledging Policy

Our compensation policy and Corporate Governance Guidelines prohibit executive officers (as well as directors) from hedging their ownership of company common stock. Under our policy, a director or executive officer may not enter into transactions that allow the director or officer to benefit from devaluation of our stock or be the technical legal owner of our stock without the full benefits and risks of such ownership. In addition, our Corporate Governance Guidelines provide that our directors, officers, and senior managers of our company are prohibited from pledging (through a margin feature or otherwise) our securities as collateral in order to secure personal loans or other obligations. The guidelines and policy do not generally apply to all employees.

Certain Relationships and Related Transactions

Our related person transactions policy defines a “related person transaction” as a transaction between a related person and our company in which the amount exceeds $120,000. The related person transactions policy defines a “related person” as any:

•    officer, director, or director nominee of IDACORP or any subsidiary;
•    person known to be a greater than 5 percent beneficial owner of IDACORP voting securities;
•     immediate family member of the foregoing persons, or person (other than a tenant or employee) sharing the household of the foregoing persons; or
•    firm, corporation, or other entity in which any person named above is a partner, principal, executive officer, or greater than 5 percent beneficial owner, or where such person otherwise has a direct or indirect material interest.

The following types of transactions are excluded from the related person transactions policy:

•    transactions available to all employees generally;
•    the purchase or sale of electric energy at rates fixed in conformity with law or governmental authority;
•    transactions involving compensation, employment agreements, or special supplemental benefits for directors or officers that are reviewed and approved by the compensation and human resources committee; and
•    transactions between or among companies within the IDACORP family.

The corporate governance and nominating committee administers the policy, which includes procedures to review related person transactions, approve or disapprove related person transactions, and ratify unapproved transactions. The policy, which is in writing, also specifically requires prior corporate governance and nominating committee approval of proposed charitable contributions or pledges of charitable contributions in excess of $120,000 in any calendar year to a charitable or not-for-profit organization identified as a related person, except those nondiscretionary contributions made pursuant to our matching contribution program. The board of directors may approve a proposed related person transaction after reviewing the information considered by the corporate governance and nominating committee and any additional information it deems necessary or desirable:

•    if it determines in good faith that the transaction is in, or is not inconsistent with, the best interests of our company and the shareholders; and
•    if the transaction is on terms comparable to those that could be obtained in an arm’s-length dealing with an unrelated third party.

Jeffrey L. Malmen, our senior vice president of public affairs, is married to Erika Eaton Malmen, who is a partner at the law firm of Perkins Coie LLP, and Idaho Power has engaged Perkins Coie LLP for legal services for over 40 years. Mr. Malmen is one of Idaho Power’s “named executive officers” for 2023, and thus his compensation for 2023 is described in Part 4 – “Executive Compensation” in this proxy statement. Idaho Power’s relationship with Perkins Coie LLP began prior to Mr. Malmen’s employment with the companies and Ms. Malmen’s partnership at the law firm. In 2023, Perkins Coie LLP was paid approximately $912,000 for legal services provided to IDACORP and Idaho Power. This work was performed under the supervision of Idaho Power’s general counsel and the compensation arrangements were comparable to other national law firms providing legal services to Idaho Power. Ms. Malmen was not among the lawyers at Perkins Coie LLP who provided legal services in 2023, and Mr. Malmen does not participate in decisions with respect to whether we hire Perkins Coie LLP as outside counsel. In
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2024, the corporate governance and nominating committee and the board of directors reviewed, ratified, and approved the potential related party transaction involving Perkins Coie LLP.

The following officers are related to Idaho Power employees as described below:

•Lisa A. Grow's (our president and CEO) son-in-law, Connor Saxe;
•Bo Hanchey's (our vice president of customer operations and chief safety officer) sister, Daisi Pohanka, and shared household with Ashley Herrera;
•Patrick A. Harrington's (our corporate secretary) brother, Jamie Harrington; and
•Amy I. Shaw's (our vice president of finance, compliance, and risk) spouse, Eric Shaw.

Each of Connor Saxe, Daisi Pohanka, Ashley Herrera, Jamie Harrington, and Eric Shaw is an Idaho Power employee who received a combined base salary and incentive compensation from Idaho Power in excess of $120,000 in 2023. None of these individuals is an officer of Idaho Power and her or his base salary and incentive compensation were consistent with amounts paid to Idaho Power employees in similar roles. The compensation and human resources committee and full board of directors also approved the design and metrics of the incentive programs in which these individuals participated in 2023. In 2024, the corporate governance and nomination committee and the board of directors reviewed, ratified, and approved the potential related party transactions involving each of Connor Saxe, Daisi Pohanka, Ashley Herrera, Jamie Harrington, and Eric Shaw.

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Security Ownership of Directors, Executive Officers, and More than Five-Percent Shareholders

The table below sets forth the number of shares of our common stock beneficially owned as of March 15, 2024, by our directors, by our NEOs listed in the 2023 Summary Compensation Table included in Part 4 – “Executive Compensation” of this proxy statement, and by our directors, NEOs, and other executive officers as a group. Under SEC rules, “beneficial ownership” for purposes of this table takes into account shares as to which the individual has or shares voting and/or investment power as well as shares that may be acquired within 60 days. The beneficial owners listed have sole voting and investment power with respect to shares beneficially owned, including shares they own through the Idaho Power Company Employee Savings Plan and our Dividend Reinvestment and Stock Purchase Plan, except as to the interests of spouses or as otherwise indicated.

		Amount and
		Nature of
		Beneficial	Percent
Name of Beneficial Owner	Title of Class	Ownership[1]	of Class
Non-Employee Directors
Odette C. Bolano	Common Stock	5,635	*
Richard J. Dahl	Common Stock	11,671	*
Annette G. Elg[2]	Common Stock	7,584	*
Ronald W. Jibson	Common Stock	9,881	*
Judith A. Johansen[3]	Common Stock	26,716	*
Dennis L. Johnson[4]	Common Stock	14,978	*
Nate R. Jorgensen	Common Stock	2,356	*
Jeff C. Kinneeveauk[5]	Common Stock	3,089	*
Susan D. Morris	Common Stock	2,369	*
Richard J. Navarro	Common Stock	14,461	*
Dr. Mark T. Peters	Common Stock	5,177	*
Named Executive Officers
Lisa A. Grow	Common Stock	49,407	*
Adam J. Richins	Common Stock	13,085	*
Brian R. Buckham	Common Stock	18,250	*
Jeffrey L. Malmen	Common Stock	19,037	*
Ken W. Petersen	Common Stock	18,021	*
All directors, NEOs, and other executive officers as a group (22 persons)[6]	Common Stock	236,195	0.4659%

*    Less than 1%.
1    Share numbers exclude fractional shares. There were no stock options for IDACORP common stock outstanding as of March 15, 2024.
2    Includes 4,015 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board of directors.
3    Includes 26,716 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board of directors.
4    Includes 12,697 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board of directors.
5    Includes 3,089 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board of directors.
6    Includes 14,478 shares owned by six persons not listed in the table who are executive officers of Idaho Power or IDACORP.

IDACORP, Inc. 2024 PROXY STATEMENT 15

The table below sets forth information with respect to each person known to us to be the beneficial owner of more than five percent of our outstanding common stock as of March 15, 2024. We have based percentage ownership of our outstanding common stock on 50,693,559 shares of our common stock outstanding as of March 15, 2024.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.	5,973,856[1]	11.8%
50 Hudson Yards
New York, NY 10001
The Vanguard Group, Inc.	5,774,274[2]	11.4%
100 Vanguard Blvd.
Malvern, PA 19355
T. Rowe Price Investment Management, Inc.	2,766,631[3]	5.5%
100 E. Pratt Street
Baltimore, MD 21201

1Based on a Schedule 13G/A filed on January 23, 2024, by BlackRock, Inc. BlackRock, Inc. reported sole voting power as to 5,861,536 shares, shared voting power as to 0 shares, sole dispositive power as to 5,973,856 shares, and shared dispositive power as to 0 shares as the parent holding company or control person of BlackRock Life Limited; Aperio Group, LLC; BlackRock Advisors, LLC; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors (beneficially owns 5% or greater of the outstanding shares reported); BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Asset Management Deutschland AG; BlackRock Investment Management (Australia) Limited; and BlackRock Advisors (UK) Limited.
2Based on a Schedule 13G/A filed on February 13, 2024, by The Vanguard Group, Inc. The Vanguard Group, Inc. reported sole voting power as to 0 shares, shared voting power as to 48,462 shares, sole dispositive power as to 5,678,257 shares, and shared dispositive power as to 96,017 shares.
3Based on a Schedule 13G filed on February 14, 2024, by T. Rowe Price Investment Management, Inc. T. Rowe Price Investment Management, Inc. reported sole voting power as to 968,735 shares, shared voting power as to 0 shares, sole dispositive power as to 2,766,631 shares, and shared dispositive power as to 0 shares.

IDACORP, Inc. 2024 PROXY STATEMENT 16

PART 3 – BOARD OF DIRECTORS

PROPOSAL NO. 1: Election of Directors

Our first proposal pertains to the election of our directors. One current member of our board of directors, Richard J. Dahl, is scheduled to retire immediately prior to the Annual Meeting based on the board's mandatory retirement age of 72 for all directors. Mr. Dahl and another current member of our board of directors, Jeff C. Kinneeveauk, have not been renominated for election by the board of directors. After the Annual Meeting, the board of directors will consist of ten members. Our board of directors has selected Dennis L. Johnson to be chair of the board, effective May 16, 2024, following Mr. Dahl's retirement. Upon the recommendation of our corporate governance and nominating committee, our board of directors has nominated the ten individuals listed below to serve as directors. Each of the ten nominees served as a member of our board of directors during 2023. The nominees consist of nine independent directors, as defined by the rules of the New York Stock Exchange, and Lisa A. Grow, our current president and CEO.

Each director’s term runs from the date of his or her election until our next annual meeting of shareholders or until his or her successor (if any) is elected or appointed. While we expect that all of the nominees will be able to qualify for and accept office, if for any reason one or more should be unable or unwilling to do so, the individuals named as proxies may vote for a substitute nominee chosen by the present board of directors to fill the vacancy. Alternatively, the board of directors could decide to reduce the size of the board, or the proxies could be voted for the remaining nominees, leaving a vacancy on the board.

Under the resignation policy adopted by the board of directors and included in our Corporate Governance Guidelines, if a director nominee in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election, the director must promptly tender his or her resignation to the board of directors. The board of directors will then decide whether to accept the tendered resignation within 90 days following certification of the shareholder vote (based on the recommendation of the corporate governance and nominating committee, which is comprised exclusively of independent directors). In accordance with our policy, we will publicly disclose the board of directors’ decision and its reasoning with regard to the offered resignation.

There are no family relationships between any director, director nominee, or executive officer.

The composition of our board of directors is identical to the composition of Idaho Power’s board of directors.
IDACORP, Inc. 2024 PROXY STATEMENT 17

Nominees for Election

Odette C. Bolano

Board Member

Age: 64

Director Since: 2020

Committees:

Compensation & Human Resources

Current Public Company Directorships:

Idaho Power Company

Former Public Company Directorships:

None

Professional Experience

Ms. Bolano has served as President and CEO of Trinity Health West Region since May 2023, a five-hospital region across three states of Idaho, Oregon, and California; President and CEO of Saint Alphonsus Health System since August 2018, and President of St. Alphonsus Regional Medical Center since December 2015. Before joining St. Alphonsus, Ms. Bolano served as the Senior Vice President and Area Manager, Kaiser Permanente in East Bay in Oakland, California, from July 2014 to December 2015, where she oversaw two hospitals.

Qualifications & Expertise

Ms. Bolano brings her community ties and strong senior executive leadership experience and financial and operational expertise to our board of directors as well as expertise in the highly regulated healthcare sector. Her service as a board member for several local organizations, including the Idaho Hospital Association, Boise Metro Chamber of Commerce, Boise Valley Economic Partnership, Idaho Business for Education, Boise State University Foundation Board, and Boise State University College of Health Sciences Board of Ambassadors, enables her to provide valuable experience and connections to our community and to our board of directors and audit committee.

Annette G. Elg

Board Member

Age: 67

Director Since: 2017

Committees:

Audit
Compensation & Human Resources

Current Public Company Directorships:

Idaho Power Company

Former Public Company Directorships:

Cascade Bancorp

Professional Experience

Ms. Elg served as the Senior Vice President and CFO for the J.R. Simplot Company (Simplot), a privately held food and agribusiness company, from 2002 to 2016. During her 27-year career with Simplot, Ms. Elg held various positions, including Vice President and Corporate Controller and Vice President and Controller for the food group. Ms. Elg is also on the Board of Directors for the Esther Simplot Performing Arts Academy and on the Board of Directors for the University of Idaho Foundation.

Qualifications & Expertise

A considerable number of Idaho Power's large customers are in the agricultural and food processing industries, and Ms. Elg brings extensive financial and operational experience in the agribusiness industry to our board of directors. Ms. Elg acquired her extensive financial experience through several officer positions at Simplot, and by serving as a director for Cascade Bancorp. Prior to joining Simplot, Ms. Elg spent 10 years with the accounting firm Arthur Andersen, LLP, where she served clients in a variety of industries. An Idaho native, she contributes to our board of directors and knowledge of agriculture as it lends itself to commercial principles, customer satisfaction, and advanced technology.

IDACORP, Inc. 2024 PROXY STATEMENT 18

Lisa A. Grow

Board Member

Age: 58

Director Since: 2020

Committees:

Executive

Current Public Company Directorships:

Idaho Power Company

Former Public Company Directorships:

None

Professional Experience

Ms. Grow has been the President and CEO of IDACORP and Idaho Power since June 2020 and was President of Idaho Power from October 2019 to June 2020. She was previously the Senior Vice President and COO of Idaho Power from April 2016 to October 2019; Senior Vice President of operations from January to March 2016; and Senior Vice President of Power Supply from October 2009 to December 2015. Ms. Grow has also been employed in several other officer and management roles with Idaho Power since 1998 and joined the company in 1987.

Qualifications & Expertise

As Idaho Power's President and CEO, Ms. Grow provides the board of directors with real-time information and insight as it relates to Idaho Power and the electric utility industry. Through her long tenure at Idaho Power, she has developed strong industry knowledge, an understanding of the company's operations, and the regulatory environment. Ms. Grow also serves as a member of the board of directors of St. Luke's Health System, a not-for-profit organization, and on the Board of the Federal Reserve Bank of San Francisco, Salt Lake City Branch.

Ronald W. Jibson

Board Member

Age: 71

Director Since: 2013

Committees:

Compensation & Human Resources

Current Public Company Directorships:

Dominion Energy, Inc.
Idaho Power Company

Former Public Company Directorships:

None

Professional Experience

Mr. Jibson was formerly the President and CEO of Questar Corporation, a natural gas-focused energy company, from 2010 to 2016, and Chair of the Board from 2012 to 2016. He also served as Chair of the Board of Questar Pipeline Company from 2012 to 2016; President and CEO of Wexpro Company from 2010 to 2016; and President and CEO of Questar Gas Company from 2008 to 2016. Mr. Jibson has been a member of the Board of Directors for Dominion Energy, Inc., since 2016.

Qualifications & Expertise

Mr. Jibson has extensive experience in the regulated utility and natural gas industries and was formerly the Chair of the Board of the American Gas Association and the Western Energy Institute. Through his industry and executive experience, Mr. Jibson provides our board of directors with valuable industry insight and strong working knowledge of rate regulation, as well as strong leadership skills and an understanding of finance and accounting. Mr. Jibson also has prior experience with hydrology and water rights issues, which is valuable given Idaho Power's hydroelectric generation assets in the Snake River Basin.

IDACORP, Inc. 2024 PROXY STATEMENT 19

Judith A. Johansen

Board Member

Age: 65

Director Since: 2007

Committees:

Compensation & Human Resources
Corporate Governance & Nominating
Executive

Current Public Company Directorships:

Idaho Power Company

Former Public Company Directorships:

Cascade Bancorp
Pacific Continental Corporation
Radius Recycling, Inc.

Professional Experience

Ms. Johansen was the President of Marylhurst University in Oregon, a private Catholic university, from 2008 to 2013. She was also the President and CEO from 2001 to 2006, and Executive Vice President from 2000 to 2001, of PacifiCorp, and has held executive officer positions at the Bonneville Power Administration and Avista Energy. Prior to that, she was a partner in the law firm Gordon Thomas Honeywell.

Qualifications & Expertise

Ms. Johansen brings a wealth of electric utility industry knowledge and experience to our board of directors. Based on her prior service as President and CEO of PacifiCorp, as CEO and Administrator of the Bonneville Power Administration, and as Vice President of Avista Energy, Ms. Johansen provides valuable industry insight and guidance regarding our regulated utility business as well as financial reporting and risk management as it relates to utilities companies. She also brings to our board of directors her experience from service on the boards of three unaffiliated public companies and several diverse unaffiliated private companies, including Hood River Distillers, Inc.; Roseburg Forest Products; Kaiser Permanente; Hydrostor Inc.; and Gridstor.

Dennis L. Johnson

Board member and, effective May 16, 2024, Chair of the Board

Age: 69

Director Since: 2013

Committees:

Corporate Governance & Nominating
Executive

Current Public Company Directorships:

First Interstate Bankcorp
Idaho Power Company

Former Public Company Directorships:

Cascade Bancorp

Professional Experience

Mr. Johnson was the President and CEO of United Heritage Mutual Holding Company from 2001 to 2020. He was a director of United Heritage Mutual Holding Company from 2001, and of United Heritage Financial Group and United Heritage Life Insurance Company from 1999 through December 2020. Mr. Johnson also held a number of other executive officer positions, including General Counsel, with United Heritage Life Insurance Company from 1983 to 2020.

Qualifications & Expertise

Mr. Johnson brings financial, risk management, and legal experience to our board of directors. Mr. Johnson acquired his extensive experience through his former positions at the insurance holding company at which he was the President and CEO, and from his former position as the life insurance company's General Counsel. He also brings to the board of directors his knowledge of economics and finance and experience with employee benefits and auditing matters. Mr. Johnson's long-standing ties to Idaho also provide an important connection to Idaho Power's service area and allow him to offer insight into local, state, and regional issues where Idaho Power conducts business.

IDACORP, Inc. 2024 PROXY STATEMENT 20

Nate R. Jorgensen

Board Member

Age: 59

Director Since: 2023

Committees:

Audit

Current Public Company Directorships:

Boise Cascade Company
Idaho Power Company

Former Public Company Directorships:

None

Professional Experience

Mr. Jorgensen has served as the CEO of Boise Cascade Company since 2020. During his time with Boise Cascade, he has held a number of roles. In 2017, he was named Senior Vice President where he led the EWP sales and marketing organization; In January 2019, he was named Chief Operating Officer, where he was responsible for overseeing the Wood Products and Building Materials Distribution divisions.
Mr. Jorgensen earned his bachelor's degree in civil and environmental engineering from the University of Wisconsin and also attended the Tuck School of Business Executive Education Program at Dartmouth University. Mr. Jorgensen recently joined the board of directors for the American Wood Council.

Qualifications & Expertise

Mr. Jorgensen brings significant corporate leadership and operational experience to our board of directors. Based on his service as COO and CEO of a major public company headquartered in Idaho, Mr. Jorgensen offers extensive business and operational insight relevant to Idaho Power's service area. He also serves as a board member on the American Wood Council, a non-profit organization advocating sustainability.

Susan D. Morris

Board Member

Age: 55

Director Since: 2023

Committees:

Audit

Current Public Company Directorships:

Idaho Power Company

Former Public Company Directorships:

None

Professional Experience

Ms. Morris has served as Executive Vice President and Chief Operations Officer of Albertsons Companies, Inc. since January 2018. In this role, she leads the company's retail operations, a $70 billion company employing over 290,000 employees.

Susan has more than 38 years' experience in the retail grocery industry and has held a variety of leadership roles across the company. Her experience includes serving as Executive Vice President of Regional Operations; Division President in two markets; and various other roles across merchandising and operations. Susan began her retail career in high school as a customer service clerk at Albertsons in Denver, Colorado.

Qualifications & Expertise

Ms. Morris brings her community ties and extensive operational and senior executive leadership experience to our board of directors. Her background with a public corporation in the retail grocery industry enables her to bring valuable operational and consumer insight to our board of directors. Ms. Morris will also provide our board of directors with strong management and customer relations experience and offer insight into local, state, and regional issues where Idaho Power conducts business.

IDACORP, Inc. 2024 PROXY STATEMENT 21

Richard J. Navarro

Board Member

Age: 71

Director Since: 2015

Committees:

Audit
Executive

Current Public Company Directorships:

Idaho Power Company

Former Public Company Directorships:

Home Federal Bancorp, Inc.

Professional Experience

Mr. Navarro was the Chief Administrative Officer of Albertson's, LLC, and AB Management Services Corp., a food and drug retailer, from 2014 to 2015; and the CFO of Albertson's LLC from 2006 to 2014. Mr. Navarro was also a director of Home Federal Bancorp, Inc. from 2005 to 2014.

Qualifications & Expertise

Mr. Navarro joined our board of directors in 2015 with a strong business and financial background and significant business experience within our service area. His experience from serving as the former CFO of Albertson's, as well as his prior service on the board of a financial institution, gives him extensive background and insight into financial matters, allowing him to contribute significantly to finance, accounting, risk management, and capital markets matters.

Dr. Mark T. Peters

Board Member

Age: 59

Director Since: 2021

Committees:

Corporate Governance & Nominating

Current Public Company Directorships:

Idaho Power Company

Former Public Company Directorships:

None

Professional Experience

Dr. Peters has been the Executive Vice President for Laboratory Management & Operations of Battelle Memorial Institute since January 2021. From 2015 through December 2020, Dr. Peters served as director of the U.S. Department of Energy's Idaho National Laboratory (INL) and President of Battelle Energy Alliance, LLC. Dr. Peters currently serves as Chair of the Board of Battelle Energy Alliance, LLC. Prior to INL and Battelle, he held multiple leadership positions with the Argonne National Laboratory from 2004 through 2015.

Qualifications & Expertise

Dr. Peters joined our board of directors in 2021 and brings an exceptional science and technology background and extensive financial, and energy and security expertise, including in the areas of both physical and cyber security. Idaho Power's business is increasingly driven by technology, and Dr. Peters provides our board of directors a lens into that technology and the future of our industry, including in new areas such as grid security technology and generation systems like small modular nuclear reactors.

Board of Directors' Recommendation

The board of directors unanimously recommends a vote “FOR” the election of each nominee.
IDACORP, Inc. 2024 PROXY STATEMENT 22

Committees of the Board of Directors

Overview and Composition

Our standing committees of the board of directors are the audit committee, the compensation and human resources committee, the corporate governance and nominating committee, and the executive committee. The committee memberships as of the date of this proxy statement are set forth below. We also describe our board committees and their principal responsibilities following the table.

				Committee Memberships
Director	Director Since	Age	Independent[1]	Audit	Compensation & Human Resources	Corporate Governance and Nominating	Executive
Odette C. Bolano	2020	64	✓		✓
Richard J. DahlBC,2	2008	72	✓			✓	✓
Annette G. Elg	2017	67	✓	✓	✓
Lisa A. Grow	2020	58					©
Ronald W. Jibson	2013	71	✓		✓
Judith A. Johansen	2007	65	✓		©	✓	✓
Dennis L. Johnson*	2013	69	✓			©	✓
Nate R. Jorgensen	2023	59	✓	✓
Jeff C. Kinneeveauk[3]	2022	50	✓	✓
Susan D. Morris	2023	55	✓	✓
Richard J. Navarro	2015	71	✓	©			✓
Dr. Mark T. Peters	2021	59	✓			✓
BC — Board Chair
© — Committee Chair
* — Chair of the Board of Directors effective May 16, 2024 following Mr. Dahl's retirement
1    Independent according to New York Stock Exchange listing standards and our Corporate Governance Guidelines
2    Mr. Dahl will conclude his service as board chair and on the board of directors, the corporate governance and nominating committee, and the executive committee, effective May 16, 2024.
3    Mr. Kinneeveauk will conclude his service on the board of directors and the audit committee, effective May 16, 2024.

Audit Committee

The audit committee is a separately designated standing committee. The audit committee has numerous responsibilities, including:

•assists the board of directors in the oversight of the integrity of our financial statements; compliance with legal and regulatory requirements; the qualifications, independence, and performance of our independent registered public accounting firm and the performance of our internal audit department; and our major financial, regulatory, and physical and cybersecurity risk exposures, including oversight of management’s information security activities, which include briefing the audit committee and the board on information security matters several times a year, conducting an annual security training program, and arranging for external security assessments;
•discusses with our independent registered public accounting firm and our internal auditors the audit of, and opinion on, the company’s financial statements and our internal control over financial reporting, including the overall scope and plans for audits, critical audit matters, and any other matters deemed appropriate;
•is directly responsible for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm, helping to ensure that the selection of the firm and its lead audit partner is in the best interests of the company and our shareholders;
•prepares the audit committee report required to be included in the proxy statement for our annual meeting of shareholders; and
•other responsibilities of the audit committee specified in its charter, available at www.idacorpinc.com/corporate-governance/governance-documents.

IDACORP, Inc. 2024 PROXY STATEMENT 23

As of the date of this proxy statement, the members of the audit committee are Ms. Elg, Mr. Jorgensen, Mr. Kinneeveauk, Ms. Morris, and Mr. Navarro. All members of the audit committee are independent under our Corporate Governance Guidelines and applicable New York Stock Exchange listing standards, including the SEC’s audit committee member independence standards. The board of directors has determined that Ms. Elg, Mr. Jorgensen, Mr. Kinneeveauk, and Mr. Navarro are “audit committee financial experts” as defined by the rules of the SEC. During 2023, the audit committee met eight times.

Compensation and Human Resources Committee

The compensation and human resources committee has direct responsibility to:

•review and approve corporate goals and objectives relevant to our CEO’s compensation;
•evaluate our CEO’s performance in light of those goals and objectives;
•either as a committee or together with the other independent directors, as directed by the board of directors, determine and approve our CEO’s compensation based on this evaluation;
•make recommendations to the board of directors with respect to non-CEO executive officer compensation, incentive compensation plans, and equity-based plans that are subject to board of director approval;
•review and discuss with management the compensation discussion and analysis, and based on such review and discussion determine whether to recommend to the board of directors that the compensation discussion and analysis be included in our proxy statement for the annual meeting of shareholders;
•oversee our compensation and employee benefit plans and practices;
•oversee our practices that pertain to human capital management;
•assist the board of directors in the oversight of risks arising from our compensation and human resources policies and practices; and
•other responsibilities of the compensation and human resources committee specified in its charter, available at www.idacorpinc.com/corporate-governance/governance-documents.

The compensation and human resources committee and the board of directors have sole responsibility to determine executive officer compensation, which responsibility may not be delegated. The compensation and human resources committee has sole authority to retain and terminate any consulting firm to assist the compensation and human resources committee in carrying out its responsibilities, including sole authority to approve the consulting firm’s fees and other retention terms. In 2023, the compensation and human resources committee retained Pay Governance for advice regarding executive officer compensation, primarily to provide the compensation and human resources committee with general compensation market information and trends, to review the structure of our compensation programs, and to provide insight and analysis to the compensation and human resources committee at committee meetings. Management and the compensation and human resources committee also reviewed data provided by Pay Governance in evaluating our compensation and benefit plans.

In retaining compensation consultants, the compensation and human resources committee’s charter provides that the committee is required to consider factors bearing on the independence from management of the compensation consultant and whether the work performed by the compensation consultant will raise any conflicts of interest. Although management may request services, the compensation and human resources committee must pre-approve the engagement of the consulting firm for any services to be provided to management. These services may not interfere with the consulting firm’s advice to the compensation and human resources committee. The chair may pre-approve services between regularly scheduled meetings of the compensation and human resources committee. Pre-approval of services by the chair must be reported to the compensation and human resources committee at its next meeting.

In addition, the compensation and human resources committee has responsibility for reviewing and making recommendations with respect to director compensation to the board of directors. For information on director compensation, refer to the section entitled “Director Compensation” in this proxy statement.

Each member of the compensation and human resources committee is independent under our Corporate Governance Guidelines and applicable New York Stock Exchange listing standards. During 2023, the compensation and human resources committee met four times.

Compensation and Human Resources Committee Interlocks and Insider Participation

No person who served as a member of the compensation and human resources committee during 2023 (a) has served as one of our officers or employees or (b) has any relationship requiring disclosure under Item 404 of the SEC’s Regulation S-K. None of our executive officers serves as a member of the board of directors or compensation and human resources committee of any other
IDACORP, Inc. 2024 PROXY STATEMENT 24

company that has an executive officer serving as a member of our board of directors or our compensation and human resources committee.

Corporate Governance and Nominating Committee

The corporate governance and nominating committee’s responsibilities include:

•    identifying individuals qualified to become directors, consistent with criteria approved by the board of directors;
•    selecting, or recommending that the board of directors select, the candidates for all directorships to be filled by the board of directors or by the shareholders;
•     developing and recommending to the board of directors our Corporate Governance Guidelines;
•     overseeing the evaluation of the board of directors and management;
•     overseeing the company's practices as they pertain to ESG risk oversight;
•taking a leadership role in shaping our corporate governance; and
•other responsibilities of the corporate governance and nominating committee specified in its charter, available at www.idacorpinc.com/corporate-governance/governance-documents.

Each member of the corporate governance and nominating committee is independent under our Corporate Governance Guidelines and the applicable New York Stock Exchange listing standards. During 2023, the corporate governance and nominating committee met four times.

Executive Committee

The executive committee acts on behalf of the board of directors when the board of directors is not in session, except on those matters that require action of the full board of directors. The executive committee also assists the board of directors in overseeing risk management and providing approval of financing transactions. The executive committee is composed of our CEO and the chair of each of our other standing committees. During 2023, the executive committee met three times.

Director Compensation

We structure director compensation to attract and retain qualified non-employee directors and to further align the interests of our directors with the interests of our shareholders. The compensation and human resources committee periodically reviews surveys of non-employee director compensation trends and a competitive analysis of peer company practices prepared by the independent compensation consultant (Pay Governance) and our Human Resources team. The compensation and human resources committee then makes recommendations to the board of directors on compensation for our non-employee directors, including their board and committee retainers and annual equity awards. There were no changes to director compensation for 2023 as compared to 2022.

IDACORP, Inc. 2024 PROXY STATEMENT 25

The table that follows describes the compensation earned during 2023 by each individual who served as a director during 2023.

Name (a)	Fees Earned or Paid in Cash ($) (b)[1]	Stock Awards ($) (c)[2]	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Odette C. Bolano	95,667	119,944	—	—	—	—	215,611
Thomas Carlile[3]	38,542	49,942	—	—	—	—	88,484
Richard J. Dahl	195,500	119,944	—	—	—	—	315,444
Lisa A. Grow[4]	—	—	—	—	—	—	—
Annette G. Elg	105,500	119,944	—	—	—	—	225,444
Ronald Jibson	93,500	119,944	—	—	—	—	213,444
Judith A. Johansen	116,500	119,944	—	—	—	—	236,444
Dennis L. Johnson	105,500	119,944	—	—	—	—	225,444
Nate R. Jorgensen[5]	64,667	79,926	—	—	—	—	144,593
Jeff Kinneeveauk	97,000	119,944	—	—	—	—	216,944
Susan D. Morris[5]	64,667	79,926	—	—	—	—	144,593
Richard J. Navarro	115,000	119,944	—	—	—	—	234,944
Mark T. Peters	95,000	119,944	—	—	—	—	214,944

1    Directors are paid cash fees on a monthly basis during their service on the board of directors.
2    This column reflects the grant date fair value of IDACORP common stock awarded to our non-employee directors measured in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Stock Compensation (“FASB ASC Topic 718”). The grant date fair value is based on the closing price of IDACORP common stock on the business day before the grant date. The grant date fair value for the awards included in this column for all non-employee directors except Mr. Jorgensen and Ms. Morris is based on the closing price of IDACORP common stock on February 28, 2023, which was $103.40. The grant date fair value for the awards included in this column for Mr. Jorgensen and Ms. Morris is based on the closing price of IDACORP common stock on May 31, 2023, which was $104.07.
3    Mr. Carlile concluded his service as a director on May 18, 2023.
4    Employee directors do not receive fees or awards for service as a member of our board of directors. Ms. Grow's compensation as an executive officer is discussed in Part 4 – “Executive Compensation” in this proxy statement.
5    The compensation paid to Mr. Jorgensen and Ms. Morris in 2023 was prorated to reflect the fact that they began their service as directors on May 18, 2023.

The table that follows lists the forms and amounts of compensation payable to our non-employee directors for 2023. All directors of IDACORP also serve as directors of Idaho Power. The fees and other compensation shown in the table and discussed below are for service on both boards as well as for service on any subsidiary board. Employee directors receive no compensation for service on the boards.

Annual Director Compensation Amounts for 2023
Base Retainer	$85,000
Base Committee Annual Retainers:
Audit committee	$12,000
Compensation and human resources committee	$8,500
Corporate governance and nominating committee	$7,500
Executive committee	$3,000
Additional Chair Annual Retainers:
Chair of the board	$100,000
Chair of audit committee	$15,000
Chair of compensation and human resources committee	$12,500
Chair of corporate governance and nominating committee	$10,000
Annual Stock Awards	$120,000

IDACORP, Inc. 2024 PROXY STATEMENT 26

Deferral Arrangements

Directors may defer all or a portion of their annual IDACORP and Idaho Power cash retainers and receive payment of all amounts deferred with interest in a lump sum or in a series of up to ten equal annual payments after they separate from service with IDACORP and Idaho Power. All cash fees that were deferred for service as a member of the board of directors in 2023 were credited with interest using the average rate published as part of “Moody's Daily Long-term Corporate Bond Yield Averages” for utilities by Moody's Analytics (the “Moody’s Rate”). Interest is calculated on a pro-rated basis each month using a 360-day year and the average Moody’s Rate for the preceding month.

Directors may also defer their annual stock awards, which are then held as deferred stock units with dividend equivalents reinvested in additional deferred stock units. Upon separation from service with IDACORP and Idaho Power, directors will receive either a lump-sum distribution or a series of up to ten equal annual installments. Upon a change in control, the directors’ deferral accounts will be distributed to each participating director in a lump sum. The distributions will be in shares of our common stock, with each deferred stock unit equal to one share of our common stock and any fractional shares paid in cash.

Stock Ownership Guidelines for Directors

Our stock ownership guidelines for non-employee directors require that each non-employee director own IDACORP common stock equal in value to five times his or her current base annual retainer fee (e.g. $85,000 x 5 = $425,000). A director is allowed five years from the date of the director’s initial appointment or election to meet these requirements. As of December 29, 2023, all of our directors were in compliance with the guidelines. Once a director reaches the stock ownership target under the guidelines, based on the then-current stock price, the director will remain in compliance with the guidelines, despite future changes in stock price, as long as the director continues to own the minimum number of shares that brought the director into compliance with the stock ownership target. If the base annual retainer fee for directors increases, directors who have already met their stock ownership targets will need to meet the stock ownership guidelines only for the amount of increase in the base annual retainer fee.

Anti-Hedging and Anti-Pledging Policy for Directors

The same prohibitions on hedging ownership of our common stock and the pledging of our securities as collateral that apply to our executive officers, which are described in Part 4 – “Executive Compensation – Compensation Discussion and Analysis – Other Compensation Practices” of this proxy statement, apply equally to members of our board of directors.

IDACORP, Inc. 2024 PROXY STATEMENT 27

PART 4 - EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) contains statements regarding future performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We caution readers not to apply these statements to other contexts.

Executive Summary

This part of the proxy statement focuses on our 2023 performance, our strategy, our shareholder engagement process, and the compensation we provide to our named executive officers, or “NEOs,” including our 2023 executive compensation programs and decisions. For 2023, our NEOs were as follows (with their current titles as of the date of this proxy statement):

✓	Lisa A. Grow	President and CEO of IDACORP and Idaho Power
✓	Brian R. Buckham	Senior vice president, chief financial officer, and treasurer of IDACORP and Idaho Power
✓	Adam J. Richins	Senior vice president and chief operating officer of Idaho Power
✓	Jeffrey L. Malmen	Senior vice president of public affairs of IDACORP and Idaho Power
✓	Ken W. Petersen	Vice president of IDACORP and Idaho Power[1]
1    Mr. Petersen stepped down as chief accounting officer and treasurer of IDACORP and Idaho Power, effective as of January 1, 2024. He intends to retire from the companies in 2024.

IDACORP and Idaho Power had another successful year in 2023. We achieved our 16th consecutive year of earnings per share growth, increased our quarterly dividend, and continued to provide reliable, affordable electric service to our customers despite challenging operating conditions and continued customer growth and demand.

*Dividends as of February 2024
Base Salaries. As a result of our continued strong financial and operational results and based on analysis of market median compensation of our peers and performance in their respective positions, our NEOs in 2023 received increases in base salaries ranging between 6 percent and 11.5 percent compared against their salaries as of year-end 2022.

Incentive Compensation. For 2023, the award opportunities as a percentage of base salary under our short-term incentive plan remained unchanged for our NEOs, except that Mr. Petersen's award opportunity was increased from 40 percent to 50 percent at target. The 2023 combined performance results for the four annual performance goals under our short-term incentive plan resulted in a payout of approximately 179 percent of target, reflective primarily of record net income, strong service reliability performance, and no usage of additional accumulated deferred investment tax credits (“ADITCs” or “Tax Credits”). The performance-based restricted stock units granted in February 2021 under the long-term incentive plan for the 2021-2023 performance period were earned at an overall 145 percent of target, based on strong cumulative earnings per share from three years of record earnings along with our relative TSR slightly below target at the 50th percentile.

For 2023, based on discussions with our compensation and human resources committee and its compensation consultant, we added a fourth annual performance goal under our short-term incentive program for usage and preservation of additional ADITCs, but otherwise the plan design for our short-term incentive and long-term incentive programs was generally unchanged.
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Compensation Policy Summary

We aim to attract and retain the highest caliber of executive management who can operate in the specialized electric utility field and balance the interests of our owners, customers, regulators, and other stakeholders. Each year, the compensation and human resources committee carefully evaluates the incentive plan structure, metrics, and performance goals for our short-term and long-term incentive plans.

For our two short-term incentive operational goals of customer satisfaction and service reliability, we have generally either maintained or increased the target performance levels each year since the operational goals were first adopted in 2006. However, for 2023, the compensation and human resources committee decreased the customer satisfaction goals at all levels of achievement, in light of possible challenges from anticipated 2023 regulatory filings, including the Idaho general rate case and on-site generation case, while maintaining all of the service reliability goals at 2022 levels. Our short-term incentive financial goals for 2023 were based on two factors: (1) net income attributable to IDACORP, and (2) the dollar amount of ADITCs recorded by Idaho Power as of the end of 2023 under Idaho Power’s Idaho regulatory stipulation, both as described below in “Short-Term Incentive Compensation – Financial Performance Goals.” We seek to set our target net income goal and ADITC usage and preservation goal at levels that will provide a “stretch goal” for management and encourage positive results for net income and provide for the preservation of ADITCs for use in future periods. This aligns with our overall objective of setting new goals each year that will be realistic enough to be achievable yet difficult enough to incentivize a commitment to outstanding performance by management.

Our long-term incentive goals are based on cumulative earnings per share (“CEPS”) and TSR, with TSR being a relative goal based on our percentile ranking within our TSR comparison group, the EEI Utilities Index. We have consistently set our long-term incentive goals at or above prior year goals, which has been effective in producing significant performance increases over time. For the awards granted in 2023, the compensation and human resources committee notably increased the CEPS goals at the target and maximum levels of achievement and maintained all of the relative TSR goals at 2022 levels.

At-Risk Compensation

We seek to incentivize strong performance by making a majority of our NEO’s pay “at-risk,” meaning we tie a majority of our NEOs’ compensation to our financial and operational performance. In 2023, between approximately 53 percent and 79 percent of each NEO's total target direct compensation was at-risk. In order for this at-risk compensation to be earned, our company must achieve strong performance results over one- and three-year performance periods. We believe that this structure provides the appropriate balance between at-risk compensation tied to executive and corporate performance and base salary to promote executive retention. We also apply a policy that the more senior the executive officer's position, the greater the emphasis on long-term results and, therefore, on equity-based compensation. Accordingly, our CEO's compensation is typically weighted more heavily toward long-term incentive compensation in the form of equity. In “Elements and Design Considerations of Compensation for 2023” below, we have included tables to help illustrate the degree to which our NEOs’ compensation is performance-based and thus at-risk.

2023 Performance Highlights

In 2023, we achieved solid financial performance, made progress on our long-term projects, and continued to implement our strategic plans. The following are some of our specific accomplishments and highlights for the year:

•IDACORP achieved net income growth for a sixteenth consecutive year;
•IDACORP increased its quarterly common stock dividend to $0.83 per share from $0.79 per share, as a part of a 177 percent increase in quarterly dividends approved over the last 12 years;
•Idaho Power reliably served its growing customer base, with customer growth of 2.4 percent in 2023;
•MWh sales to retail customers in 2023 were the second highest in Idaho Power's history, only behind 2022;
•Idaho Power’s reliability metrics continued to be among the best in company history, as Idaho Power provided uninterrupted service to its retail customers 99.97 percent of the time;
•Idaho Power achieved a settlement in its Idaho general rate case, with a 9.6 percent authorized return on equity;
•Idaho Power filed its 2023 IRP with the IPUC and OPUC in September 2023. The 2023 IRP preferred resource portfolio plans for a significant increase in energy and capacity resources over the next 20 years to meet growing demand, primarily solar, wind, and battery resource additions, as well as conversions of multiple jointly-owned coal-fired generation units to natural gas-fired generation units and the addition of several transmission lines; and
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•Idaho Power issued a formal request for proposal in April 2023, soliciting bids for new energy and capacity resources as well as energy that can be delivered via transmission, beginning in 2026.

Our Business and Strategic Objectives

We strive to deliver competitive returns and long-term shareowner value through capital appreciation and cash dividends. We focus on targeted capital allocation, growing revenue, a constructive regulatory strategy, and prudent cost management. We embrace innovation to achieve excellent results and we communicate our plans with integrity and transparency to instill investor confidence. We believe this focus leads to financial strength and quality credit ratings, helping us to reliably and successfully serve our customers and communities, fairly reward employees, meet the expectations of our regulators, and deliver competitive returns to our owners. Our board of directors regularly reviews our long-term strategy, which as of the date of this proxy statement, is focused on the following areas and priorities:

Shareholder Engagement and Say-on-Pay Results
We are committed to engaging with our shareholders and soliciting their perspectives on key performance, compensation, and governance issues. The compensation and human resources committee and management are focused on ensuring the appropriate alignment between our programs and our shareholders' preferences. We regularly engage in shareholder outreach. In 2023, management and the chair of our compensation and human resources committee reached out directly to shareholders holding over 50 percent, and met with shareholders holding over 15 percent, of IDACORP's outstanding shares. The shareholders we engaged with in 2023 remained supportive of our strategy and financial performance and our executive compensation program. Shareholder support is further evidenced by our 2023 say-on-pay advisory vote, which received a 94.5 percent positive vote from our shareholders.
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Our Pay Practices
We have a number of compensation policies and practices intended to align the interests of management with those of our shareholders. The table that follows lists certain practices we use, and certain practices we have chosen to avoid.

	Practices We Use		Practices We Avoid
✓	We tie our executives’ compensation to corporate performance, and over 50 percent of each of our NEOs’ 2023 target compensation was at-risk	✗	We do not provide employment agreements to our executives
✓	Our compensation and human resources committee reviews and adjusts performance metrics annually	✗	We do not permit the hedging or pledging of our securities by executives
✓	The compensation and human resources committee consists solely of independent directors and retains an independent compensation consultant	✗	We restrict the purchase and sale of securities under an insider trading policy
✓	We require our officers to own specified minimum amounts of our stock and performance-based RSUs are not counted toward the requirement	✗	We discourage excessive or inappropriate risk-taking through our compensation program design
✓	We impose officer stock retention obligations	✗	We provide only limited perquisites
✓	We have a clawback policy that provides for the recovery of incentive compensation pursuant to SEC and New York Stock Exchange requirements	✗	We do not pay cash dividends on performance-based compensation awards unless and until they are vested
✓	We impose caps on the amount of incentive compensation that may be paid	✗	We do not award stock options
✓	We assess compensation that is at-risk and target incentives on an annual basis
✓	We set our target goal for TSR performance at the 55th percentile of our peer group for long-term incentive
✓	We have a low burn rate on equity for incentive awards
How We Make Compensation Decisions

Our Compensation Philosophy and Policy

Compensation decisions for our executive officers, including our NEOs, are made in the context of our overall compensation philosophy. Our executive compensation philosophy is to provide balanced and competitive compensation to our executive officers to ensure that we can attract and retain high-quality executive officers, and to motivate our executive officers to achieve performance goals that will benefit our shareholders and customers and contribute to the long-term success and stability of our business without excessive risk-taking. Our board of directors has adopted a written executive compensation policy, and the compensation and human resources committee reviews the policy annually. The policy includes the following compensation-related objectives:

•Manage officer compensation as an investment with the expectation that officers will contribute to our overall success;
•Recognize officers for their demonstrated ability to perform their responsibilities and create long-term shareholder value;
•Be competitive with respect to those companies in the markets in which we compete to attract and retain the qualified executives necessary for long-term success;
•Be fair from an internal pay equity perspective;
•Ensure effective utilization and development of talent by working in concert with other management processes, such as performance appraisal, management succession planning, and management development; and
•Balance total compensation with our ability to pay.

Market Compensation Data and Analysis

We believe that market compensation information is important because it provides an indication of the levels of compensation that enable us to remain competitive with other companies in attracting and retaining executive officers. In determining the composition of our peer groups, we consider the following factors:

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•Breadth - include companies that are philosophically relevant;
•Nature and complexity of the business - take into account each company’s portfolio and markets and seek companies that derive a significant portion of revenues from regulated operations;
•Scope - reflect an appropriate range of revenues and market capitalization;
•Ease of administration - ensure availability of valid and reliable data (e.g., SEC filings); and
•Size - include a sufficient number of companies to provide robust data and mitigate volatility.

We use the market compensation analysis to determine a market compensation range for each of our executive officers for base salary, short-term incentive compensation, and long-term incentive compensation, and for combinations of these three elements, based on compensation provided to officers in similar positions at our designated groups of companies. For setting 2023 compensation, as in prior years, the compensation and human resources committee reviewed survey data for three separate sets of companies, described below, for each executive officer (where data was available). It then reviewed whether each element of compensation, and the total target direct compensation, for each of our executive officers was within the targeted range (85 percent to 115 percent) of the market median.

The two sources of market compensation data used to prepare the market compensation analysis for our 2023 executive officer compensation were:

1.Private Survey Data Sources: Willis Towers Watson’s 2022 annual private survey of corporate executive compensation, with the following three subsets of companies:

Peer Group	Comprised of comparable utilities, as determined by the compensation and human resources committee; these are the same companies we use for the public survey data source, listed below
IOU Survey Data	Comprised of all participating investor-owned utilities, regressed to $1.9 billion in annual revenues*
General Industry Survey Data	Comprised of all participating general industry companies in “The General Industry Executive Compensation Survey Report - U.S.,” regressed to $1.9 billion in annual revenues
* The names of the companies included in this survey are listed in Appendix A to this proxy statement.

Our annual revenues were $1.77 billion in 2023. We used the $1.9 billion annual revenue figure for our peer compensation comparisons to provide a reasonably comparable revenue scope to the broader industry. The $1.9 billion annual revenue figure is intended to reflect what Idaho Power’s annual revenues would be if Idaho Power charged average customer electricity rates. In May 2022, our analysis showed that average U.S. retail electricity rates over the 2019-2021 period were 38 percent higher than Idaho Power’s average retail electricity rates over the same period. We added the same 38 percent differential to our average annual revenues over the 2019-2021 period to establish comparable Idaho Power revenues at approximately $1.9 billion. To determine average U.S. electricity rates, we used the “EEI Typical Bills and Average Rates Report - Select American Cities.” Because the general industry survey data is not limited to our industry, the compensation and human resources committee used the general industry survey data as a secondary data source to provide general confirmation of the compensation levels for our NEOs.

2.Public Data Source. 2022 public proxy statement compensation data from a designated peer group of companies, listed below (the same companies included in the Peer Group).

Our management, the compensation and human resources committee, and the committee's compensation consultant worked together to develop the Peer Group, which was then approved by the committee. The companies in the Peer Group and used for our survey and public proxy data for purposes of establishing 2023 compensation remained unchanged as compared to 2022 and consisted of the following:

Allete Inc.	Hawaiian Electric Company	Pinnacle West Capital Corp.
Alliant Energy Corporation	NorthWestern Energy Group, Inc.	PNM Resources, Inc.
Atmos Energy Corporation	Northwest Natural Holding Co.	Portland General Electric Co.
Avista Corp.	OGE Energy Corp.	Spire Inc.
Black Hills Corporation	ONE Gas Inc.

Because the public proxy compensation data is not as broad or detailed as the private survey data, the compensation and human resources committee used the public proxy compensation data as a secondary data source to provide general confirmation of the
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compensation levels for our NEOs. For purposes of compiling the market compensation information, each NEO’s role is matched to a comparable position at the peer companies, as applicable.

An individual executive officer’s compensation may be positioned above or below the market level for his or her position, depending on his or her level of experience, responsibility, and performance, and based on the degree of comparability between our executive officer’s role and the roles of persons with similar positions at the peer companies, along with internal equity considerations. The compensation and human resources committee uses its judgment and our CEO’s feedback on executive officer performance in assessing these factors in determining how an executive officer's compensation should align relative to the market level.

Review of Total Compensation Structure and Internal Pay Ratios

Each year, the compensation and human resources committee reviews the total compensation structure for each NEO, including the elements and mix of compensation, levels of historic compensation, potential termination and retirement benefits, internal equity, and IDACORP stock ownership, to determine whether it should adjust an executive officer’s total target direct compensation. Based on these reviews, the compensation and human resources committee determined that no changes to the general structure of our compensation programs or to the forms of compensation payable to our executive officers for 2023 were necessary, though it did make some adjustments to individual compensation amounts, as described in this CD&A. In making this determination, the compensation and human resources committee relied on its judgment.

Individual Executive Officer Performance Goals and Evaluation

An important aspect of the compensation and human resources committee’s process is its review of each executive officer's level of experience and time in the role, responsibility, and individual performance to determine where the executive officer's base salary and target incentive compensation should be relative to the compensation of peers.

For 2023 compensation determinations, the evaluation of Ms. Grow covered strategic capability (vision, strategy, and implementation) and performance in various categories (financial, relationships, leadership, operational, succession planning, and internal controls/ethical compliance).

For purposes of establishing 2023 compensation, the evaluation of all our NEOs covered a number of competencies, such as courage, driving innovation, energizing the organization, establishing strategic direction, executive presence, and safety leadership. Each executive officer must also accomplish specific performance goals for each year, which the compensation and human resources committee reviews and evaluates in connection with its compensation decisions. In connection with the review of Ms. Grow's performance, the compensation and human resources committee received input from the full board of directors.

The compensation and human resources committee also evaluates the NEOs on several ESG-related factors. Social factors include our ongoing focus on safety, employee engagement, and fostering a culture where all employees feel they belong and are valued for their unique contributions and perspectives, as stated in “Our Commitment to Each Other.” Environmental factors include ongoing environmental stewardship at our hydroelectric facilities and pursuing our carbon emissions reduction goals, such as achieving Idaho Power’s goal of 100 percent clean energy by 2045. The compensation and human resources committee regularly reviews the actions our NEOs have taken on those items, and the results they have generated, including through performance reviews completed by the NEOs.
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2023 Named Executive Officer Compensation

Elements and Design Considerations of Compensation for 2023

Our executive compensation for 2023 included the following elements:

•Base salary;
•Annual cash incentive awards;
•Long-term (three year) equity incentive awards; and
•Other benefits, such as health and welfare, retirement and 401(k) plans, and limited perquisites.

The overall design of our 2023 executive compensation program remained largely unchanged from 2022. Members of our management team and our compensation and human resources committee continued to engage with our shareholders in 2023 to ensure our compensation plans, targets, and structure are well communicated, appropriate, and reflect shareholder feedback. Our 2023 executive compensation program provided for fixed compensation (base salary) to provide competitive income, and at-risk compensation (short- and long-term incentive compensation) to help ensure our management team’s focus on our operational and financial performance. Our short-term incentive compensation is paid in cash, if earned, based on single-year performance. Our long-term incentive compensation is paid in IDACORP common stock, if earned, based on performance over a three-year period. The allocation of the total target direct compensation mix for each of our NEOs for 2023, effective as of January 1, 2023, is illustrated in the table that follows and reflects that the at-risk component ranges between approximately 53 percent and 79 percent of each NEO's total target direct compensation.

In connection with its annual review of executive compensation, our compensation and human resources committee reviews the correlation between our executives’ historical compensation and our historical performance. Please see Part 4 – “Executive Compensation – Pay Versus Performance” in this proxy statement for a more detailed discussion of the relationship between our executive compensation and our financial performance.

Base Salary

Base salary consists of fixed cash payments. We pay base salaries in order to provide our executive officers with competitive regular pay that is sufficient to secure officers with the knowledge, skills, and abilities necessary to successfully execute their job duties and responsibilities. Base salary is established based on factors such as competitiveness of the salary compared to similar positions at the company’s peers, the officer's specific responsibilities and experience, and individual and company performance.

For purposes of determining each NEO’s base salary for 2023, the compensation and human resources committee reviewed the base salary market data from the market compensation analysis. This included a comparison of each NEO's current base salary with the median from each of the three data sets for that position (where data was available). As a component of determining
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appropriate 2023 base salaries (as well as other elements of compensation), the compensation and human resources committee also reviewed the 2022 performance evaluations for each NEO, internal pay equity among the NEOs, and the company’s overall performance during 2022. Based on its review and analysis of this information, in February 2023 the compensation and human resources committee recommended, and the board of directors approved, the NEO base salaries for 2023, effective January 1, 2023, shown in the table that follows:

Executive	2023 Base Salary	% Increase from 2022 Base Salary[1]
Lisa A. Grow	$920,000	8.2%
Brian R. Buckham	$515,000	11.5%
Adam J. Richins	$530,000	9.3%
Jeffrey L. Malmen	$402,000	8.1%
Ken W. Petersen	$345,000	6.0%
1 Represents the increase relative to the amount of annual base salary in effect as of year-end 2023.

The base salary increases for 2023 for the NEOs reflected, in large part, strong individual and company performance in 2022. The base salary increases were also intended to further our efforts to achieve compensation amounts more closely aligned with the median of our peers, particularly for Mr. Buckham's base salary, which was well below the median for peer groups in 2022.

Short-Term Incentive Compensation

Short-term incentive compensation under our Executive Incentive Plan is determined by performance relative to annual performance goals and is intended to encourage and reward annual financial and operational results. We provide participants in the Executive Incentive Plan the opportunity to earn cash-based short-term incentives in order to be competitive from a total compensation standpoint and to ensure focus on annual financial, operational, and customer service goals.

The compensation and human resources committee regularly assesses the best metrics to be used in the incentive programs. For 2023, the compensation and human resources committee adopted the following short-term incentive goal structure:

•Customer Satisfaction - The customer satisfaction goal focuses on our relationship with and service to our customers. We measure customer satisfaction through quarterly surveys conducted by an independent survey firm. The survey data covered five specific performance qualities: overall satisfaction, quality, value, advocacy, and loyalty;
•Service Reliability - The service reliability goal is intended to focus executive officers on Idaho Power’s system reliability and its impact on the company’s relationship with its customers. We measure this goal by the number of interruptions greater than five minutes in duration experienced on average by Idaho Power’s metered general customers over the course of the year;
•Financial Performance -
◦Net Income - Our compensation and human resources committee believes that the IDACORP net income goal provides the most important overall measure of our financial performance, and thus the compensation and human resources committee gave it the greatest weighting. This goal aligns management and shareholder interests by motivating our executive officers to increase earnings for the benefit of shareholders; and
◦Usage and Preservation of Additional ADITCs - Our goal related to usage and preservation of additional ADITCs is intended to focus executive officers on using ADITCs efficiently.

The table below shows the specific 2023 threshold, target, and maximum performance targets for each short-term incentive performance goal and the qualifying payout multiplier for each target. For 2023, consistent with prior years, the compensation and human resources committee evaluated our financial forecast and budgets, and established a target for net income. We use linear interpolation for achievement within the performance levels specified. The table also shows the actual 2023 performance results for all four performance goals, resulting in a payout of approximately 179 percent of target. The Executive Incentive Plan under which the short-term awards are made to executives does not permit the payment of awards if there is no payment of awards under the Employee Incentive Plan (which uses the same metrics and performance levels, with different weightings) or if IDACORP does not have net income sufficient to pay dividends on its common stock. Neither of these restrictions applied for 2023.
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	IDACORP Short-Term Incentive Metrics
Performance Goal	Performance Levels		Qualifying Multiplier	2023 Actual Results
Customer Satisfaction - Customer Relations Index Score	Threshold:	82.25%	7.5%
	Target:	84.25%	15%	82.60%
	Maximum:	86.25%	30%
Service Reliability - Number of Outage Incidents	Threshold:	≤1.60	7.5%
	Target:	≤1.30	15%	1.09
	Maximum:	≤1.10	30%
2023 Net Income Attributable to IDACORP (in millions, except percentages)	Threshold:	$218.6	28%
	Target:	$246.0	56%	$261.2
	Maximum:	$261.1	112%
Usage and Preservation of Additional ADITCs (in millions)	Threshold:	≤$29.1	7%	No usage of ADITCs
	Target:	≤$25.0	14%
	Maximum:	≤$15.0	28%
The table that follows shows the 2023 short-term incentive award opportunities for the NEOs recommended by the compensation and human resources committee and approved by the board of directors, as well as the 2023 short-term incentive awards earned by our NEOs based on actual performance results for 2023. The short-term cash incentive award opportunities are calculated by multiplying base salary by the product of the approved incentive percentage and the qualifying multiplier for each goal. The amounts earned are based on actual base salary paid in 2023.

		IDACORP Short-Term Incentive Award Opportunity Levels
Executive		Threshold[1]	Target[1]	Maximum[1]	2023 Award Earned
Lisa A. Grow	% of Base Salary:	50%	100%	200%
	Dollar Amount:	$460,000	$920,000	$1,840,000	$1,645,052
Brian R. Buckham	% of Base Salary:	30%	60%	120%
	Dollar Amount:	$154,500	$309,000	$618,000	$552,523
Adam J. Richins	% of Base Salary:	30%	60%	120%
	Dollar Amount:	$159,000	$318,000	$636,000	$568,616
Jeffrey L. Malmen	% of Base Salary:	30%	60%	120%
	Dollar Amount:	$120,600	$241,200	$482,400	$431,290
Ken W. Petersen	% of Base Salary:	25%	50%	100%
	Dollar Amount:	$86,250	$172,500	$345,000	$308,447
1 The percentage shown represents the percent of base salary to be awarded, assuming achievement of the relevant performance level.

Financial Performance Goals:

The compensation and human resources committee set the target for the IDACORP net income goal for 2023 at $246 million, reflecting several factors that we anticipated would impact results for 2023. Factors included increased depreciation and interest expense from dramatically increased capital expenditures for infrastructure development, higher operations and maintenance expenses from scheduled plant maintenance and labor cost increases, the one-time beneficial impact of a regulatory order pertaining to Idaho Power’s Jim Bridger plant on 2022 results, and the revenue impacts of customer growth and normalized weather conditions. Capital expenditures for 2023 were significantly heightened over previous years, and the regulatory lag associated with collecting the depreciation and financing costs on those assets through customer rates was a notable factor for consideration, as new rates for that infrastructure would not go into effect until 2024. To that end, the compensation and human resources committee’s review included our financial forecast and, new for 2023, a detailed earnings and tax credit sensitivity analysis prepared by management, which provided the committee with insight on those and other positive and negative drivers of financial performance on an income-statement basis. To further drive performance, the committee established the maximum end of the net income metric above the top-end of our 2023 earnings guidance range. For 2023, with the bifurcation of the financial performance metric into the separate net income and ADITC usage and preservation goals, we used consolidated net
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income on a GAAP basis without adjustment, as separate measurement of the ADITC-related goal mitigated the need to adjust net income for the use of ADITCs.

The goal for usage and preservation of additional ADITCs was first introduced in 2023 and is based on a regulatory mechanism that we believe is unique to Idaho Power. In May 2018, the IPUC issued an order approving an indefinite extension (with modifications) of the terms of October 2018 and December 2011 Idaho settlement stipulations (“Prior Idaho Settlements”). Under the terms of the Prior Idaho Settlements, for 2023, if Idaho Power's annual return on year-end equity in the Idaho jurisdiction (“Idaho ROE”) is less than 9.4 percent, then Idaho Power was permitted to amortize up to $25 million of ADITCs to help achieve a 9.4 percent Idaho ROE for that year.

For 2023, the target level of usage of ADITCs was established at $25 million and maximum at $15 million (i.e. lower usage of ADITCs results in higher achievement under this goal), encouraging Idaho Power’s management to work to preserve valuable ADITCs for use in future periods. Notably, Idaho Power’s net income was subject to moderation in the earnings range in which it amortized up to a maximum of $25 million of additional ADITCs, meaning net income (and thus the net income metric) moved only moderately in that “dead-band” area. Adding the ADITC usage metric helped solve that dead-band issue by incenting management to drive positive financial results in that “dead-band” area. Further stretching management to preserve tax credits for future periods, when the net income and ADITC metrics are combined, the payout at target would be only 90%. This was the moderating impact caused by the ADITC metric, which required not only reaching a net income target, but also achieving a higher ADITC usage target (i.e., using fewer ADITCs and thus preserving them for the future) in order to achieve a payout over 90% of target overall.

For 2023, the compensation and human resources committee weighted the net income metric as 80% of the total financial goal, and the ADITC usage and preservation metric as 20% of the total financial goal.

Long-Term Incentive Compensation

Long-term incentive compensation is intended to encourage and reward long-term performance, provide a multi-year retention mechanism, and enhance the alignment between management and shareholders. We grant executive officers the opportunity to earn stock-based long-term compensation in order to be competitive from a total compensation standpoint, to ensure focus on long-term financial goals, to recognize future performance, to promote retention, and to maximize shareholder value by aligning our executive officers’ interests with shareholder interests. Our 2023 long-term incentive awards were allocated as follows:

•time-vesting restricted stock units, vesting in January 2026, representing one-third of the awards; and
•performance-based restricted stock units with a three-year performance period of 2023-2025, representing two-thirds of the awards at target.

Consistent with our historical practice, the compensation and human resources committee recommended, and the board of directors approved, the 2023 long-term incentive grants at their February 2023 meetings, which approval became effective after we released our 2022 full-year earnings. Following is a more detailed description of the time-vesting restricted stock units and performance-based restricted stock units that comprise the long-term incentive grants.

Time-Vesting Restricted Stock Units:

The time-vesting restricted stock unit awards made to our NEOs in 2023 will vest in January 2026, as long as the NEO remains employed by us throughout the restriction period. Earned awards are settled in shares. The NEOs receive dividend equivalents on the units during the restriction period, since the officer is assured of vesting in the units as long as he or she remains employed by the company. We believe that the restricted stock units and dividend equivalent payments provide a strong incentive for the officer to continue working for us for the entire three-year restriction period. Because the restricted stock units are intended to serve as a retention tool, the compensation and human resources committee decided to use cliff vesting, rather than ratable vesting. However, if the NEO's employment terminates before the vesting date, subject to board of director approval, the officer may receive a pro-rated payout, depending on the reason for or circumstances surrounding the termination, such as for retirement at age 55 or older.

Performance-Based Restricted Stock Units:

Performance-based restricted stock units are based entirely on our financial performance over a three-year performance period and may be earned up to 200 percent of target but will not be earned if our minimum financial performance goals are not met at the end of the performance period. Earned awards are settled in shares. Dividend equivalents on the performance-based
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restricted stock units are not paid to our NEOs during the performance period. Instead, they are paid at the end of the performance period only on performance-based restricted stock units that are actually earned, if any.

The performance-based restricted stock units granted in February 2023 may be earned by the NEOs based on performance against two financial measures over the 2023-2025 performance period. The two equally weighted performance measures are CEPS and TSR. The CEPS levels are indicative of management performance, as this goal relates to revenue enhancement and cost containment. Relative TSR is determined by our common stock price change and dividends paid over a three-year performance period compared to that achieved by a comparison group of companies over the same three-year period. As in prior years, for 2023 grants, we used the EEI Utilities Index as the TSR comparison group. We compare our TSR with these companies' TSRs on a percentile basis.

The CEPS performance levels for the 2023-2025 performance period are as follows:

-Threshold:	$13.50
-Target:	$14.50
-Maximum:	$15.50

The TSR performance levels for the 2023-2025 performance period are as follows:

-Threshold:	30th percentile
-Target:	55th percentile
-Maximum:	90th percentile

The table that follows shows the long-term incentive award opportunities recommended by the compensation and human resources committee and approved by our board of directors for 2023 for each NEO. We use linear interpolation for achievement within the levels specified.

	IDACORP Long-Term Incentive Compensation Component
Executive	Number of Time-Vesting Restricted Stock Units (Percent of 2023 Base Salary)		Number of Performance-Based Units (Percent of 2023 Base Salary)			Approximate Total Long-Term Incentive Award (Based on 2023 Base Salary)
Lisa A. Grow	7,983	(91.7)%	Threshold:	7,184	(82.5)%	Threshold:	$1,602,333
			Target:	15,964	(183.3)%	Target:	$2,530,000
			Maximum:	31,928	(366.7)%	Maximum:	$4,216,667
Brian R. Buckham	2,275	(46.7)%	Threshold:	2,048	(42.0)%	Threshold:	$456,633
			Target:	4,550	(93.3)%	Target:	$721,000
			Maximum:	9,100	(186.7)%	Maximum:	$1,201,667
Adam J. Richins	2,342	(46.7)%	Threshold:	2,106	(42.0)%	Threshold:	$469,933
			Target:	4,682	(93.3)%	Target:	$742,000
			Maximum:	9,364	(186.7)%	Maximum:	$1,236,667
Jeffrey L. Malmen	1,523	(40.0)%	Threshold:	1,370	(36.0)%	Threshold:	$305,520
			Target:	3,044	(80.0)%	Target:	$482,400
			Maximum:	6,088	(160.0)%	Maximum:	$804,000
Ken W. Petersen	707	(21.7)%	Threshold:	638	(19.5)%	Threshold:	$142,025
			Target:	1,416	(43.3)%	Target:	$224,250
			Maximum:	2,832	(86.7)%	Maximum:	$373,750

As with base salary and short-term incentive opportunities, the compensation and human resources committee established the 2023 long-term incentive opportunities based on its review of the market compensation analysis and individual executive officer experience and tenure and both individual and company performance. Following its review, the compensation and human resources committee increased the 2023 target long-term incentive award opportunities as a percentage of base salary for Ms. Grow (from 250 percent to 275 percent), Mr. Buckham (from 120 percent to 140 percent), and Mr. Richins (from 120 percent to 140 percent) compared to the target levels for 2022. In making its decisions, the compensation and human resources committee
IDACORP, Inc. 2024 PROXY STATEMENT 38

considered each individuals’ accomplishments as reflected in their annual performance evaluations and market compensation levels.

Payment of Performance-Based Restricted Stock Units for 2021-2023 Performance Period

The performance-based restricted stock units granted in February 2021 for the 2021-2023 performance period were earned at an overall 145 percent of target, consisting of 200 percent of target based on our CEPS of $15.10 and 89 percent of target based on our relative TSR at the 50th percentile. The table that follows lists (1) the target performance-based restricted stock unit awards granted in 2021, (2) the shares actually earned, and (3) the dividend equivalent payments earned.

Executive	Target Performance Based Restricted Stock Units Granted in February 2021 (#)	Shares Earned in February 2024 (#)	Dividend Equivalents ($)
Lisa A. Grow	12,890	18,626	$185,329
Brian R. Buckham	3,810	5,505	$54,775
Adam J. Richins	3,992	5,768	$57,392
Jeffrey L. Malmen	3,176	4,589	$45,661
Ken W. Petersen	1,338	1,933	$19,233

Other Benefits

We make available general employee benefits for medical, dental, and vision insurance, and disability coverage to employees, including our NEOs. Other benefits include the availability of an executive deferred compensation plan and limited perquisites. We believe these other benefits, though limited, contribute to a competitive executive compensation program.
Role of Our Compensation and Human Resources Committee, Management, and Compensation Consultant
The compensation and human resources committee is responsible for overseeing executive compensation and making recommendations to the board of directors for establishing appropriate salary and incentive compensation for our executive officers, including our NEOs, in accordance with our compensation philosophy, while also aligning our executives’ interests with company and business unit performance, business strategies and initiatives, and drivers for growth in shareholder value. The compensation and human resources committee is further responsible for administering our compensation plans in a manner consistent with these objectives. In this process, the compensation and human resources committee evaluates information provided by its independent compensation consultant and our management team, as discussed below. During 2023, the compensation and human resources committee engaged the services of Pay Governance LLC (“Pay Governance”) as the compensation and human resources committee’s independent compensation consultant. The compensation and human resources committee reviews the mix and level of compensation by each component individually and in the aggregate. The compensation and human resources committee also reviews all elements of officer remuneration, including accumulated pension benefits and change-in-control agreements.
The compensation and human resources committee and board of directors are responsible for establishing the compensation of the NEOs. Neither the CEO nor any other NEO makes recommendations for setting his or her own compensation. The recommendation of the CEO’s compensation is determined in compensation and human resources committee meetings during an executive session and is presented to the independent members of our board of directors for review and approval. Annually, the compensation and human resources committee also reviews the goals and targets of executive incentive compensation programs with a focus on setting challenging, but realistic, targets to drive performance and to improve shareholder value over the long term.
The CEO, with guidance from our Human Resources department, typically makes recommendations to the compensation and human resources committee with respect to the compensation of the other NEOs and the other company officers and senior managers. The CEO possesses insight regarding individual performance, experience, future promotion potential, and intentions in retaining particular senior executives. The CEO presents his or her recommendations to the compensation and human resources committee for review. However, the compensation and human resources committee may modify or disregard the CEO’s recommendations. Pay Governance, as discussed below, regularly provides market-level commentary and observations regarding compensation adjustments to the compensation and human resources committee. Management and the compensation and human resources committee also monitor succession plans as described below under “Executive Succession Planning.”
The compensation and human resources committee also engaged Pay Governance to provide independent advice with respect to executive and director compensation and corporate governance matters related to executive compensation. The compensation and human resources committee relied on Pay Governance’s expertise in benchmarking and familiarity with competitive
IDACORP, Inc. 2024 PROXY STATEMENT 39

compensation practices in the utility and general industry sectors. In addition, the compensation and human resources committee regularly requested advice from Pay Governance concerning the design, communication, and implementation of our incentive compensation plans and other programs. In 2023, the compensation and human resources committee elected to meet with Pay Governance without management (including the CEO) present in an executive session after some of the regularly scheduled compensation and human resources committee meetings.
The services provided by Pay Governance to the compensation and human resources committee in 2023 included:

•Review of our compensation philosophy, including the alignment of our executive compensation practices with our compensation philosophy and assessing potential changes to address trends in market practice and shareholder expectations;
•Review of our peer groups used for compensation benchmarking purposes for executives and directors;
•Participation in discussions with management and the compensation and human resources committee when incentive goals were assessed and set, including:
◦Evaluation of our historical, recent, and projected performance; and
◦Analysis of historical and projected peer data and trends;
•Analysis of competitive compensation practices for executives and directors within our peer groups;
•Review of the description of our executive compensation practices in our annual proxy statement and apprising the compensation and human resources committee of its recommendations and necessary changes;
•Review of share ownership guidelines;
•Review of all aspects of our short-term and long-term incentive plan designs, including measures, weightings, leverage, and equity mix;
•Review of change-in-control benefits to help ensure alignment with our compensation philosophy and competitive practice;
•Regularly informing the compensation and human resources committee of legislative and regulatory changes, proxy advisor updates, market trends and current issues with respect to executive compensation and educating members on our processes, plans, and programs; and
•Preparation for and attendance at all compensation and human resources committee meetings, including executive sessions, if applicable and as requested.
The compensation and human resources committee has considered the independence of Pay Governance, as required by SEC and New York Stock Exchange rules and requirements. The compensation and human resources committee obtained and considered representations from Pay Governance that they were an independent consultant and that there were no conflicts of interest. The compensation and human resources committee also considered and assessed relevant factors that could give rise to a potential conflict of interest with respect to Pay Governance and their work. Based on this review, the compensation and human resources committee is not aware of any conflict of interest that has been raised by the work performed by Pay Governance.

Post-Termination Compensation Programs

Idaho Power Company Retirement Plan

The Idaho Power Company Retirement Plan is a defined-benefit pension plan available to our employees. We discuss the material terms of the plan later in this proxy statement in the narrative following the “Pension Benefits for 2023” table. Because benefits under the plan increase with an employee's continued service and earnings, the compensation and human resources committee believes that providing a pension serves as an important retention tool by encouraging our employees to make long-term commitments to the company.

Idaho Power Company Security Plans for Senior Management Employees

We have two nonqualified defined benefit plans that provide supplemental retirement benefits for certain key employees beyond our retirement plan benefits - the Security Plan for Senior Management Employees I, or Security Plan I, and the Security Plan for Senior Management Employees II, or Security Plan II. We have two separate plans to take advantage of grandfathering rules under Section 409A of the Internal Revenue Code. The compensation and human resources committee views these supplemental retirement benefits as a key component in attracting and retaining qualified executives. Benefits under the security plans continue to accrue for up to 25 years of continuous service at an executive officer level. Because benefits under the security plans increase with period of service and earnings, the compensation and human resources committee believes that providing a supplemental pension under these plans serves as an additional retention tool that encourages our executives to make long-term commitments to the company. The security plans provide income security for our executives and are balanced with the at-risk
IDACORP, Inc. 2024 PROXY STATEMENT 40

compensation represented by our incentive plans. We discuss the other material terms of the security plans later in this proxy statement in the narrative following the “Pension Benefits for 2023” table.

Executive Deferred Compensation Plan

Our executive officers are eligible to participate in the Executive Deferred Compensation Plan, which is a nonqualified supplemental deferred compensation plan that allows participants to defer compensation in excess of certain statutory limits in the tax-qualified 401(k) plan. Participants may defer up to 50 percent of their base salary and up to 50 percent of any short-term incentive compensation. The compensation and human resources committee views the plan as a supplemental benefit to attract and retain qualified executive officers. None of the NEOs participate in the plan.

Change in Control Agreements

We have change in control agreements with all of our executive officers. The compensation and human resources committee believes that change in control agreements are an important benefit to promote officer retention during periods of uncertainty around acquisitions and to motivate officers to weigh acquisition proposals in a balanced manner for the benefit of shareholders, rather than resisting such proposals for the purpose of job preservation.

The agreements we have with our NEOs are “double-trigger” agreements in the sense that two events must occur in order for full cash severance payments to be made: a change in control and a termination of employment in connection with the change in control. However, for Ms. Grow and Mr. Malmen, who entered into their agreements prior to March 2010 when we eliminated this feature in our form of change in control agreement, if a change in control occurs and the officer is not terminated, the agreements permit the officer to terminate employment for any reason during the first month following the one-year anniversary of the change in control and receive a lesser severance payout. This provision was historically included because the first year after a change in control is a critical transition period, and the 13th-month trigger serves as an important tool to encourage our executive officers to remain with the company or our successor for at least that transition period.

We discuss the other material terms of our change in control agreements later in this proxy statement in the section entitled “Potential Payments Upon Termination or Change in Control.”

Other Compensation Practices

Clawback Policy

The board of directors has adopted the Incentive Compensation Recovery Policy, effective as of October 2, 2023, in accordance with Rule 10D-1 of the Exchange Act and the corresponding New York Stock Exchange listing standards. This policy applies to our current and former executive officers as defined in Rule 10D-1, including the NEOs, and will be administered by the compensation and human resources committee. In the event we are required to prepare an accounting restatement to correct a material noncompliance with any financial reporting requirement under the securities laws, including restatements that correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the policy provides for the recovery of erroneously awarded incentive-based compensation received by our executive officers on or after the policy’s effective date. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement for a restatement.

In addition, the clawback policy in effect prior to October 2, 2023 will continue to apply to erroneously awarded performance-based compensation received prior to October 2, 2023. Under that policy, if our board of directors determines that a current or former executive officer has engaged in fraud, willful misconduct, gross negligence, or a violation of one of our policies that caused or otherwise contributed to the need for a material restatement of our financial results, the compensation and human resources committee will review all performance-based compensation earned by that executive officer during fiscal periods materially affected by the restatement. If, in the view of the compensation and human resources committee, the performance-based compensation would have been materially lower if it had been based on the restated results, the compensation and human resources committee will, to the extent permitted by applicable law, seek recoupment from that executive officer of any portion of such performance-based compensation as it deems appropriate under the circumstances. The compensation and human resources committee has sole discretion in determining whether an executive officer’s conduct has or has not met any particular standard of conduct under law or a company policy.
IDACORP, Inc. 2024 PROXY STATEMENT 41

Prohibitions on Hedging Transactions and Pledges of Our Securities

Our compensation policy and Corporate Governance Guidelines prohibit executive officers (as well as directors) from hedging their ownership of company common stock. Under our policy, a director or executive officer may not enter into transactions that allow the director or officer to benefit from devaluation of our stock or be the technical legal owner of our stock without the full benefits and risks of such ownership. In addition, our Corporate Governance Guidelines provide that our directors, officers, and senior managers of our company are prohibited from pledging (through a margin feature or otherwise) our securities as collateral in order to secure personal loans or other obligations.

Stock Ownership and Stock Retention Guidelines

We have minimum stock ownership guidelines for our officers. Company stock ownership enhances our officers’ commitment to our future and further aligns our officers' interests with those of our shareholders. The guidelines require ownership of IDACORP common stock valued at a multiple of each officer's annual base salary, as follows:

•chief executive officer and presidents - 5x annual base salary;
•senior vice presidents - 3x annual base salary; and
•vice presidents - 1x annual base salary.

Our executives are allowed five years from the effective date of appointment to his or her position to meet these requirements. As of the date of this proxy statement, all executive officers are in compliance with the stock ownership guidelines. Performance-based RSUs are not counted toward meeting the stock ownership guidelines.

Our graduated stock ownership requirements reflect the fact that compensation is weighted more heavily toward equity compensation for our most senior positions. In circumstances where the stock ownership guidelines would result in a severe financial hardship, the officer may request an extension of time from the corporate governance and nominating committee to meet the guidelines.

We also have minimum stock retention guidelines for our officers to further align our officers' interests with shareholder interests. The guidelines state that until the officer has achieved the minimum stock ownership requirements described above, the officer must retain at least 50 percent of the net shares he or she receives from the vesting of restricted and performance-based share or unit awards, as applicable. For restricted and performance-based shares or unit awards, “net shares” means the number of shares acquired upon vesting, less the number of shares or units withheld or sold to pay withholding taxes.

Executive Succession Planning

Our board of directors is actively engaged in our succession planning for executive officers, with the goal of developing and retaining executive talent who can execute on the company's short- and long-term strategy and initiatives. As part of our succession planning efforts, management identifies high-potential executive successors, which includes a commitment to identifying and developing high-performing, diverse leaders. The company’s talent philosophy is that all leaders, regardless of level, must demonstrate the ability to motivate future performance, be accountable for their behaviors and results, perform well on our executive competencies, and enable employees to do their best every day. The executive team and the compensation and human resources committee periodically review executive succession matters and talent development. The full board of directors reviews executive succession plans at least on an annual basis. We also maintain an emergency succession plan for our CEO, as approved by our board of directors.

Impact of Tax and Accounting Treatment on Compensation Decisions

Section 409A of the Internal Revenue Code imposes additional income taxes for certain types of deferred compensation if the deferral does not comply with Section 409A. We administer our compensation plans and arrangements affected by Section 409A with the objective of not triggering any additional income taxes under Section 409A.

IDACORP, Inc. 2024 PROXY STATEMENT 42

Compensation & Human Resources Committee Report

The compensation and human resources committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on its review and these discussions, the compensation and human resources committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023.

THE COMPENSATION & HUMAN RESOURCES COMMITTEE
Judith A. Johansen, Chair
Odette C. Bolano
Annette G. Elg
Ronald W. Jibson

IDACORP, Inc. 2024 PROXY STATEMENT 43

Our Compensation Policies and Practices as They Relate to Risk Management

We annually review our compensation policies and practices for all employees to determine whether any risks arising from these policies and practices may be reasonably likely to have a material adverse effect on our company. This discussion involves a review and consideration of several of the factors set forth in Item 402(s) of Regulation S-K (17 CFR § 229) and other items. Each November, the compensation and human resources committee members discuss, together with its compensation consultant and management, the factors in Item 402(s) and consider the following additional factors relating to compensation practice risks:

◦the vast majority of IDACORP’s income from continuing operations is contributed by Idaho Power, which is a regulated electric utility, and management believes its regulated operations do not lend themselves to or incentivize significant risk-taking by employees;
◦our employees and executives are limited from taking operational risks by the extensive regulation of our operations by multiple agencies, including the Federal Energy Regulatory Commission and state public utility commissions;
◦we use a compensation structure based on both financial and operational goals, use time-vesting shares as a portion of the long-term incentive awards, cap the maximum incentive payouts and provide a base salary to prevent undue emphasis on incentive compensation;
◦we do not pay our executives a short-term incentive award if no short-term incentive payment is made to our employees;
◦we benchmark compensation annually to be consistent with industry practice;
◦we impose stock retention obligations, we have a compensation clawback policy, and the board of directors and compensation and human resources committee retain discretion to adjust awards as they deem necessary;
◦we have internal controls and standards of business conduct that support our compensation goals and mitigate risk, and we use internal and external auditing processes on a regular basis to ensure compliance with these controls and standards; and
◦the compensation and human resources committee, the members of which are independent, oversees our compensation policies and practices and is responsible for reviewing and approving executive compensation, and it considers potential risks when evaluating executive compensation policies and practices.

The compensation and human resources committee also believes that the company has an extensive enterprise risk management framework and that the company’s compensation practices are not a significant factor in the overall risk profile of the company’s business. As part of its review, the compensation and human resources committee considers whether a balance between prudent business risk and resulting reward is maintained. Following its review in November 2023, the compensation and human resources committee determined that our compensation-related policies and practices are not reasonably likely to have a material adverse effect on the company.

IDACORP, Inc. 2024 PROXY STATEMENT 44

Compensation Tables

The following tables set forth information about the compensation paid to or accrued by our NEOs for services in all capacities to IDACORP and its subsidiaries. The amounts set forth as compensation in the tables are calculated and presented pursuant to applicable SEC and accounting rules and may not represent amounts actually realized by the NEOs for the periods presented.

2023 Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)[1]	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)[2]	All Other Compensation ($) (i)[3]	Total ($) (j)	Total Without Change in Pension Value ($)[4]
Lisa A. Grow President and CEO	2023	920,000	—	2,440,043	—	1,645,052	2,352,115	15,760	7,372,970	5,020,855
	2022	850,000	—	2,092,631	—	1,484,865	—	13,549	4,441,045	4,441,045
	2021	775,000	—	1,714,845	—	1,381,438	1,760,278	13,964	5,645,525	3,885,247
Brian R. Buckham SVP, CFO, and Treasurer	2023	515,000	—	695,422	—	552,523	595,573	13,720	2,372,238	1,776,665
	2022	462,000	—	545,990	—	484,241	—	13,650	1,505,881	1,505,881
	2021	420,000	—	506,932	—	449,190	505,036	12,485	1,893,643	1,388,607
Adam J. Richins SVP and COO	2023	530,000	—	715,702	—	568,616	779,987	13,200	2,607,505	1,827,518
	2022	485,000	—	573,119	—	508,348	—	12,200	1,578,667	1,578,667
	2021	440,000	—	531,055	—	470,580	560,799	11,600	2,014,034	1,453,235
Jeffrey L. Malmen SVP of Public Affairs	2023	402,000	—	465,351	—	431,290	701,627	13,720	2,013,988	1,312,361
	2022	372,000	—	439,586	—	389,908	—	12,650	1,214,144	1,214,144
	2021	350,000	—	422,415	—	374,325	323,469	12,055	1,482,264	1,158,795
Ken W. Petersen VP	2023	345,000	—	216,316	—	308,447	532,221	13,260	1,415,244	883,023
	2022	325,500	—	208,352	—	227,446	—	12,252	773,550	773,550
1    Amounts in this column represent the aggregate grant date fair value of the time-vesting restricted stock units and the performance-based restricted stock units (at target) granted in each of the years shown and calculated in accordance with FASB ASC Topic 718. Consistent with FASB ASC Topic 718, the full grant date fair value for the market-related TSR component of the performance-based restricted stock units for the entire three-year performance cycle is included in the amounts shown for the year of grant and was determined using a Monte Carlo simulation model. The column was prepared assuming none of the awards will be forfeited. Additional information on the assumptions used to determine the fair value of the awards is contained in Note 7 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, on file with the SEC.

The table below shows the grant date fair values of the CEPS component of the performance-based restricted stock unit awards granted in 2023, assuming that the highest level of performance conditions are achieved for the awards. The grant date fair value for the market-related TSR component is not subject to probable or maximum outcome assumptions and, is therefore, based on target award value.

Name	Grant Date Fair Value of CEPS Component
Lisa A. Grow	$1,678,615
Brian R. Buckham	$478,433
Adam J. Richins	$492,312
Jeffrey L. Malmen	$320,077
Ken W. Petersen	$148,892

2    Values shown represent the change in actuarial present value of the accumulated benefit under the pension plan and the Senior Management Security Plans. Assumptions included a discount rate of 3.05% for 2021, 5.45% for 2022, and 5.10% for 2023; and use of the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with MP-2021 projection scale adjusted with an ultimate improvement rate of 0.75% for 2021 and 2022 and Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with IRS 2024 Adjusted MP-2021 Projection Scale for 2023 and retirement age at 62. There were no above market earnings on deferred compensation. In 2022, the change in pension value was negative due to an increase in discount rates. Negative changes in pension values were excluded from this column for the NEOs as follows for 2022:

IDACORP, Inc. 2024 PROXY STATEMENT 45

Name	Change in pension value for 2022
Lisa A. Grow	-$1,603,938
Brian R. Buckham	-$550,039
Adam J. Richins	-$506,947
Jeffrey L. Malmen	-$1,160,182
Ken W. Petersen	-$832,000

3    For 2023, represents our contribution to the Idaho Power Company Employee Savings Plan, which is our 401(k) plan, in the amount of $13,200 for each NEO, and a charitable match contribution for each of Ms. Grow, Mr. Buckham, Mr. Malmen, and Mr. Petersen. For 2022 and 2021, includes our contribution to the Employee Savings Plan in the amounts of $12,200 and $11,600, respectively, for each NEO.
4    Total Without Change in Pension Value represents total compensation, as determined under applicable SEC rules, minus the amount reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column (column h). The amounts set forth in the Total Without Change in Pension Value column differ substantially from, and are not a substitute for, the amounts required to be reported in the Total column pursuant to SEC regulations. We are presenting this supplemental column to illustrate how the compensation and human resources committee views the annual compensation elements for the NEOs. While the compensation and human resources committee does review the table in its totality, we note that the change in pension value amount reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column does not reflect current compensation and represents the present value of an estimated stream of payments to be made following retirement. The methodology used to report the change in pension value under applicable accounting rules is sensitive to external variables such as assumptions about life expectancy and changes in the discount rate determined at each year end, which are functions of economic factors and actuarial calculations that do not relate to our performance and are outside of the control of the compensation and human resources committee.

Grants of Plan-Based Awards in 2023

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Units and Option Awards ($) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Lisa A. Grow
Short-Term Incentive[1]	2/17/2023	460,000	920,000	1,840,000
Restricted Stock Units – Time[2]	2/17/2023							7,983	843,404
Restricted Stock Units – Perf.[3]	2/17/2023				7,184	15,964	31,928		1,596,639
Brian R. Buckham
Short-Term Incentive[1]	2/17/2023	154,500	309,000	618,000
Restricted Stock Units – Time[2]	2/17/2023							2,275	240,354
Restricted Stock Units – Perf.[3]	2/17/2023				2,048	4,550	9,100		455,068
Adam J. Richins
Short-Term Incentive[1]	2/17/2023	159,000	318,000	636,000
Restricted Stock Units – Time[2]	2/17/2023							2,342	247,432
Restricted Stock Units – Perf.[3]	2/17/2023				2,106	4,682	9,364		468,270
Jeffrey L. Malmen
Short-Term Incentive[1]	2/17/2023	120,600	241,200	482,400
Restricted Stock Units – Time[2]	2/17/2023							1,523	160,905
Restricted Stock Units – Perf.[3]	2/17/2023				1,370	3,044	6,088		304,446
Ken W. Petersen
Short-Term Incentive[1]	2/17/2023	86,250	172,500	345,000
Restricted Stock Units – Time[2]	2/17/2023							707	74,695
Restricted Stock Units – Perf.[3]	2/17/2023				638	1,416	2,832		141,621

1    Represents short-term incentive cash compensation for 2023 awarded pursuant to the IDACORP Executive Incentive Plan. Actual short-term incentive payouts during 2023 are shown in the “Non-Equity Incentive Plan Compensation” column of the 2023 Summary Compensation Table.
2    Represents time-vesting restricted stock units awarded pursuant to the IDACORP 2000 Long-Term Incentive and Compensation Plan.
3    Represents performance-based restricted stock units for the 2023-2025 performance period awarded pursuant to the IDACORP 2000 Long-Term Incentive and Compensation Plan.

IDACORP, Inc. 2024 PROXY STATEMENT 46

2023 Short-Term Incentive Awards

The short-term cash incentive award opportunities are calculated by multiplying actual base salary by the product of the approved incentive percentage and the qualifying multiplier for each goal. We discuss the short-term incentive award opportunities and results in more detail in the CD&A.

2023 Long-Term Incentive Awards

In February 2023, the compensation and human resources committee approved long-term incentive awards with the following two components:

•Time-vesting restricted stock units: Each NEO received an award of time-vesting restricted units equal to a percentage of her or his base salary in 2023. These units vest and are settled in shares in January 2026 if the NEO remains continuously employed with the company during the entire restricted period. Dividend equivalents are paid on the shares during the restricted period and are not subject to forfeiture; and

•Performance-based restricted stock units: Each NEO received an award of performance-based restricted stock units at the target level equal to a percentage of her or his base salary in 2023. The units will vest at the end of the three-year performance period to the extent we achieve our performance goals (CEPS and TSR, weighted equally) and the NEO remains employed by the company during the entire performance period, with certain exceptions. Dividend equivalents will accrue during the performance period and will be paid in cash based on the number of shares that are earned. Performance-based restricted stock units are settled in shares and paid out in accordance with the payout percentages set forth in the CD&A.

We discuss in further detail the long-term incentive award opportunities and results in the CD&A.

Salary and Bonus in Proportion to Total Compensation

The following table shows the proportion of salary and bonus to total compensation for 2023:

Name	Salary ($)	Bonus ($)	Total Compensation ($)	Salary and Bonus as a % of Total Compensation
Lisa A. Grow	$920,000	$0	$7,372,970	12.5%
Brian R. Buckham	$515,000	$0	$2,372,238	21.7%
Adam J. Richins	$530,000	$0	$2,607,505	20.3%
Jeffrey L. Malmen	$402,000	$0	$2,013,988	20.0%
Ken W. Petersen	$345,000	$0	$1,415,244	24.4%

IDACORP, Inc. 2024 PROXY STATEMENT 47

Outstanding Equity Awards at Fiscal Year-End 2023

	Stock Awards
Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (b)[1]	Market Value of Shares or Units of Stock That Have Not Vested ($) (c)[2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (d)[3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (e)[2]
Lisa A. Grow
Restricted Stock Units - Time-Vesting	21,319	2,096,084
Restricted Stock Units - Performance			39,166	3,850,801
Brian R. Buckham
Restricted Stock Units - Time-Vesting	5,980	587,954
Restricted Stock Units - Performance			11,286	1,109,640
Adam J. Richins
Restricted Stock Units - Time-Vesting	6,225	612,042
Restricted Stock Units - Performance			11,788	1,158,996
Jeffrey L. Malmen
Restricted Stock Units - Time-Vesting	4,558	448,143
Restricted Stock Units - Performance			9,024	887,240
Ken W. Petersen
Restricted Stock Units - Time-Vesting	2,063	202,834
Restricted Stock Units - Performance			3,932	386,594

1 The number of shares underlying the awards of time-vesting restricted stock units and the applicable vesting dates are as follows:

NEO	Award	Shares Underlying Restricted Stock Units	Vesting Date
Lisa A. Grow	2021	6,446	1/1/2024
	2022	6,890	1/1/2025
	2023	7,983	1/1/2026
Brian R. Buckham	2021	1,906	1/1/2024
	2022	1,799	1/1/2025
	2023	2,275	1/1/2026
Adam J. Richins	2021	1,996	1/1/2024
	2022	1,887	1/1/2025
	2023	2,342	1/1/2026
Jeffrey L. Malmen	2021	1,587	1/1/2024
	2022	1,448	1/1/2025
	2023	1,523	1/1/2026
Ken W. Petersen	2021	670	1/1/2024
	2022	686	1/1/2025
	2023	707	1/1/2026

2        Restricted stock units that have not vested are valued at $98.32 per share, the closing stock price of IDACORP common stock on December 29, 2023.
IDACORP, Inc. 2024 PROXY STATEMENT 48

3     The number of shares underlying the performance-based restricted stock units and the applicable performance periods are as follows:

NEO	Award	Shares Underlying Restricted Stock Units	End of Performance Period
Lisa A. Grow	2021	25,780	12/31/2023
	2022	6,202	12/31/2024
	2023	7,184	12/31/2025
Brian R. Buckham	2021	7,620	12/31/2023
	2022	1,618	12/31/2024
	2023	2,048	12/31/2025
Adam J. Richins	2021	7,984	12/31/2023
	2022	1,698	12/31/2024
	2023	2,106	12/31/2025
Jeffrey L. Malmen	2021	6,352	12/31/2023
	2022	1,302	12/31/2024
	2023	1,370	12/31/2025
Ken W. Petersen	2021	2,676	12/31/2023
	2022	618	12/31/2024
	2023	638	12/31/2025

Shares for the 2021 performance-based award are shown at the maximum level based on results for the 2021-2023 performance period, above target but below maximum. Shares for the 2022 performance-based award are shown at the threshold level based on results for the first two years of the 2022-2024 performance period at threshold. Shares for the 2023 performance-based awards are shown at the threshold level based on results for the first year of the 2023-2025 performance period at threshold. The compensation and human resources committee and the board of directors determine if and at what level the performance goals have been met, which generally occurs in February following the end of the performance period.

Option Exercises and Stock Vested During 2023

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)[1]
Lisa A. Grow	—	—	16,434	1,746,631
Brian R. Buckham	—	—	5,844	621,111
Adam J. Richins	—	—	5,844	621,111
Jeffrey L. Malmen	—	—	3,670	390,055
Ken W. Petersen	—	—	2,082	221,282
1    Based on the closing price of IDACORP common stock on the vesting date.

IDACORP, Inc. 2024 PROXY STATEMENT 49

Pension Benefits for 2023

Name (a)	Plan Name (b)[1]	Number of Years of Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)[2]	Payments During Last Fiscal Year ($) (e)
Lisa A. Grow	Retirement Plan	36	1,835,112
	SMSP I	3	—
	SMSP II	19	9,297,275
Brian R. Buckham	Retirement Plan	14	346,981
	SMSP II	8	1,548,299
Adam J. Richins	Retirement Plan	13	347,262
	SMSP II	10	1,968,467
Jeffrey L. Malmen	Retirement Plan	16	710,219
	SMSP II	16	3,670,134
Ken W. Petersen	Retirement Plan	25	1,347,573
	SMSP I	1	—
	SMSP II	19	2,651,108
1    SMSP I refers to Security Plan for Senior Management Employees I, which has grandfathered benefits under Section 409A of the Internal Revenue Code, and SMSP II refers to Security Plan for Senior Management Employees II, which does not have grandfathered benefits under Section 409A of the Internal Revenue Code.
2    Values shown represent the present value of the accumulated pension benefit under each plan as of December 31, 2023, calculated using the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with IRS 2024 Adjusted MP-2021 Projection Scale.

Idaho Power Company Retirement Plan

Description

The Idaho Power Company Retirement Plan is a qualified, defined benefit pension plan for employees of Idaho Power, Idaho Power’s subsidiaries, and some of its affiliate companies. The plan was established in 1943 to help employees meet the important long-term goal of building for financial security at retirement. Idaho Power makes all contributions to the plan. The dollar amount of the contribution is determined each year based on an actuarial valuation.

IDACORP, Inc. 2024 PROXY STATEMENT 50

Eligibility Standards and Vesting

Employees who are 18 years of age or older are eligible to participate once they complete 12 months of employment. Participation begins the first day of the month after meeting this requirement, with credit for purposes of vesting and term of service for the initial 12 months of employment. Employees become vested and eligible for benefits under the plan after completing 60 months of employment.

Retirement Age

Under the terms of the plan, normal retirement is at age 65; however, an employee may retire at age 62 without a reduction in pension benefits. Employees are eligible for early retirement when:
•     they reach the age of 55 and have 10 years of credited service; or
•     they have 30 years of credited service.

Employees electing to retire before reaching age 62 receive a reduced benefit as follows:

Age When Payments Begin	Reduced Benefit as a Percentage of Earned Pension	Age When Payments Begin	Reduced Benefit as a Percentage of Earned Pension
61	96%	54	62%
60	92%	53	57%
59	87%	52	52%
58	82%	51	47%
57	77%	50	42%
56	72%	49	38%
55	67%	48	34%

Benefits Formula

For employees hired before January 1, 2011, plan benefits for employees age 62 or older at the time of retirement are calculated based on 1.5 percent of their final average earnings multiplied by their years of credited service. Final average earnings is based on the employee’s average total wages – base pay plus short-term incentive compensation plus overtime – during the highest 60 consecutive months in the final 120 months of service. For employees hired on or after January 1, 2011, plan benefits are calculated based on 1.2 percent of their final average earnings multiplied by their years of credited service. Plan benefits for employees who at the time of retirement are under the age of 62 are calculated based on this same formula and are then reduced using the appropriate early retirement factor.

Joint and Survivor Options

Employees who have a spouse at retirement have a survivor option at an amount equal to 50 percent, 75 percent, or 100 percent of the employee’s benefit, or they may choose a single life benefit. Under the survivor options, the benefit payments are reduced to allow payments for the longer of two lives. The reduction factor is determined by the age difference between the employee and spouse. Under a single life benefit, no benefits will be payable to the spouse after the employee’s death.

The spouse is protected if the employee dies after being vested in the plan but before retirement. The spouse will receive a lifetime benefit payment equal to 50 percent of the benefit payment the employee had earned at the date of death. This benefit payment is calculated without an early retirement reduction and is not reduced for the age difference between the employee and the spouse. Payment commences on the date the employee could have retired had he or she survived. If the employee has 10 or more years of service at the time of death, payments would begin at age 55. With less than 10 years of service, payments would begin at age 65.

Policy on Granting Extra Years of Credited Service

We have not granted any extra years of credited service under the plan and do not have a policy on granting extra years of credited service under the plan.
IDACORP, Inc. 2024 PROXY STATEMENT 51

Idaho Power Company Security Plans for Senior Management Employees

Description

The Idaho Power Company Security Plans for Senior Management Employees are non-qualified defined benefit plans. To meet the requirements of Section 409A of the Internal Revenue Code and to take advantage of grandfathering rules under that section, which exclude from Section 409A’s coverage certain deferrals made before January 1, 2005, we divided our original plan into two plans, which we refer to as Security Plan I and Security Plan II. Security Plan I governs grandfathered benefits and Security Plan II governs non-grandfathered benefits, which are subject to Section 409A. Benefits under Security Plan I are limited to the present value of the benefits that would have been paid under the plan if the participant had terminated employment on December 31, 2004. Benefits under Security Plan II are based on services through the date of termination and are reduced by benefits under Security Plan I. Two of the key differences between the plans are:

•     if required to comply with Section 409A of the Internal Revenue Code, payment of benefits under Security Plan II may be delayed for six months following termination of employment; and
•     Security Plan I contains a 10 percent “haircut” provision, which allows participants to elect to receive their benefits early in exchange for a 10 percent reduction in their benefits and cessation of further benefit accruals.

The purpose of the plans is to provide supplemental retirement benefits for certain key employees. We intend the plans to aid in retaining and attracting individuals of exceptional ability by providing them with these benefits. The terms of the plans have evolved over time based on our view of common practices with respect to such plans.

Eligibility Standards and Vesting

Security Plan II was amended in November 2009 to limit eligibility to participate in the plan after December 31, 2009 to Idaho Power officers and certain key employees. Key employees participating in Security Plan II as of December 31, 2009 may continue participating in the plan if they maintain a senior manager or officer pay grade during their continuous employment with Idaho Power. Before Security Plan II was amended, eligibility to participate in the plan was limited to those key employees who were designated by their employers and approved by the plan’s administrative committee. The plan’s administrative committee is made up of the CEO and a committee of individuals that is approved by the compensation and human resources committee. Participation in the plan by Section 16 officers is approved in advance by the compensation and human resources committee. Employees who were participants as of December 31, 2009 are 100 percent vested. New plan participants after December 31, 2009, become 100 percent vested in their benefits only after five years of participation, with no partial vesting before that time.

Retirement Age

Under the terms of the plans, normal retirement age, which is the earliest age at which a participant may retire without a reduction in benefits, is 62. Participants are eligible for early retirement when they have:

•     reached the age of 55; or
•     completed 30 years of credited service under the Idaho Power Company Retirement Plan.

Benefits Commencement

If a participant terminates employment on or after attaining normal retirement age or after satisfying the early retirement conditions, benefits commence on the first day of the month following the termination date unless the participant is a “specified employee,” as that term is used in Section 409A of the Internal Revenue Code, in which case commencement of benefits under Security Plan II is delayed for six months or until the participant’s death, if earlier. Benefits provided to participants whose employment terminates, other than due to death, before attaining early retirement eligibility commence on the first day of the month following attainment of age 55, provided that if the participant is a specified employee, benefits under Security Plan II may not be paid within six months following termination of employment except in the event of death.

IDACORP, Inc. 2024 PROXY STATEMENT 52

Benefits Formula

Normal retirement benefits under the combined plans equal the participant’s “target retirement percentage” multiplied by the participant’s final average monthly compensation less the amount of the participant’s retirement benefits under the Idaho Power Company Retirement Plan. Normal retirement benefits under Security Plan II are also reduced by the amount of the participant’s retirement benefits under Security Plan I. For participants in Security Plan II as of December 31, 2009, the target retirement percentage is 6 percent for each of the first 10 years of participation plus an additional 1 percent for each year in excess of 10 years, with a maximum target retirement percentage of 75 percent. For new plan participants after December 31, 2009, the target retirement percentage is equal to 5 percent for each of the first 10 years of participation plus an additional 1 percent for each year in excess of 10 years, with a maximum target retirement percentage of 65 percent. Effective January 1, 2018, the reduced target retirement percentages in the prior sentence apply to all participants in Security Plan II who are Idaho Power officers or certain specified key employees, regardless of when they commenced participation in the plan. However, if a participant has achieved a maximum target retirement percentage greater than 65 percent prior to January 1, 2018, that participant’s target retirement percentage will not be reduced to 65 percent, though the target retirement percentage will be fixed at that date. Final average monthly compensation is based on the participant’s base salary plus short-term incentive compensation, which may not exceed one times base salary for the year in which the short- term incentive compensation was paid, during the 60 consecutive months in the final 10 years of service in which the participant’s compensation was the highest, divided by 60. Final average monthly compensation does not include compensation paid to a participant pursuant to a written severance agreement.

Early retirement benefits under the combined plans equal the participant’s “target retirement percentage” multiplied by the participant’s “early retirement factor” and by the participant’s final average monthly compensation, less the amount of the participant’s retirement benefit under the Idaho Power Company Retirement Plan. Early retirement benefits under Security Plan II are also reduced by the amount of the participant’s retirement benefits under Security Plan I. The early retirement factors under Security Plan I based on applicable ages are as follows:

Age When Payments Begin	Early Retirement Factor
61	96%
60	92%
59	87%
58	82%
57	77%
56	72%
55	67%

Under Security Plan II, retirement benefits are reduced in the same manner as under Security Plan I if the termination qualifies as early retirement or if the termination occurs within a limited period following a change in control.

Plan benefits for participants who are not eligible for early retirement benefits and, under Security Plan II, who do not terminate within the limited period following a change in control, are further reduced, as the participant would be entitled to the amount otherwise payable multiplied by a fraction, the numerator of which is their actual years of participation and the denominator of which is the number of years of participation they would have had at normal retirement.

Limit on Benefits Under Security Plan I

To comply with grandfathering rules under Section 409A of the Internal Revenue Code, a participant’s benefit under Security Plan I is determined based on the participant’s average monthly compensation, age, and years of participation as of December 31, 2004, and is limited to the present value of the amount to which the participant would have been entitled under the plan had termination occurred on December 31, 2004. For this purpose, it is assumed the benefits would have been paid at the earliest possible date allowed under the plan. Benefits under Security Plan I may not be increased by events occurring after December 31, 2004, such as a change in control or increases in age, compensation, or years of participation.

IDACORP, Inc. 2024 PROXY STATEMENT 53

Form of Payment

Under the plans, once benefits commence, payments are generally made in the form of a single life annuity for the lifetime of the participant. A participant may also elect to receive actuarial equivalent payments in the form of a joint and survivor annuity benefit. The two forms of joint and survivor annuity offered are a joint and survivor annuity with payments continued to the surviving spouse at an amount equal to the participant’s benefit and a joint and survivor annuity with payments continued to the surviving spouse at an amount equal to 75 percent of the participant’s benefit, in each case subject to an actuarial adjustment to the benefit amount. Under a single life annuity, no benefits will be payable to the spouse after the participant’s death.

Under Security Plan I, if a participant dies before retirement, the beneficiary (which must be the participant’s spouse if the participant is married on the date of death; otherwise, the beneficiary may be a non-spouse) is entitled to receive an amount equal to 66 2/3 percent of the benefit that would be payable under the normal retirement benefit provisions of the plan, assuming death occurred at the later of age 62 or the date of death. Under Security Plan II, if the participant dies before retirement, the beneficiary (which may be a spouse or non-spouse) is entitled to receive an amount equal to the greater of (a) 66 2/3 percent of the benefit that would be payable under the normal retirement benefit provisions of the plan, assuming retirement occurred at the later of age 62 or the date of death, or (b) if death occurs after eligibility for early retirement, a joint and survivor annuity benefit calculated under the early retirement benefit provisions of the plan.

Under the plans, if the participant dies after retirement but before commencement of benefits, the beneficiary is entitled to receive a payout equal to 66 2/3 percent of the retirement benefit payable to the participant. Security Plan I provides that if the participant is married on the date of death, the benefit will be paid to the spouse of the participant as an annuity for the life of the spouse. If the participant is not married on the date of death, Security Plan I provides that the benefit will be paid in the form of a lump sum. Under Security Plan II, the participant may elect the payment to be in the form of an annuity or lump sum to a spouse or other beneficiary.

Under the plans, if the beneficiary is a surviving spouse and the surviving spouse is 10 or more years younger than the participant, the monthly survivor benefit will be reduced using the actuarial equivalent factors to reflect the number of years over 10 that the spouse is younger than the participant. If the beneficiary is a person other than a surviving spouse, the survivor benefit payment amount will be calculated assuming the beneficiary is the same age as the participant.

Policy on Granting Extra Years of Credited Service

The plans are unfunded and nonqualified with the intention of providing deferred compensation benefits for a select group of “management or highly compensated employees” within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and are therefore exempt from the provisions of Parts 2, 3, and 4 of Title I, Subtitle B, of ERISA. As such, the company is permitted to provide extra years of credited service, which the plans refer to as years of participation, at its discretion, but has not done so.

Named Executive Officers Eligible for Early Retirement

The table below shows our NEOs' eligibility for early retirement, as of December 31, 2023, under the Idaho Power Company Retirement Plan, Security Plan I, and Security Plan II.

Eligibility for Early Retirement at December 31, 2023
Name	Retirement Plan	Security Plan I	Security Plan II
Lisa A. Grow	X	No present value[1]	X
Brian R. Buckham		N/A
Adam J. Richins		N/A
Jeffrey L. Malmen	X	N/A	X
Ken W. Petersen	X	No present value[1]	X
1 See the Pension Benefits for 2023 table.

IDACORP, Inc. 2024 PROXY STATEMENT 54

Potential Payments Upon Termination or Change in Control

The tables below show the payments and benefits our NEOs would receive in connection with a variety of hypothetical employment termination scenarios and upon a change in control. For purposes of the calculations for those tables, we assumed the change in control or terminations occurred on December 29, 2023, and used the closing price of our common stock on that date, which was $98.32. Actual amounts payable can only be determined at the time of a change in control or termination. All of the payments and benefits described below would be provided by IDACORP or Idaho Power.

The information presented below:

•Excludes base salary and short-term incentive awards, to the extent earned due to employment through December 29, 2023;
•Excludes compensation or benefits provided under plans or arrangements that do not discriminate in favor of the NEOs and that are generally available to all salaried employees. These include benefits under our qualified defined benefit pension plan, post-retirement health care benefits, life insurance, and disability benefits. The present value of the accumulated pension benefit for each NEO is set forth in the Pension Benefits for 2023 table; and
•Includes only the incremental increase in the present value of the Security Plan I and Security Plan II benefit, as applicable, that would be payable upon the occurrence of the events listed (other than upon death or disability) over the amount shown as the present value of the accumulated benefit for Security Plan I and Security Plan II in the Pension Benefits for 2023 table.

Time-Vesting and Performance-Based Restricted Stock Units

The IDACORP 2000 Long-Term Incentive and Compensation Plan and/or the related award agreements provide that, except for retirement with the approval of the compensation and human resources committee, death, disability, or change in control, all unvested restricted stock units, whether time-vesting or performance-based, are forfeited upon termination. In the event of retirement with the approval of the compensation and human resources committee, death, or disability, the NEO receives a prorated number of restricted stock units based on the number of full months employed during the restricted/performance period. For time-vesting restricted stock units, the prorated units vest at termination. In the case of performance-based restricted stock units, the performance goals must be met at some level before the units vest and vesting only occurs after completion of the performance period. For purposes of these tables, we have assumed target performance levels would be achieved. Although vesting would not occur until after completion of the performance period, the amounts shown in the tables were not reduced to reflect the present value of the performance-based restricted stock units that could vest. In the event of a change in control, the restrictions on the time-vesting restricted stock units are deemed to have expired and the payout opportunity on the performance-based restricted stock units is deemed to have been achieved at the target level. Dividend equivalents attributable to earned performance-based restricted stock units would also be paid. Dividend equivalents accrued through December 29, 2023 are included in the amounts shown in the tables.

As the compensation and human resources committee has discretion to determine whether a voluntary termination constitutes “retirement” for purposes of the vesting of time-based and performance-based restricted stock unit awards (for NEOs over the age of 55), we have assumed for purposes of the tables that voluntary termination would constitute a retirement with approval of the compensation and human resources committee for vesting purposes if the NEO was over the age of 55 as of December 29, 2023.

Executive Incentive Plan

Our Executive Incentive Plan provides for cash-based short-term incentives that are calculated by multiplying actual base salary by the product of the approved incentive percentage and the qualifying multiplier for each goal, subject to proration in the event of termination constituting retirement, or in the event of death or disability. Unlike the IDACORP 2000 Long-Term Incentive and Compensation Plan, the compensation and human resources committee is not required to approved proration for retirement under the Executive Incentive Plan, except for a general right to approve the annual payouts for all participants, including the right to decrease the payouts, even to zero if so elected by the board of directors.

Summary of Change in Control Agreements

We have entered into change in control agreements with all our NEOs. The agreements become effective for a three-year period upon a change in control. If a change in control occurs, the agreements provide for severance benefits in the event of termination of the NEO’s employment by IDACORP or any subsidiary or successor company, other than for cause (and not due to death or disability), or by the NEO for constructive discharge.
IDACORP, Inc. 2024 PROXY STATEMENT 55

In such event, the NEO would receive:

•     a lump-sum payment equal to 2.5 times his or her annual compensation, which is his or her base salary at the time of termination and his or her target short-term incentive compensation in the year of termination, or, if not yet determined at the time of termination, the prior year’s target short-term incentive compensation;
•     vesting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based shares, and performance units, with performance-based awards vesting at target levels;
•     outplacement services for 12 months, not to exceed $12,000; and
•     continuation of welfare benefits for a period of 24 months or, if earlier, until eligible for comparable coverage with another employer, with the NEO paying the full cost of such coverage and receiving a monthly reimbursement payment.

We define a “change in control” as:

•    acquisition of 20 percent or more of our outstanding voting securities;
•    commencement of a tender or exchange offer for 20 percent or more of our outstanding voting securities;
•    shareholder approval or consummation, if shareholder approval is not required, of a merger or similar transaction or the sale of all or substantially all of the assets of IDACORP or Idaho Power unless our shareholders will hold more than 50 percent of the voting securities of the surviving entity, no person will own 20 percent or more of the voting securities of the surviving entity, and at least a majority of the board of directors will be composed of our directors;
•    shareholder approval, or consummation if shareholder approval is not required, of a complete liquidation or dissolution of IDACORP or Idaho Power; or
•    a change in a majority of the board of directors within a 24-month period without the approval of two-thirds of the members of the board.

For Ms. Grow and Mr. Malmen, the agreements also permit a NEO to terminate employment for any reason during the first month following the one-year anniversary of the change in control. We refer to this as the 13th-month trigger in the tables. In such event, the NEO would receive the same severance benefits except that the lump-sum payment equal to 2.5 times annual compensation is reduced by one-third and the welfare benefits continue for 18 months, not 24 months.

Under the agreements, “cause” means the NEO’s fraud or dishonesty that has resulted or is likely to result in material economic damage to us or one of our subsidiaries, as determined in good faith by at least two-thirds of our non-employee directors at a meeting of the board of directors at which the NEO is provided an opportunity to be heard.

A NEO is considered constructively discharged under the provisions of his or her change in control agreement if, within 90 days after the occurrence of such event, but in no event later than 36 months following a change in control, the NEO gives written notice to IDACORP or any successor company specifying one of the following events relied upon for such termination and the company has not remedied the matter within 30 days of receipt of such notice:

•     IDACORP or any successor company fails to comply with any provision of the agreement;
•     the NEO is required to be based at an office or location more than 50 miles from the location where the NEO was based on the day prior to the change in control;
•     a reduction that is more than de minimis in:
◦base salary or maximum short-term incentive award opportunity;
◦long-term incentive award opportunity;
◦the combined annual benefit accrual rate in our defined benefit plans, unless such reduction is effective for all executive officers; or
◦long-term disability and life insurance coverage;
•     our failure to require a successor company to assume and agree to perform under the agreement; or
•     a reduction that is more than de minimis in the long-term disability and life insurance coverage provided to the NEO and in effect immediately prior to the change in control.

Section 280G of the Internal Revenue Code disallows a corporate tax deduction for any “excess parachute payments” and Section 4999 imposes a 20 percent excise tax payable by the NEO on any “excess parachute payments.” Generally stated, these sections apply if the change in control related payments and benefits equal or exceed 300 percent of the NEO’s prior five-year average Form W-2 income. In the event the 300 percent threshold is met or exceeded, the NEO’s “excess parachute payments” generally equal the amount by which the change in control related payments and benefits exceed 100 percent of the NEO’s prior five-year average Form W-2 income. The agreements provide that the NEO will receive the greater net benefit of (i) full severance benefits
IDACORP, Inc. 2024 PROXY STATEMENT 56

with such NEO paying any Section 280G excise tax, with no gross-up for the excise taxes, or (ii) severance benefits capped at the Section 280G excise tax limit, in which case for Ms. Grow and Mr. Malmen, the company may, in its discretion in the event that the Internal Revenue Service nonetheless requires the payment of an excise tax, provide a gross-up payment related to such excise tax imposed.

IDACORP, Inc. 2024 PROXY STATEMENT 57

Lisa A. Grow

									Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)		Not for Cause, Non-Retirement Termination ($) (c)		For Cause Termination ($) (d)		Death or Disability ($) (e)		Without Termination ($) (f)		Not for Cause or Constructive Discharge Termination ($) (g)		13th-Month Trigger ($) (h)
Compensation:
Base Salary											2,300,000	[1]	284,587	[2]
Short-Term Incentive Plan											2,300,000	[1]	1,533,333	[2]
Long-Term Incentive Plan – Time-Vesting	1,346,984	[3,4]	—	[5]	—	[5]	1,346,984	[4]	2,096,084	[6]	2,096,084	[6]	2,096,084	[6]
Long-Term Incentive Plan – Performance Vesting	2,885,682	[3,7]	—	[5]	—	[5]	2,885,682	[7]	4,446,404	[6]	4,446,404	[6]	4,446,404	[6]
Benefits and Perquisites:
Security Plan I
Security Plan II	638,260	[8]	638,260	[8]	638,260	[8]	7,301,238	[9]			638,260	[10]	638,260	[10]
Welfare Benefits											33,216	[11]	24,941	[12]
Outplacement Services											12,000	[13]
280G Tax Gross-up											—	[14]	—	[15]
Total:	4,870,926		638,260		638,260		11,533,904		6,542,488		11,825,964		9,023,609
1    Ms. Grow’s change in control agreement provides for a lump-sum cash severance payment of 2.5 times her base salary and short-term incentive plan target amount.
2    The 13th-month trigger provision in Ms. Grow’s change in control agreement provides for the payment of two-thirds of her severance payment. Her base salary was reduced by $1,248,746 to avoid excise tax. In the event of a 13th-month trigger, independent tax counsel would determine which benefits are reduced in order to avoid excise tax.
3    As of the assumed voluntary termination date of December 29, 2023, Ms. Grow was over the age of 55. To illustrate potential termination-related benefits, we have assumed Ms. Grow’s voluntary termination would constitute retirement with approval of the compensation and human resources committee for purposes of her time-vesting restricted stock units and performance-based restricted stock unit awards.
4    Ms. Grow would receive full vesting of her 2021 time-vesting restricted stock unit award and pro rata vesting of her 2022 (66.7%) and 2023 (33.3%) time-vesting restricted stock units. The dollar amount is determined by multiplying the prorated number of shares by $98.32.
5    We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation and human resources committee for purposes of Ms. Grow’s time-vesting restricted stock units and performance-based restricted stock unit awards.
6    Ms. Grow would receive full vesting of her time-vesting restricted stock unit awards and payout of the performance-based restricted stock units at target. The dollar amounts are determined by multiplying the number of shares by $98.32 and include the cash payment of dividend equivalents, as applicable.
7    Ms. Grow would receive full vesting of her 2021 award assuming the performance goals are met at the target level and pro rata vesting of her 2022 (66.7%) and 2023 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $98.32 and includes the cash payment of dividend equivalents.
8    The values shown represent the incremental increase in the Security Plan II benefit based on Ms. Grow's actual age and termination as of December 29, 2023, relative to the amount shown for Security Plan II in the Pension Benefits for 2023 table. We used a discount rate of 5.10% and the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with IRS 2024 Adjusted MP-2021 Projection Scale. Payments would begin in July 2024 under Security Plan II.
9    In the event of death, the value represents the present value of Security Plan II death benefits.
10    Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown represent the incremental increase in the Security Plan II benefit relative to the amount shown for Security Plan II in the Pension Benefits for 2023 table and were determined as described in footnote 8.
11    Ms. Grow’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
12    The 13th-month trigger provision in Ms. Grow’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.
13    Ms. Grow’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.
14    See footnote 15. As Ms. Grow’s compensation was not reduced to avoid an excise tax in this instance, no 280G tax gross-up would be provided.
15    The company may make a 280G tax gross-up payment to Ms. Grow if (a) she receives a claim from the Internal Revenue Service that, if successful, would require her to pay an excise tax in connection with any “excess parachute payments,” as that term is described in Internal Revenue Code Section 280G, and (b) her compensation had been reduced to avoid an excise tax. Because Ms. Grow’s compensation was reduced to avoid an excise tax in this instance (see footnote 2 above), under the terms of Ms. Grow's change in control agreement, the company may provide, but is not required to provide, such a tax gross-up upon a not for cause or constructive discharge termination, in an amount that would reimburse Ms. Grow for the excise tax, taxes imposed upon the 280G tax gross-up payment, and any interest or penalties with respect to such taxes. Such amount is not determinable unless and until Ms. Grow were to receive a claim from the Internal Revenue Service.
IDACORP, Inc. 2024 PROXY STATEMENT 58

Brian R. Buckham

									Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)		Not for Cause, Non-Retirement Termination ($) (c)		For Cause Termination ($) (d)		Death or Disability ($) (e)		Without Termination ($) (f)		Not for Cause or Constructive Discharge Termination ($) (g)
Compensation:
Base Salary											1,287,500	[1]
Short-Term Incentive Plan											772,500	[1]
Long-Term Incentive Plan – Time-Vesting	—	[2]	—	[3]	—	[3]	379,810	[4]	587,954	[5]	587,954	[5]
Long-Term Incentive Plan – Performance Vesting	—	[2]	—	[3]	—	[3]	813,878	[6]	1,247,051	[5]	1,247,051	[5]
Benefits and Perquisites:
Security Plan II	—	[7]	—	[7]	—	[7]	5,711,191	[8]			81,989	[9]
Welfare Benefits											41,832	[10]
Outplacement Services											12,000	[11]
Total:	—		—		—		6,904,879		1,835,005		4,030,826

1    Mr. Buckham’s change in control agreement provides for a lump sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount.
2    As of the assumed voluntary termination date of December 29, 2023, Mr. Buckham was not over the age of 55. Thus, we have assumed Mr. Buckham’s voluntary termination would not constitute retirement with approval of the compensation and human resources committee for purposes of his time-vesting restricted stock units and performance-based restricted stock unit awards.
3    We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation and human resources committee for purposes of Mr. Buckham’s time-vesting restricted stock units and performance-based restricted stock unit awards.
4    Mr. Buckham would receive full vesting of his 2021 time-vesting restricted stock unit award and pro rata vesting of his 2022 (66.7%) and 2023 (33.3%) time-vesting restricted stock units. The dollar amount is determined by multiplying the prorated number of shares by $98.32.
5    Mr. Buckham would receive full vesting of his time-vesting restricted stock unit awards and payout of the performance-based restricted stock units at target. The dollar amounts are determined by multiplying the number of shares by $98.32 and include the cash payment of dividend equivalents, as applicable.
6    Mr. Buckham would receive full vesting of his 2021 award assuming the performance goals are met at the target level and pro rata vesting of his 2022 (66.7%) and 2023 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $98.32 and includes the cash payment of dividend equivalents.
7    Mr. Buckham would not receive a payout greater than the amounts shown for Security Plan II in the Pension Benefits for 2023 table, and thus the table reflects no enhanced value upon the applicable events. We used a discount rate of 5.10% and the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with IRS 2024 Adjusted MP-2021 Projection Scale, and assumed Mr. Buckham was 55 as of December 29, 2023.
8    In the event of death, the value represents the present value of Security Plan II death benefits.
9    Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown represent the incremental increase in the Security Plan II benefit relative to the amount shown for Security Plan II in the Pension Benefits for 2023 table and were determined as described in footnote 7. Payments would not commence until Mr. Buckham reaches age 55.
10    Mr. Buckham’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
11    Mr. Buckham’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.

IDACORP, Inc. 2024 PROXY STATEMENT 59

Adam J. Richins

									Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)		Not for Cause, Non-Retirement Termination ($) (c)		For Cause Termination ($) (d)		Death or Disability ($) (e)		Without Termination ($) (f)		Not for Cause or Constructive Discharge Termination ($) (g)
Compensation:
Base Salary											1,325,000	[1]
Short-Term Incentive Plan											795,000	[1]
Long-Term Incentive Plan – Time-Vesting	—	[2]	—	[3]	—	[3]	396,721	[4]	612,042	[5]	612,042	[5]
Long-Term Incentive Plan – Performance Vesting	—	[2]	—	[3]	—	[3]	850,446	[6]	1,298,827	[5]	1,298,827	[5]
Benefits and Perquisites:
Security Plan II	—	[7]	—	[7]	—	[7]	5,373,947	[8]			104,825	[9]
Welfare Benefits											41,313	[10]
Outplacement Services											12,000	[11]
Total:	—		—		—		6,621,114		1,910,869		4,189,007

1    Mr. Richins’ change in control agreement provides for a lump sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount.
2    As of the assumed voluntary termination date of December 29, 2023, Mr. Richins was not over the age of 55. Thus, we have assumed Mr. Richins’ voluntary termination would not constitute retirement with approval of the compensation and human resources committee for purposes of his time-vesting restricted stock units and performance-based restricted stock unit awards.
3    We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation and human resources committee for purposes of Mr. Richins’ time-vesting restricted stock units and performance-based restricted stock unit awards.
4    Mr. Richins would receive full vesting of his 2021 time-vesting restricted stock unit award and pro rata vesting of his 2022 (66.7%) and 2023 (33.3%) time-vesting restricted stock units. The dollar amount is determined by multiplying the prorated number of shares by $98.32.
5    Mr. Richins would receive full vesting of his time-vesting restricted stock unit awards and payout of the performance-based restricted stock units at target. The dollar amounts are determined by multiplying the number of shares by $98.32 and include the cash payment of dividend equivalents, as applicable.
6    Mr. Richins would receive full vesting of his 2021 award assuming the performance goals are met at the target level and pro rata vesting of his 2022 (66.7%) and 2023 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $98.32 and includes the cash payment of dividend equivalents.
7    Mr. Richins would not receive a payout greater than the amounts shown for Security Plan II in the Pension Benefits for 2023 table, and thus the table reflects no enhanced value upon the applicable events. We used a discount rate of 5.10% and the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with IRS 2024 Adjusted MP-2021 Projection Scale, and assumed Mr. Richins was 55 as of December 29, 2023.
8    In the event of death, the value represents the present value of Security Plan II death benefits.
9    Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown represent the incremental increase in the Security Plan II benefit relative to the amount shown for Security Plan II in the Pension Benefits for 2023 table and were determined as described in footnote 7. Payments would not commence until Mr. Richins reaches age 55.
10    Mr. Richins’ change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
11    Mr. Richins’ change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.

IDACORP, Inc. 2024 PROXY STATEMENT 60

Jeffrey L. Malmen

									Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)		Not for Cause, Non-Retirement Termination ($) (c)		For Cause Termination ($) (d)		Death or Disability ($) (e)		Without Termination ($) (f)		Not for Cause or Constructive Discharge Termination ($) (g)		13th-Month Trigger ($) (h)
Compensation:
Base Salary											1,005,000	[1]	670,000	[2]
Short-Term Incentive Plan											603,000	[1]	402,000	[2]
Long-Term Incentive Plan – Time-Vesting	300,859	[3,4]	—	[5]	—	[5]	300,859	[4]	448,143	[6]	448,143	[6]	448,143	[6]
Long-Term Incentive Plan – Performance Vesting	645,968	[3,7]	—	[5]	—	[5]	645,968	[7]	952,853	[6]	952,853	[6]	952,853	[6]
Benefits and Perquisites:
Security Plan II	272,057	[8]	272,057	[8]	272,057	[8]	4,128,011	[9]			272,057	[10]	272,057	[10]
Welfare Benefits											56,072	[11]	42,697	[12]
Outplacement Services											12,000	[13]
280G Tax Gross-up											—	[14]	—	[15]
Total:	1,218,884		272,057		272,057		5,074,838		1,400,996		3,349,125		2,787,750

1    Mr. Malmen’s change in control agreement provides for a lump-sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount.
2    The 13th-month trigger provision in Mr. Malmen’s change in control agreement provides for the payment of two-thirds of his severance payment.
3    As of the assumed voluntary termination date of December 29, 2023, Mr. Malmen was over the age of 55. To illustrate potential termination-related benefits, we have assumed Mr. Malmen’s voluntary termination would constitute retirement with approval of the compensation and human resources committee for purposes of his time-vesting restricted stock units and performance-based restricted stock unit awards.
4    Mr. Malmen would receive full vesting of his 2021 time-vesting restricted stock unit award and pro rata vesting of his 2022 (66.7%) and 2023 (33.3%) time-vesting restricted stock units. The dollar amount is determined by multiplying the prorated number of shares by $98.32.
5    We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation and human resources committee for purposes of Mr. Malmen’s time-vesting restricted stock units and performance-based restricted stock unit awards.
6    Mr. Malmen would receive full vesting of his time-vesting restricted stock unit awards and payout of the performance-based restricted stock units at target. The dollar amounts are determined by multiplying the number of shares by $98.32 and include the cash payment of dividend equivalents, as applicable.
7    Mr. Malmen would receive full vesting of his 2021 award assuming the performance goals are met at the target level and pro rata vesting of his 2022 (66.7%) and 2023 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $98.32 and includes the cash payment of dividend equivalents.
8    The values shown represent the incremental increase in the Security Plan II benefit based on Mr. Malmen's actual age and termination as of December 29, 2023, relative to the amount shown for Security Plan II in the Pension Benefits for 2023 table. We used a discount rate of 5.10% and the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with IRS 2024 Adjusted MP-2021 Projection Scale. Payments would begin in July 2024 under Security Plan II.
9    In the event of death, the value represents the present value of Security Plan II death benefits.
10    Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown represent the incremental increase in the Security Plan II benefit relative to the amount shown for Security Plan II in the Pension Benefits for 2023 table and were determined as described in footnote 8.
11    Mr. Malmen’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
12    The 13th-month trigger provision in Mr. Malmen’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.
13    Mr. Malmen’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.
14    The company may make a 280G tax gross-up payment to Mr. Malmen if (a) he receives a claim from the Internal Revenue Service that, if successful, would require him to pay an excise tax in connection with any “excess parachute payments,” as that term is described in Internal Revenue Code Section 280G, and (b) his compensation had been reduced to avoid an excise tax. Because Mr. Malmen’s compensation was not reduced to avoid an excise tax in this instance, no 280G tax gross-up would be provided.
15    See footnote 14. As Mr. Malmen's compensation was not reduced to avoid an excise tax in this instance, no 280G tax gross-up would be provided.
IDACORP, Inc. 2024 PROXY STATEMENT 61

Ken W. Petersen

									Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)		Not for Cause, Non-Retirement Termination ($) (c)		For Cause Termination ($) (d)		Death or Disability ($) (e)		Without Termination ($) (f)		Not for Cause or Constructive Discharge Termination ($) (g)
Compensation:
Base Salary											862,500	[1]
Short-Term Incentive Plan											431,250	[1]
Long-Term Incentive Plan – Time-Vesting	134,010	[2,3]	—	[4]	—	[4]	134,010	[3]	202,834	[5]	202,834	[5]
Long-Term Incentive Plan – Performance Vesting	287,345	[2,6]	—	[4]	—	[4]	287,345	[6]	430,963	[5]	430,963	[5]
Benefits and Perquisites:
Security Plan I
Security Plan II	130,281	[7]	130,281	[7]	130,281	[7]	2,746,815	[8]			130,281	[9]
Welfare Benefits											18,922	[10]
Outplacement Services											12,000	[11]
Total:	551,636		130,281		130,281		3,168,170		633,797		2,088,750
1    Mr. Petersen’s change in control agreement provides for a lump-sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount.
2    As of the assumed voluntary termination date of December 29, 2023, Mr. Petersen was over the age of 55. To illustrate potential termination-related benefits, we have assumed Mr. Petersen’s voluntary termination would constitute retirement with approval of the compensation and human resources committee for purposes of his time-vesting restricted stock units and performance-based restricted stock unit awards.
3    Mr. Petersen would receive full vesting of his 2021 time-vesting restricted stock unit award and pro rata vesting of his 2022 (66.7%) and 2023 (33.3%) time-vesting restricted stock units. The dollar amount is determined by multiplying the prorated number of shares by $98.32.
4    We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation and human resources committee for purposes of Mr. Petersen’s time-vesting restricted stock units and performance-based restricted stock unit awards.
5    Mr. Petersen would receive full vesting of his time-vesting restricted stock unit awards and payout of the performance-based restricted stock units at target. The dollar amounts are determined by multiplying the number of shares by $98.32 and include the cash payment of dividend equivalents, as applicable.
6    Mr. Petersen would receive full vesting of his 2021 award assuming the performance goals are met at the target level and pro rata vesting of his 2022 (66.7%) and 2023 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $98.32 and includes the cash payment of dividend equivalents.
7    The values shown represent the incremental increase in the Security Plan II benefit based on Mr. Petersen’s actual age and termination as of December 29, 2023, relative to the amount shown for Security Plan II in the Pension Benefits for 2023 table. We used a discount rate of 5.10% and the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with IRS 2024 Adjusted MP-2021 Projection Scale. Payments would begin in July 2024 under Security Plan II.
8    In the event of death, the value represents the present value of Security Plan II death benefits.
9    Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The value shown (which reflects only the incremental amount payable over the amount shown for Security Plan II in the Pension Benefits for 2023 table) was determined as described in footnote 7.
10    Mr. Petersen’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
11    Mr. Petersen's change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.
IDACORP, Inc. 2024 PROXY STATEMENT 62

PROPOSAL NO. 2: Advisory Resolution to Approve Executive Compensation

As required by Section 14A of the Exchange Act, the board of directors is submitting a separate resolution to approve the compensation of our NEOs on an advisory basis. This is an opportunity for our shareholders, through what is commonly referred to as a “say-on-pay” vote, to endorse or not endorse our executive compensation program. In 2023, over 94 percent of the votes cast by our shareholders were in favor of, and we consider the results of those votes as evidence of support for, our compensation program and decisions. Those voting results were a component of our rationale for maintaining a similar approach to executive compensation for 2023. Please see Part 4 – “Executive Compensation” in this proxy statement for a more detailed discussion of our compensation programs, including plan metrics and payouts, and shareholder engagement efforts.

As described in more detail in the CD&A, the philosophy that underlies our executive compensation policy is to provide balanced and competitive compensation to our officers to (1) ensure that our company is able to attract and retain high-quality officers and (2) motivate our officers to achieve performance goals that will benefit our shareholders and customers. This philosophy is implemented in tandem with our business strategy of keeping employees safe and engaged, growing financial strength, improving the core business, and enhancing the brand. At the core of this philosophy is our pay-for-performance model, which links competitive levels of compensation to achievements of our overall strategy and business goals and predetermined objectives.

We urge our shareholders to read the CD&A in this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. We also encourage shareholders to review the 2023 Summary Compensation Table and other related compensation tables and narrative included in Part 4 – “Executive Compensation” of this proxy statement, which provide detailed information on the compensation of our NEOs. We believe the policies and procedures articulated in that discussion are effective in helping to achieve our goals and that the compensation of our NEOs reported in this proxy statement has contributed to our company’s success.

Accordingly, we are requesting that our shareholders approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of IDACORP, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the accompanying tables and related narrative in the proxy statement for the Company’s 2024 Annual Meeting of Shareholders.

The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our NEOs, as described in this proxy statement in accordance with the SEC's compensation disclosure rules. The shareholder vote will not be binding on the company or our board of directors, and it will not be construed as overruling any decision by the company or the board of directors or creating or implying any change to, or additional, fiduciary duties for our company or our board of directors. Although nonbinding, the board of directors and the compensation and human resources committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Our shareholders approved a proposal by the board of directors at the May 18, 2023 annual meeting of shareholders to hold our advisory vote on executive compensation annually, and the board of directors has adopted a policy consistent with this determination. Unless the board of directors modifies this policy, the next say-on-pay vote will be held at our 2025 annual meeting of shareholders.

Board of Directors’ Recommendation

The board of directors unanimously recommends a vote “FOR” the advisory resolution on executive compensation.
IDACORP, Inc. 2024 PROXY STATEMENT 63

CEO Pay Ratio

Our compensation and human resources committee annually reviews the relationship of the median of the annual total compensation of our employees (other than our CEO) and the annual total compensation of our CEO. For 2023, our last completed fiscal year, the ratio of our CEO's annual total compensation, as reported above in the Summary Compensation Table, to the employee we identified with the median of the annual total compensation of all employees (other than the CEO), as described below, was 43:1.

For 2023, our median employee's annual base wage was $111,892, and our median employee's annual total compensation, which includes overtime, premium and supplemental pay, non-equity incentive plan compensation, change in present value of pension benefits, and 401k match, was $174,873. For 2023, the base wage of our CEO was $920,000, and the annual total compensation of our CEO, as reported above in the Summary Compensation Table, was $7,372,970.

We identified the median employee that was used for purposes of calculating the 2023 pay ratio as of the last payroll period in 2023, on December 31, 2023, using two factors:

•Base salary and wages paid to all full-time and part-time employees employed as of this date, as the consistently applied compensation measure and as reported in our payroll records reported to the Internal Revenue Service on Form W-2 for 2023; and

•Median years of service of employees with the same base wages, to reflect the median change in pension value for this group of employees.

As of December 31, 2023, our employee population consisted of approximately 2,100 individuals. Equity awards were excluded from our compensation measure in identifying the median employee because we do not widely distribute annual equity awards to our employees. Approximately 3 percent of our employees receive annual equity awards. In addition, we did not make any cost-of-living adjustments in identifying our median employee because all our employees are located in the United States.

We believe the pay ratio disclosed above is a reasonable estimate calculated in accordance with SEC rules, based on our records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio allow companies to use a variety of methodologies and apply various assumptions. The application of various methodologies may result in significant differences in the results reported by SEC reporting companies. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio we report above.

IDACORP, Inc. 2024 PROXY STATEMENT 64

Pay Versus Performance

We are providing the following information about the relationship between compensation actually paid, as computed in accordance with Item 402(v) of Regulation S-K, to our CEO (“PEO” in the table below) and our other NEOs as a group (“non-PEO NEOs” in the table below) and certain financial performance of the company. For further information concerning our pay-for-performance philosophy and how we align executive compensation with company performance, please refer to the CD&A in this proxy statement.

Pay vs. Performance Table

	Summary Compensation Table Total for PEO[1] ($)		Compensation Actually Paid to PEO[1,7] ($)		Average Summary Compensation Table Total for non-PEO NEOs[2] ($)	Average Compensation Actually Paid to non-PEO NEOs[2,7] ($)	Value of Initial Fixed $100 Investment Based On:		Net Income[5] ($) (,000s)	Company-Selected Measure - CEPS[6]
Year							Total Shareholder Return[3] ($)	Peer Group Total Shareholder Return[4] ($)
	Ms. Grow	Mr. Anderson	Ms. Grow	Mr. Anderson
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)
2023	7,372,970		4,478,465		2,102,244	1,502,568	111.86	108.16	261,893	$15.10
2022	4,441,045		4,725,667		1,326,582	1,435,286	110.06	117.09	259,560	$14.65
2021	5,645,525		5,564,659		1,977,637	2,297,255	112.38	115.76	245,872	$14.15
2020	5,903,347	6,318,341	3,114,307	20,653	2,351,741	1,473,753	92.53	98.84	237,968	$13.79
1 Ms. Grow was appointed CEO in June 2020. Mr. Anderson retired as CEO in June 2020.
2 Non-PEO NEOs included in the average calculation are listed below.

	2023	2022	2021	2020
Brian Buckham	x	x	x	x
Adam Richins	x	x	x	x
Jeff Malmen	x	x	x	x
Ken Petersen	x	x
Steve Keen		x	x	x
3    TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period (assuming dividend reinvestment) and the difference between our stock price at the end and the beginning of the measurement period by our stock price at the beginning of the measurement period.
4    Represents the weighted peer group TSR, weighted according to the respective companies' stock market capitalization at the beginning of each period for which a return is indicated. The peer group used is the EEI Utilities Index.
5    The dollar amounts reported represent the amount of net income reflected in the company's audited financial statements for the applicable year.
6    The company selected measure is CEPS, or cumulative earnings per share, which represents a key measure of performance for the benefit of shareholders aligning executive officers' management efforts to enhance revenue and contain costs with shareholders' performance objectives.
IDACORP, Inc. 2024 PROXY STATEMENT 65

7    The dollar amounts do not reflect the actual amount of compensation earned or paid during the applicable year. The following adjustments were made to total compensation from the Summary Compensation Table (“SCT”) for each year to arrive at compensation actually paid, as computed in accordance with Item 402(v) of Regulation S-K (in dollars).

	2023		2022		2021		2020
	PEO ($)	Average non-PEO NEOs ($)	PEO ($)	Average non-PEO NEOs ($)	PEO ($)	Average non-PEO NEOs ($)	PEO Ms. Grow ($)	PEO Mr. Anderson ($)	Average non-PEO NEOs ($)
Less SCT total grant date fair value of equity awards	(2,440,043)	(523,198)	(2,092,631)	(475,607)	(1,714,845)	(515,070)	(1,371,935)	(2,268,182)	(466,880)
Less pension value	(2,352,115)	(652,352)	—	—	(1,760,278)	(567,460)	(2,711,412)	(2,613,893)	(1,069,692)
Fair value of awards granted during fiscal year that remain unvested at fiscal year end[8]	2,279,119	488,692	2,494,680	446,824	2,675,143	803,500	1,293,581	208,203	440,209
Increase by fair value of awards granted during applicable fiscal year that vested during fiscal year, determined at vesting date	—	—	—	9,960	—	—	—	86,365	—
+/- by change in fair value of outstanding unvested prior fiscal year awards that remain unvested at fiscal year-end compared to fair value as of prior fiscal year-end[8]	(385,835)	(85,064)	(79,170)	(17,802)	760,964	301,104	(32,091)	25,610	(17,817)
+/- for awards granted during prior fiscal year, determined based on change in ASC 718 fair value from prior fiscal year-end to vesting date[8]	(57,545)	(15,236)	(85,861)	(50,052)	(73,702)	(41,379)	12,945	(72,566)	7,678
Deduction of fair value of prior fiscal year awards as of prior fiscal year end that were forfeited during fiscal year	—	—	—	(73,652)	—	—	—	(1,687,333)	—
Increase by amount of dividends paid on unvested awards during fiscal year prior to vesting date	61,914	13,709	47,604	11,399	31,852	11,567	19,872	24,108	9,238
Increase by incremental fair value of options/SARS modified during fiscal year	—	—	—	—	—	—	—	—	—
Increase by service cost and prior service cost (if applicable) for pension plans during fiscal year	—	173,773	—	257,634	—	327,356	—	—	219,276
	(2,894,505)	(599,676)	284,622	108,704	(80,866)	319,618	(2,789,040)	(6,297,688)	(877,988)

8    To calculate the fair value of our performance-based restricted stock unit awards, the probability of achievement in CEPS was re-evaluated annually. The valuation assumptions used to calculate fair values for the TSR component of the awards did not materially differ from those disclosed at the time of grant, except for consideration of historical performance-to-date as of the valuation date.
IDACORP, Inc. 2024 PROXY STATEMENT 66

Unranked List of Most Important Financial Performance Measures

As described in more detail in the CD&A, the most important financial performance measures used by the Company to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to the company's performance are as follows:

•CEPS;
•TSR; and
•Net income.

Descriptions of the Information Presented in the Pay vs. Performance Table

We are providing the following graphics to illustrate the relationship between the compensation actually paid to our PEO and our non-PEOs as a group and company performance as set forth and described in and under the “Pay vs. Performance Table,” including TSR, CEPS, and net income. The TSR graphic also illustrates the relationship between the company's cumulative TSR and our peer group's cumulative TSR.

Compensation Actually Paid vs. TSR 2020-2023
Compensation Actually Paid (in thousands)
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
Indexed TSR (YE2019)
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
2020
2021
2022
2023
PEO
Non-PEO
Total Shareholder Return
Peer Group Total Shareholder Return

IDACORP, Inc. 2024 PROXY STATEMENT 67

Compensation Actually Paid vs. Cumulative Earnings Per Share
2020-2023
Compensation Actually Paid (in thousands)
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
2020
2021
2022
2023
$15.50
$15.00
$14.50
$14.00
$13.50
$13.00
Cumulative Earnings Per Sahre
Compensation actually paid to the PEO
Compensation actually paid to Non-PEO
Cumulative Earnings Per Share

Compensation Actually Paid vs. Net Income 2020-2023
Compensation Actually Paid (in thousands)
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
Net Income (in millions)
$265
$260
$255
$250
$245
$240
$235
$230
$225
2020
2021
2022
2023
PEO
Non-PEO
Net Income

IDACORP, Inc. 2024 PROXY STATEMENT 68

PART 5 – AUDIT COMMITTEE MATTERS

PROPOSAL NO. 3: Ratification of Appointment of Independent Registered Public Accounting Firm

At the Annual Meeting, we will ask you to ratify the audit committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for 2024. This firm has conducted our consolidated annual audits since 1998 and, previously, the consolidated annual audits of Idaho Power since 1932 and is one of the world’s largest firms of independent certified public accountants. We expect a representative of Deloitte & Touche LLP to be present at the Annual Meeting. He or she will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

The audit committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit our financial statements. The audit committee has adopted restrictions on hiring certain persons formerly associated with Deloitte into an accounting or financial reporting oversight role to help ensure Deloitte's continuing independence.

The audit committee meets annually in executive session without Deloitte present to evaluate the quality of Deloitte’s audit services and their performance, including Deloitte’s industry knowledge from an accounting and tax perspective, Deloitte’s continued independence and professional skepticism, the audit committee’s discussions with management about Deloitte’s performance, and information available from Public Company Accounting Oversight Board inspection reports. The audit committee annually considers whether the independent registered public accounting firm should be reappointed for another year. The lead engagement partner is required to rotate off the companies' audit every five years. The audit committee is involved in the selection of the lead engagement partner. In 2023, in connection with the mandated rotation of Deloitte’s lead engagement partner effective beginning with Deloitte’s audit of the companies' 2024 financial statements, we interviewed candidates who met professional, industry, and other criteria. The audit committee chair participated in interviews with the finalists and selected the lead engagement partner, in consultation with the audit committee.

If the selection of Deloitte is not ratified, the audit committee will consider the result a recommendation to consider selection of a different firm. The audit committee reserves the right, in its sole discretion, to change the appointment of the independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the company and our shareholders.

Board of Directors’ Recommendation

The board of directors unanimously recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024.

IDACORP, Inc. 2024 PROXY STATEMENT 69

Independent Accountant Billings

The aggregate fees our principal independent registered public accounting firm, Deloitte & Touche LLP, billed or are expected to bill us for the years ended December 31, 2023 and 2022 are as follows:

Fees Billed	2023	2022
Audit Fees	$1,902,619	$1,721,695
Audit-Related Fees[1]	$115,000	$116,477
Tax Fees[2]	$28,625	$27,000
All Other Fees[3]	$5,806	$8,294
Total Fees	$2,052,050	$1,873,466
1    Includes accounting-related consultation services and attest services related to financial reporting that are not required by statute or regulation.
2    Includes fees for consultation related to tax planning and accounting.
3    Accounting research tool subscription and trainings.

IDACORP, Inc. 2024 PROXY STATEMENT 70

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

In accordance with the audit committee’s charter, the audit committee is responsible for the appointment, compensation, retention, and oversight of the work of the independent registered public accounting firm engaged by the company. The audit committee reviews the independent auditors’ engagement plan, including the audit plan, scope, and procedures. We and our audit committee are committed to ensuring the independence of the independent registered public accounting firm, both in fact and in appearance. In this regard, the audit committee has established a pre-approval standard for both audit and non-audit services.

In addition to the audits of our consolidated financial statements, the independent registered public accounting firm may be engaged to provide certain audit-related, tax, and other services. The audit committee must pre-approve all services performed by the independent registered public accounting firm to ensure that the provision of those services does not impair the independent registered public accounting firm’s independence. The services that the audit committee will consider include audit services such as attest services, changes in the scope of the audit of the financial statements, and the issuance of comfort letters and consents in connection with financings; audit-related services such as internal control reviews and assistance with internal control reporting requirements; attest services related to financial reporting that are not required by statute or regulation, and accounting consultations and audits related to proposed transactions and new or proposed accounting rules, standards, and interpretations; and tax compliance and planning services.

Unless a type of service to be provided by the independent public accounting firm has received general pre-approval, it requires specific pre-approval by the audit committee. In addition, any proposed services exceeding pre-approved cost levels require specific pre-approval by the audit committee. Under the pre-approval policy, the audit committee has delegated to the chair of the audit committee pre-approval authority for services. The chair must report any pre-approval decisions to the audit committee at its next scheduled meeting. Any request to engage the independent registered public accounting firm to provide a service that has not received general pre-approval must be submitted as a written proposal to our chief financial officer with a copy to our general counsel. The request must include a detailed description of the service to be provided, the proposed fee, and the business reasons for engaging the independent registered public accounting firm to provide the service. Upon approval by the chief financial officer, the general counsel, and the independent registered public accounting firm that the proposed engagement complies with the terms of the pre-approval policy and applicable laws, rules, and regulations, the request will be presented to the audit committee or the audit committee chair, as the case may be, for pre-approval.

In determining whether to pre-approve the engagement of the independent public accounting firm, the audit committee or the audit committee chair, as the case may be, must consider, among other things, the pre-approval policy; applicable laws, rules, and regulations; and whether the nature of the engagement and the related fees are consistent with the following principles:

•     the independent registered public accounting firm cannot function in the role of management; and
•     the independent registered public accounting firm cannot audit its own work.

The pre-approval policy and separate supplements to the pre-approval policy describe the specific audit, audit-related, tax, and other services that have the general pre-approval of the audit committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the audit committee specifically provides for a different period. The audit committee will periodically revise the list of pre-approved services, based on subsequent determinations.

For 2022 and 2023, all audit and non-audit services and all fees paid in connection with those services were pre-approved by the audit committee.

IDACORP, Inc. 2024 PROXY STATEMENT 71

Report of the Audit Committee
The audit committee has reviewed and discussed the audited consolidated financial statements of IDACORP, Inc. with management. The audit committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The audit committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence and has discussed with the independent auditors the independent auditors’ independence.

Based on the audit committee’s review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements of IDACORP, Inc. be included in our Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

THE AUDIT COMMITTEE
Richard J. Navarro, Chair
Annette G. Elg
Nate R. Jorgensen
Jeff C. Kinneeveauk
Susan D. Morris

IDACORP, Inc. 2024 PROXY STATEMENT 72

PART 6 – OTHER MATTERS

Other Business

Neither the board of directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. In addition, we have not been informed that any other matter will be presented to the meeting by others. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

Shared-Address Shareholders

In accordance with a notice sent to eligible shareholders who share a single address, we are sending only one annual report to shareholders and proxy statement or Notice of Internet Availability, as applicable, to that address, unless we received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder of record residing at such address wishes to receive a separate annual report to shareholders or proxy statement or Notice of Internet Availability, as applicable, for the 2024 annual meeting or in the future, he or she may contact our Shareowner Services Department in writing at 1221 West Idaho Street, Boise, Idaho 83702-5627, or by telephone at (800) 635-5406. Eligible shareholders of record receiving multiple copies of our annual report to shareholders and proxy statement or Notice of Internet Availability, as applicable, can request householding by contacting us in the same manner. If you own shares through a bank, broker, or other nominee, you can request householding by contacting that bank, broker, or other nominee.

We will deliver promptly, upon written or oral request, a separate copy of the annual report to shareholders, proxy statement, or Notice of Internet Availability, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Requests should be addressed to investor relations at the address or telephone number set forth above.

2025 Annual Meeting of Shareholders

As of the date of this proxy statement, we expect our 2025 annual meeting of shareholders to be held on May 15, 2025.

Shareholders of the company may submit proposals on matters appropriate for shareholder action at meetings of the company’s shareholders in accordance with Rule 14a-8 of the SEC. To be submitted for inclusion in next year’s proxy statement, shareholder proposals must satisfy all applicable requirements of Rule 14a-8. For our 2025 annual meeting of shareholders, if you wish to submit a proposal for inclusion in the proxy materials pursuant to Rule 14a-8, you must submit your proposal to our corporate secretary on or before the close of business on December 3, 2024.

Our Amended and Restated Bylaws require that any shareholder proposal that is not submitted for inclusion in our proxy statement under Rule 14a-8, but is instead sought to be presented directly at the 2025 annual meeting of shareholders, must be received at our principal executive offices not earlier than 150 days and not later than 120 days prior to the first anniversary of the date on which we held the 2024 Annual Meeting. As a result, proposals, including director nominations, submitted pursuant to these provisions of our Amended and Restated Bylaws must be received no earlier than December 17, 2024 and no later than the close of business on January 16, 2025. The proposal must be accompanied by certain information, representations, and documentation specified in our Amended and Restated Bylaws, which you may obtain by writing to our corporate secretary. Shareholder proposals should be personally delivered or delivered by registered or certified mail, postage prepaid, to: Corporate Secretary, IDACORP, Inc., 1221 West Idaho Street, Boise, Idaho 83702-5627.

In addition to satisfying the requirements under our Amended and Restated Bylaws with respect to advance notice of any nomination, any shareholder that intends to solicit proxies in support of director nominees other than the company's director nominees in accordance with the SEC's universal proxy rules must comply with all the requirements of Rule 14a-19(b).

If a shareholder fails to meet the applicable deadlines or fails to satisfy other applicable requirements of the SEC, we may exercise discretionary voting authority over proxies we receive to vote on any such proposal as we determine appropriate.

Annual Report and Financial Statements

Our Annual Report on Form 10-K for the year ended December 31, 2023, was provided or made available to shareholders together with this proxy statement. We will also make available to our shareholders a copy of our Annual Report on Form 10-K, excluding exhibits, which was required to be filed with the SEC. You may obtain a copy without charge upon written or oral
IDACORP, Inc. 2024 PROXY STATEMENT 73

request to Investor Relations, IDACORP, Inc., 1221 West Idaho Street, Boise, Idaho 83702-5627, telephone number (208) 388-2200. You may also access our Annual Report on Form 10-K through our website at www.idacorpinc.com or at the website maintained by the SEC, www.sec.gov.

IDACORP, Inc. 2024 PROXY STATEMENT 74

Questions and Answers About the Annual Meeting, this Proxy Statement, and Voting

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending the Notice of Internet Availability to most of our shareholders. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or may request a printed set of the proxy materials at no charge. Shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions provided in the Notice of Internet Availability.

How can I participate in the Annual Meeting?
The Annual Meeting will be held exclusively online via live webcast. To participate, you will need the control number included on your proxy card or Notice of Internet Availability. In order to attend, you must register in advance at www.proxydocs.com/IDA prior to the deadline of 3:00 p.m. (Mountain Time) on May 15, 2024. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions. Please be sure to follow instructions found on your proxy card and voting authorization form and subsequent instructions that will be delivered to you via email.

Who is entitled to vote at the Annual Meeting?

You are entitled to notice of, and to vote at, the Annual Meeting if you owned shares of our common stock at the close of business on March 27, 2024. This is referred to as the “record date.” As of the record date, we had 50,694,162 outstanding shares of common stock entitled to one vote per share on all matters.

What if I have difficulties locating the control number prior to the day of the Annual Meeting?
Prior to the day of the Annual Meeting, if you need assistance with your control number and you hold your shares in your own name, please call toll-free (800) 635-5406 in the United States. If you hold your shares in the name of a bank or brokerage firm, you will need to contact your bank or brokerage firm for assistance with your control number.

What if I have technical difficulties accessing the online Annual Meeting?
If you encounter difficulties accessing the online Annual Meeting during the check-in or the Annual Meeting itself, including any difficulties with your control number, please call the number provided on the website for assistance.

What matters are before the Annual Meeting, and how does the IDACORP Board of Directors recommend I vote?

At the Annual Meeting, our shareholders will consider and vote on the matters listed below. In determining how to vote, please consider the detailed information regarding each proposal as discussed in this proxy statement.

Summary Description of Voting Matters	Board Voting Recommendation
1. Election of ten director nominees for a one-year term	✓ FOR each director nominee
2. Advisory resolution to approve our executive compensation	✓ FOR
3. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024	✓ FOR
Will any other business be conducted at the Annual Meeting or will other matters be voted on?

As of the date of this proxy statement, we are unaware of any matters, other than those listed in the Notice of 2024 Annual Meeting of Shareholders, that may properly be presented at the Annual Meeting. If any other matters are properly presented for consideration at the meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies, or their duly constituted substitutes, will be deemed authorized to vote those shares for which proxies have been given or otherwise act on such matters in accordance with their judgment.

IDACORP, Inc. 2024 PROXY STATEMENT 75

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the “shareholder of record” with respect to those shares. If your shares are held by a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares, and those shares are referred to as being held in “street name.” As the beneficial owner of those shares, you have the right to direct your broker, bank, or nominee how to vote your shares, and you should receive separate instructions from your broker, bank, or other holder of record describing how to vote your shares. You also are invited to participate in the online Annual Meeting. However, because a beneficial owner is not the shareholder of record, you may not vote these shares at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

How can I vote my shares before the Annual Meeting?

If you hold shares in your own name as a shareholder of record, you may vote by Internet or telephone before the Annual Meeting by following the instructions contained in the Notice of Internet Availability. Under Idaho law, proxies granted according to those instructions will be valid. If you request printed copies of the proxy materials by mail, you may also cast your vote by completing, signing, and dating the proxy card provided to you and returning it in the postage-paid envelope provided to you. Your vote by Internet or telephone or through your mailed proxy card will authorize the individuals named on the proxy card to serve as your proxy to vote your shares at the Annual Meeting in the manner you indicate.

If you are a beneficial owner of shares held in street name, your broker, bank, or other nominee should provide you with materials and instructions for voting your shares. Please check with your broker or bank and follow the voting procedures your broker or bank provides to vote your shares.

Submitting a proxy or voting through the telephone or the Internet will not affect your right to participate in the Annual Meeting.

If I am the beneficial owner of shares held in street name by my bank or broker, how will my shares be voted?

If you complete and return the voting instruction form provided to you by your bank or broker, we expect that your shares will be voted in accordance with your instructions. If you do not provide voting instructions, brokerage firms only have authority under applicable New York Stock Exchange rules to vote shares on discretionary matters. The ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2024 is the only matter included in the proxy statement that is considered a discretionary matter. When a proposal is not discretionary and the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that proposal. Those shares are considered “broker non-votes.” Please promptly follow the instructions you receive from your bank or broker so your vote can be counted.

If I am a shareholder of record, how will my shares be voted?

All proxies will be voted in accordance with the instructions you submitted via the Internet, by telephone, or, if you requested printed proxy materials, by completing, signing, and returning the proxy card provided to you. If you completed and submitted your proxy (and do not revoke it) prior to the Annual Meeting, but do not specify how your shares should be voted for one or more of the voting proposals, the shares of IDACORP common stock represented by the proxy will be voted in accordance with the recommendation of our board of directors, for those proposals for which you did not vote.

Can I vote at the online Annual Meeting?
Yes, if you participate in the online Annual Meeting by visiting www.proxydocs.com/IDA, you will be able to vote your shares and submit questions during the meeting. In order to attend, you must register in advance at www.proxydocs.com/IDA prior to the deadline of 3:00 p.m. (Mountain Time) on May 15, 2024. If you are a beneficial owner of shares and not a shareholder of record, to be able to vote at the online Annual Meeting, you must obtain a “legal proxy” from the broker, bank, or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting, as described above.

May I change or revoke my proxy?

You may change or revoke your proxy before it is voted at the Annual Meeting by (1) granting a subsequent proxy through the Internet or by telephone, or (2) delivering to us a signed proxy card with a date later than your previously delivered proxy. If you participate in the virtual meeting and wish to vote online during the meeting, you may revoke your proxy at that time. You may
IDACORP, Inc. 2024 PROXY STATEMENT 76

also revoke your proxy by mailing your written revocation to IDACORP’s corporate secretary at 1221 West Idaho Street, Boise, Idaho 83702-5627. We must receive your mailed written revocation before the Annual Meeting for it to be effective.

What is the “quorum” for the Annual Meeting and what happens if a quorum is not present?

The presence at the Annual Meeting, online or by proxy, of a majority of the shares issued and outstanding and entitled to vote as of March 27, 2024, is required to constitute a “quorum.” The existence of a quorum is necessary in order to take action on the matters scheduled for a vote at the Annual Meeting. If you vote by Internet or telephone, or submit a properly executed proxy card, your shares will be included for purposes of determining the existence of a quorum. Proxies marked “abstain” and “broker non-votes” also will be counted in determining the presence of a quorum. If the shares present online or represented by proxy at the Annual Meeting are not sufficient to constitute a quorum, the chair of the meeting or the shareholders may, by a vote of the holders of a majority of votes present online or represented by proxy, without further notice to any shareholder (unless a new record date is set), adjourn the meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.

What is an “abstention”?

An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. An abstention with respect to a matter submitted to a vote will not be counted for or against the matter. Consequently, an abstention with respect to any of the proposals to be presented at the Annual Meeting will not affect the outcome of the vote.

What is a “broker non-vote”?

A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. If no voting instructions have been provided by the beneficial owner, brokers will have discretionary voting power to vote shares with respect to the ratification of the appointment of the independent registered public accounting firm, but not with respect to any of the other proposals. A broker non-vote will have the same effect as an abstention and, therefore, will not affect the outcome of the vote.

What vote is required to approve each proposal?

The following votes are required for approval of each proposal at the Annual Meeting:

Proposal Number	Vote Requirement	Effect of Withholding, Abstentions, and Broker Non-Votes
1	Our directors are elected by a plurality of the votes cast by the shares entitled to vote in the election of directors.	No effect, though a “withhold” vote is relevant under our director resignation policy
2	The advisory resolution on executive compensation is approved if the votes cast in favor exceed the votes cast against the resolution.	No effect
3
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024 is approved if the votes cast in favor exceed the votes cast against ratification.
Abstentions will have no effect; uninstructed shares are subject to a discretionary vote by a broker or other nominee

What happens if, under Proposal No. 1, a director receives a greater number of votes “withheld” than votes “for” such director?

As noted above, a plurality of votes cast by shareholders present, online or by proxy, at the Annual Meeting is required for the election of our directors. “Plurality” means that the nominees receiving the largest number of votes cast for his or her election are elected for the number of director positions that are to be filled at the meeting. However, under our director resignation policy, if a director nominee in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election, the director must promptly tender a resignation to the board of directors. The board of directors will then decide whether to accept the resignation within 90 days following certification of the shareholder vote (based on the recommendation of the corporate governance and nominating committee, which is comprised exclusively of independent directors). We will publicly disclose the board of directors’ decision and its reasoning with regard to the offered resignation.

IDACORP, Inc. 2024 PROXY STATEMENT 77

Who will count the votes?

An independent tabulator will tabulate the votes cast by mail, Internet, telephone, or at the Annual Meeting. Our corporate secretary will act as inspector of election to certify the results.

Where can I find the voting results?

We expect to report the voting results on a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

Are the votes of specific shareholders confidential?

It is our policy that all proxies for the Annual Meeting that identify shareholders, including employees, are to be kept confidential from the public. Proxies will be forwarded to the independent tabulator who receives, inspects, and tabulates the proxies. We do not intend to disclose the voting decisions of any shareholder to any third party except (a) as required by law or order or directive of a court or governmental agency, (b) to allow the inspector of election to review and certify the results of the shareholder vote, (c) in the event of a dispute as to the vote or voting results, or (d) in the event of a matter of significance where there is a proxy solicitation in opposition to the board of directors, based on an opposition proxy statement filed with the SEC.

Who will pay the cost of this solicitation and how will these proxies be solicited?

We will pay the cost of soliciting your proxy. Our officers and employees may solicit proxies, personally or by telephone, fax, mail, or other electronic means, without extra compensation. In addition, D.F. King & Co., Inc. will solicit proxies from brokers, banks, nominees, and institutional investors or other shareholders at a cost of approximately $8,000 plus out-of-pocket expenses. We will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their expenses in providing our proxy materials to beneficial owners.

What if I have further questions not addressed in this proxy statement?

If you have any questions about voting your shares or participating in the Annual Meeting, please call our Shareowner Services Department at (800) 635-5406.

IDACORP, Inc. 2024 PROXY STATEMENT 78

APPENDIX A

Compensation Survey Data Companies

Companies Included in the IOU Survey Data Group

AES Corporation	Edison International	Pacific Gas & Electric
ALLETE	Entergy	Pinnacle West Capital
Alliant Energy	Evergy	PNM Resources
Ameren	Eversource Energy	Portland General Electric
American Electric Power	Exelon	PPL Corporation
Atmos Energy	FirstEnergy	Public Service Enterprise Group
Avista	Hawaiian Electric Industries	Sempra Energy
Black Hills	Madison Gas and Electric	South Jersey Industries
CenterPoint Energy	MDU Resources	Southern Company Services
Chesapeake Utilities	New Jersey Resources	Southwest Gas
CMS Energy	NextEra Energy Inc.	Spire
Consolidated Edison	NiSource	UGI
Constellation Energy	NorthWestern Energy	WEC Energy Group
Dominion Energy	NW Natural	Xcel Energy
DTE Energy	OGE Energy
Duke Energy	ONE Gas

A - 1

IDACORP

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Scan QR for digital voting

IDACORP, Inc.

Annual Meeting of Shareholders

For Shareholders of record as of March 27, 2024

Thursday, May 16, 2024 10:00 AM, Mountain Time

Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/IDA for more details.

Internet:

www.proxydocs.com/IDA

- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:

1-866-702-2221

- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:

- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:

You must register to attend the meeting online and/or participate at www.proxydocs.com/IDA

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Lisa A. Grow and Brian R. Buckham (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of IDACORP, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

IDACORP, Inc. Annual Meeting of Shareholders

Please make your marks like this: ☒

The Board of Directors recommends a vote "FOR" each of the director nominees in Proposal 1 and "FOR" Proposals 2 and 3 all of which are proposals of IDACORP, Inc.

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Elect ten directors nominated by the board of directors for one-year terms				
		FOR	WITHHOLD		
	1.01 Odette C. Bolano	☐	☐		FOR
	1.02 Annette G. Elg	☐	☐		FOR
	1.03 Lisa A. Grow	☐	☐		FOR
	1.04 Ronald W. Jibson	☐	☐		FOR
	1.05 Judith A. Johansen	☐	☐		FOR
	1.06 Dennis L. Johnson	☐	☐		FOR
	1.07 Nate R. Jorgensen	☐	☐		FOR
	1.08 Susan D. Morris	☐	☐		FOR
	1.09 Richard J. Navarro	☐	☐		FOR
	1.10 Dr. Mark T. Peters	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	Advisory resolution to approve our executive compensation	☐	☐	☐	FOR
3.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/IDA

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ____________ Date ____________

Signature (if held jointly) ____________ Date ____________